                                                                   EXHIBIT 10.12

================================================================================

                          SECURITIES PURCHASE AGREEMENT

                                  by and among

                           HEALTH FITNESS CORPORATION
                   AND THE OTHER LOAN PARTIES SIGNATORY HERETO
                              (as the Loan Parties)

                                       and

                           BAYVIEW CAPITAL PARTNERS LP
                               (as the Purchaser)

                           Dated as of August 25, 2003

================================================================================

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
ARTICLE I       DEFINITIONS..............................................         1

ARTICLE II      PURCHASE AND SALE OF SECURITIES..........................         8
     2.01       Purchase and Sale........................................         8
     2.02       The Closings.............................................         9
     2.03       Use of Proceeds..........................................         9
     2.04       Closing Fee..............................................         9

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES.......         9
     3.01       Organization, Standing and Qualification.................        10
     3.02       Subsidiaries and Investments.............................        10
     3.03       Authority and Consents...................................        10
     3.04       Financial Statements.....................................        11
     3.05       Capitalization...........................................        11
     3.06       No Material Adverse Change...............................        12
     3.07       Litigation...............................................        12
     3.08       Compliance with Laws and Other Instruments...............        12
     3.09       Title to and Liens on Assets.............................        13
     3.10       Solvency.................................................        13
     3.11       Permits and Licenses.....................................        13
     3.12       Taxes....................................................        13
     3.13       Margin Securities........................................        14
     3.14       Not an Investment Company................................        14
     3.15       Securities Laws..........................................        14
     3.16       Environmental Matters....................................        14
     3.17       Customer, Client, and Agent Relations....................        15
     3.18       Insurance................................................        15
     3.19       Employment or Severance Agreements.......................        15
     3.20       Intellectual Property Rights.............................        15
     3.21       Software and Information Systems.........................        16
     3.22       Material Contracts.......................................        16
     3.23       Liability to Clients and Customers.......................        17
     3.24       Use of Proceeds; Restrictions under the SBIA.............        18
     3.25       Small Business Concern...................................        18
     3.26       Location of Employees and Assets.........................        18
     3.27       No Payments Outside the Ordinary Course..................        18
     3.28       Related Party Transactions...............................        18
     3.29       Certain Business Practices...............................        19
     3.30       Brokers..................................................        19
     3.31       Acquisition Documents....................................        19
     3.32       Disclosure...............................................        19

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.........        19
     4.01       Partnership Existence and Power..........................        20
     4.02       Authorization............................................        20
     4.03       Litigation...............................................        20
     4.04       Investment Intent........................................        20
     4.05       Investigation............................................        21

ARTICLE V       CLOSING CONDITIONS.......................................        21
     5.01       Conditions to the Bridge Note Closing....................        21
     5.02       Conditions to the Final Closing..........................        23

ARTICLE VI      AFFIRMATIVE COVENANTS OF THE LOAN PARTIES................        25
     6.01       Payment of Notes.........................................        25
     6.02       Reporting................................................        25
     6.03       Books and Records; Inspection and Examination............        25
     6.04       Compliance with Laws.....................................        26
     6.05       Maintenance of Properties................................        26
     6.06       Insurance................................................        26
     6.07       Payment of Taxes and Claims..............................        27
     6.08       Maintenance of Existence.................................        27
     6.09       Financial Covenants......................................        27
     6.10       Board of Directors.......................................        27
     6.11       Replacement of Certificates..............................        28
     6.12       Retirement Plans.........................................        28
     6.13       Filing of SEC Documents..................................        28
     6.14       Rule 144A................................................        28
     6.15       Environmental Matters....................................        29
     6.16       Notice of Event of Default...............................        29
     6.17       SBIA Information.........................................        30
     6.18       SBIA Compliance..........................................        30
     6.19       Other Agreements.........................................        30

ARTICLE VII     NEGATIVE COVENANTS OF THE LOAN PARTIES...................        31
     7.01       Liens....................................................        31
     7.02       Indebtedness.............................................        32
     7.03       Guaranties...............................................        32
     7.04       Investments and Loans....................................        32
     7.05       Dividends and Distributions..............................        33
     7.06       Sale of Assets...........................................        33
     7.07       Consolidation and Merger; Acquisitions...................        33
     7.08       Sale and Leaseback.......................................        33
     7.09       Restrictions on Nature of Business.......................        33
     7.10       Accounting...............................................        34
     7.11       Issuances of Capital Stock...............................        34
     7.12       Conflicts of Interest....................................        34
     7.13       Transactions with Affiliates.............................        34
     7.14       Inconsistent Agreements..................................        34

     7.15       Rental Obligations.......................................        34
     7.16       Management...............................................        34
     7.17       Organizational Documents.................................        34
     7.18       Modification of Credit Agreements........................        35

ARTICLE VIII    INDEMNIFICATION..........................................        35
     8.01       Indemnification..........................................        35
     8.02       Notice...................................................        35
     8.03       Defense..................................................        35

ARTICLE IX      EVENTS OF DEFAULT........................................        36
     9.01       Events of Default........................................        36
     9.02       Remedies.................................................        38

ARTICLE X       MISCELLANEOUS............................................        38
     10.01      Survival of Representations and Warranties...............        38
     10.02      Expenses.................................................        39
     10.03      Governing Law............................................        39
     10.04      Notices..................................................        39
     10.05      Entire Agreement.........................................        40
     10.06      Amendments; Consents; Waivers............................        40
     10.07      Severability of Invalid Provision........................        40
     10.08      Successors and Assigns...................................        41
     10.09      Rules of Construction; Disclosure Schedule...............        41
     10.10      Counterparts.............................................        41
     10.11      Cumulative Remedies......................................        41
     10.12      Press Releases...........................................        41
     10.13      Time is of the Essence...................................        41
     10.14      Consent to Jurisdiction..................................        42
     10.15      Waiver of Jury Trial.....................................        42
     10.16      Relationship of the Purchasers...........................        42

                         RIDERS, EXHIBITS AND SCHEDULES

Riders
Reporting Rider
Financial Covenants Rider

Exhibits
--------
Exhibit A-1       -      Bridge Note
Exhibit A-2       -      Long Term Note
Exhibit B         -      Warrant
Exhibit C         -      Security Agreement
Exhibit D         -      Guaranty
Exhibit E         -      Series A Preferred Stock Rights and Preferences
Exhibit F         -      Registration Rights Agreement
Exhibit G         -      Escrow Agreement
Exhibit H         -      Opinion of Loan Parties' Counsel (Bridge Note Closing)

Schedules
Disclosure Schedule

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (the "Agreement") is made as of August 25, 2003 by and among HEALTH FITNESS CORPORATION, a Minnesota corporation (the "Company"), THE OTHER LOAN PARTIES SIGNATORY HERETO, and BAYVIEW CAPITAL PARTNERS LP, a Delaware limited partnership ("Bayview")

                                   BACKGROUND

         A. Pursuant to an Asset Purchase Agreement by and among the Company and Johnson & Johnson Health Care Systems Inc., a New Jersey corporation (the "Seller"), dated the date hereof (the "Acquisition Agreement"), the Company will acquire certain assets of the Seller (the "Acquisition").

         B. The Company desires the Purchaser to purchase the Notes, the Preferred Shares and the Warrant for an aggregate purchase price of $3,000,000 on the terms and conditions set forth in this Agreement which, along with funds provided by the Senior Lender, will be used to consummate the Acquisition.

         C. The Purchaser is willing to purchase the Notes, the Preferred Shares and the Warrants from the Company on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, the following terms have the meanings indicated:

         "Acquired Person" has the meaning set forth in the definition of Permitted Acquisition.

         "Acquisition" has the meaning set forth in paragraph A of the Background.

         "Acquisition Agreement" has the meaning set forth in paragraph A of the Background.

         "Acquisition Documents" means the Acquisition Agreement, together with all other agreements, documents, and instruments executed and/or delivered pursuant to the Acquisition Agreement.

         "Affiliate" means, with respect to any Person, (i) any Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, (ii) any Person of which five percent (5%) or more of the equity interest is held beneficially or of record by such Person, (iii) with respect to a Person that is an individual, any Family Member of such Person, or (iv) any business of which such Person or any Family

Member of such Person is a director, officer, or employee. The term "control" for purposes of this definition means the possession, directly or indirectly, of the power to influence the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Ancillary Agreements" means all the agreements and instruments executed and/or delivered to consummate the transactions contemplated by this Agreement, including without limitation the Bridge Note, Long Term Note, the Warrant, the Security Agreement, the Guaranties, the Registration Rights Agreement and the Escrow Agreement.

         "Balance Sheet Date" has the meaning set forth in Section 3.04.

         "Bridge Note" means the Senior Secured Subordinated Note to be issued by the Company to the Purchaser at the Bridge Note Closing, substantially in the form attached as Exhibit A-1 and in the aggregate principal amount of $3,000,000.

         "Bridge Note Closing" has the meaning set forth in Section 2.01.

         "Bridge Note Closing Date" has the meaning set forth in Section 2.02.

         "Change in Control" means any of the following:

                  (i) any Person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of the capital stock of the Company entitling such Person or group to control 50% or more of the total voting power of the capital stock of the Company entitled to vote generally in the election of directors, where any voting capital stock of which such Person or group is the beneficial owner that are not then outstanding are deemed outstanding for purposes of calculating such percentage;

                  (ii) any consolidation of any Loan Party with, or merger of any Loan Party into, any other Person, or any merger of another Person into any Loan Party (excluding the merger of any Loan Party with or into any other Loan Party so long as the Company remains in existence after such merger); or

                  (iii) any sale or transfer of all or substantially all of the assets of any Loan Party (other than the Company) to another Person (other than a Loan Party).

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations adopted pursuant thereto.

         "Commission" means the U.S. Securities and Exchange Commission.

         "Common Stock" means the common stock, $0.01 par value per share, of the Company.

         "Conversion Stock" means the Common Stock or other securities issued or issuable upon any partial or complete exercise of the Warrant or conversion of the Preferred Shares.

         "Disclosure Schedule" means the disclosure schedule prepared by the Loan Parties attached to this Agreement which sets forth the exceptions to the representations and warranties contained in Article 3 and certain other information called for by the Agreement.

         "Environmental Laws" has the meaning set forth in Section 3.16.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations adopted pursuant thereto.

         "Escrow Agreement" means the Escrow Agreement to be entered into by the Purchaser, the Senior Lender (as escrow agent and as a lender) and the Seller, substantially in the form attached as Exhibit G.

         "Event of Default" has the meaning set forth in Section 9.01.

         "Family Member" means, with respect to an individual, (i) each parent, spouse, child, grandchild, brother, or sister of such individual, (ii) the spouse or lineal descendants of each of such individual's parent, spouse, child, grandchild, brother or sister, and (iii) each trust created for the benefit of one or more of such persons and each custodian of property of one or more of such persons.

         "Final Closing" has the meaning set forth in Section 2.01.

         "Final Closing Date" has the meaning set forth in Section 2.02.

         "Financial Statements" has the meaning set forth in Section 3.04.

         "GAAP" means United States generally accepted accounting principles, consistently applied with prior periods.

         "Guaranty" means each Guaranty to be made and given by the Guarantors to and for the benefit of the Purchaser at the Bridge Note Closing, substantially in the form attached as Exhibit D.

         "Guarantors" means each Subsidiary of the Company, including, without limitation, Health Fitness Rehab, Inc., a Minnesota corporation, Fitness Centers of America, a California corporation, and Health Fitness Corporation of Canada, Inc., an Alberta, Canada corporation.

         "Hazardous Materials" means (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder, (iii) any substance, the presence of which on any property now or hereafter owned, acquired or operated by any Loan Party or any Subsidiary is prohibited by any Environmental Law; and (iv) any other substance which any Environmental Law requires special handling in its collection, storage, treatment or disposal.

         "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by any Loan Party or any Subsidiary or for which any Loan Party or any Subsidiary has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, acquired or operated by any Loan Party or any Subsidiary, and any other contamination by Hazardous Materials for which any Loan Party or any Subsidiary is, or is claimed to be, responsible.

         "Indebtedness" means, without duplication (i) all indebtedness for borrowed money, (ii) all indebtedness secured by any Lien (other than a Lien securing obligations excluded from the definition of Indebtedness pursuant to subpart (v) of this definition) existing on property owned subject to such Lien whether or not the indebtedness secured thereby shall have been assumed, (iii) all amounts representing the capitalization of leases in accordance with GAAP,
(iv) all notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (v) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument, (vi) all obligations in respect of letters of credit, (vii) any advances under any factoring agreement, and (viii) all guarantees, endorsements and other contingent obligations with respect to liabilities of a type described in any of clauses (i) through (vii) above.

         "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

         "Interim Period Financial Statements" has the meaning set forth in
Section 3.04.

         "Lien" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, preference, right of possession, lease, license, encroachment, covenant, infringement, interference, proxy, option, right of first refusal, preemptive right, community property interest, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         "Loan Party" means each of the Company, each Guarantor and any other Person specifically designated from time to time as a Loan Party under this Agreement.

         "Long Term Note" means the Senior Secured Subordinated Note to be issued by the Company to the Purchaser at the Final Closing, substantially in the form attached as Exhibit A-2.

         "Material Adverse Effect" means, with respect to any Person, any effect or series of effects that, either individually or in the aggregate, have a material adverse effect on (i) the business, properties, financial condition, operations, or performance of such Person, or (ii) the ability of such Person to perform its obligations under this Agreement or any Ancillary Agreement.

         "Note" means each of the Bridge Note and the Long Term Note.

         "Organizational Documents" means, with respect to each Loan Party, the Articles or Certificate of Incorporation and Bylaws of such Loan Party or, as applicable, the Articles or Certificate of Organization, Operating Agreement or other equivalent charter documents of such Loan Party.

         "Perkins Investment" means the purchase by Perkins Capital Management, Inc. or one of its Affiliates from the Company of up to, but not exceeding, 500,000 shares of Series A Convertible Preferred Stock at a purchase price of $1.00 per share.

         "Permitted Acquisition" means an acquisition by a Loan Party of the assets of, or the capital stock of, a Person (an "Acquired Person"), where (i) the consent of the Purchasers to such acquisition has been obtained or (ii) each of the following conditions is satisfied with respect to such acquisition:

                  (i) if such acquisition is of the capital stock of the Acquired Person, either (A) such Acquired Person is merged with and into the acquiring Loan Party substantially simultaneously with such acquisition or (B) such Acquired Person (1) becomes a wholly-owned Subsidiary of such Loan Party, (2) guarantees all the obligations of the Loan Parties to the Purchasers under this Agreement and the Ancillary Agreements in form and substance satisfactory to the Purchasers, and (3) grants a security interest to the Purchasers pursuant to a security agreement in form and substance substantially similar to the Security Agreement which security interest is second in priority only to the Senior Lender;

                  (ii) if such acquisition is of the capital stock of an Acquired Person, such acquisition is not opposed by the board of directors or equivalent governing body of the Acquired Person;

                  (iii) the assets which are the subject of an acquisition which is an asset sale, or the primary assets of any Acquired Person of which the capital stock is to be acquired, are reasonably related to the Loan Parties' business;

                  (iv) at the time of such acquisition, no Event of Default will have occurred and remain in effect and no Event of Default, including, without limitation, a Change in

         Control, would occur as a result thereof on either an actual or pro forma basis immediately after giving effect to such acquisition;

                  (v) the Loan Parties have provided to the Purchasers, no later than 30 days prior to the date of consummation of the acquisition, the following information and documentation pertaining to the acquisition, in each case in form and substance satisfactory to the
         Purchasers: (A) calculations certified by the chief financial officer of the Company indicating pro forma compliance by the Loan Parties with the Financial Covenants Rider subsequent to the Acquisition, (B) historical financial statements of the Acquired Person for the three full fiscal years of the Acquired Person immediately preceding the date of the consummation of the acquisition (or, if the Acquired Person does not have stand-alone historical financial statements or such financial statements are not in the possession of the Loan Parties, a due diligence review of the Acquired Person performed at the expense of the Loan Parties by a nationally recognized accounting firm reasonably acceptable to the Purchasers), (C) consolidated projections of the Loan Parties and their Subsidiaries, by fiscal quarter, incorporating the results of operations of the Acquired Person and detailing the incremental EBITDA for each relevant fiscal period for the Acquired Person, (D) a certificate of the chief financial officer of the Company which sets forth the sources and uses of funds which will be required to consummate the Acquisition, (E) a certificate of the chief financial officer of the Company (1) certifying that the acquisition is a Permitted Acquisition and (2) certifying that the Loan Parties have conducted customary lien, litigation, and where applicable and available, title, searches with respect to the Acquired Person and the material assets to be acquired in the acquisition in all relevant jurisdictions and with all relevant governmental agencies, and attaching a summary of the results of such searches, and (F) such other due diligence information and documentation as the Purchasers reasonably request;

                  (vi) any deferred purchase price payable by the Loan Parties and their Subsidiaries with respect to or as a result of such acquisition (A) does not have any scheduled principal payment, mandatory principal prepayment or sinking fund payment due prior to the date that is one year after the final maturity of the Notes, (B) is not secured by any Lien on any property of any Loan Party or any Subsidiary other than capital stock or assets acquired from the Acquired Person,
         (C) is not guaranteed by any Loan Party or Subsidiary, (D) is subordinated by its terms in right of payment to the Notes pursuant to provisions reasonably acceptable to the Purchasers, (E) is subject to such financial and other covenants and events of defaults as may be reasonably acceptable to the Purchasers and (F) is subject to such payment blockage and delayed acceleration provisions as may be reasonably acceptable to the Purchasers; and

                  (vii) such acquisition is approved by the Company's Board of Directors.

         "Permitted Liens" has the meaning set forth in Section 7.01.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         "Plan" means an employee benefit plan or other plan maintained for employees of any Loan Party or any Subsidiary and governed by Title IV of ERISA.

         "Preferred Shares" means the 1,000,000 shares of Series A Convertible Preferred Stock to be issued by the Company to the Purchaser at the Final Closing.

         "Purchaser" means each of Bayview and any other Person specifically designated from time to time as a Purchaser under this Agreement.

         "Registration Rights Agreement" means the Registration Rights Agreement to be entered into by the Purchaser and the Company, substantially in the form attached as Exhibit F.

         "Release Date" means the date that the funds are released from the escrow account under the Escrow Agreement.

         "Reportable Event" has the meaning assigned to that term in Title IV of ERISA.

         "SBA" means the U.S. Small Business Administration.

         "SBA Forms" means the following SBA forms prepared by the Loan Parties and the Purchaser in connection with the transactions contemplated by this
Agreement: (i) Initial Economic Data From Small Business Borrowers, (ii) Certification of Intended Use of Loan Proceeds, (ii) Acknowledgement of Status,
(iv) Size Status Declaration (SBA Form 480), (v) Assurance of Compliance for Nondiscrimination (SBA Form 652), and (vi) Portfolio Financing Report (SBA Form
1031).

         "SBIA" means the Small Business Investment Act of 1958, as amended, and the regulations adopted pursuant thereto.

         "SBIC" means a small business investment company licensed under the SBIA.

         "Securities" means the Bridge Note, the Long Term Note, the Preferred Shares and the Warrant.

         "Securities Act" means the Securities Act of 1933, as amended, and the regulations adopted pursuant thereto.

         "Security Agreement" means the Security Agreement to be entered into by the Purchaser and the Loan Parties at the Bridge Note Closing, substantially in the form attached as Exhibit C.

         "Seller" has the meaning set forth in paragraph A of the Background.

         "Senior Credit Agreement" means the Credit Agreement between the Company and the Senior Lender dated the date hereof.

         "Senior Indebtedness" means all indebtedness of the Company to the Senior Lender.

         "Senior Lender" means Wells Fargo Bank, National Association, a national banking association.

         "Senior Subordination Agreement" means that certain Subordination Agreement between the Purchaser and the Senior Lender dated the date hereof.

         "Series A Convertible Preferred Stock" means the Series A Convertible Preferred Stock, $.01 par value per share, of the Company.

         "Series A Preferred Stock Designation" means the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock in the form attached as Exhibit E.

         "Subsidiary" means any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding voting stock, membership interests or other ownership interests are at any time directly or indirectly owned by any Loan Party or any Subsidiary.

         "Warrant" means the Warrant to be issued by the Company to the Purchaser at the Final Closing, substantially in the form attached as Exhibit B.

                                   ARTICLE II
                         PURCHASE AND SALE OF SECURITIES

         2.01     Purchase and Sale.

                  (a) Bridge Note. Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company at the initial closing contemplated by this Agreement (the "Bridge Note Closing"), the Bridge Note for an aggregate purchase price of $3,000,000 (the "Purchase Price").

                  (b) Exchange of Bridge Note. Subject to the terms and conditions of this Agreement, at the final closing contemplated by this Agreement (the "Final Closing"), the Purchaser agrees to exchange the Bridge Note for the Long Term Note, the Preferred Shares and the Warrant. The Company and the Purchaser agree that the Long Term Note, the Preferred Shares and the Warrant issued to the Purchaser constitute an "investment unit" for the purposes of Section 1273(c)(2)(A) of the Code. In accordance with Sections 1273(c)(2)(A) and 1273(b)(2) of the Code, the issue price of the investment units is the Purchase Price. Allocating the Purchase Price among the Long Term Note, the Preferred Shares and the Warrant in proportion to their fair market value, as required by Section 1273(c)(2)(B) of the Code and Treasury Regulation Section 1.1273-2(h)(1), results in the following issue prices:

Long Term Note                              $  2,000,000
Preferred Shares                            $  1,000,000
Warrant                                     $          0

                  Accordingly, no original issue discount will accrue on the Long Term Note. None of the parties will take any position in its tax returns or otherwise that is inconsistent with the allocation of the Purchase Price set forth in this Section 2.01.

         2.02     The Closings.

                  (a) Bridge Note Closing. The Bridge Note Closing will occur at the offices of Fredrikson & Byron, P.A. in Minneapolis, Minnesota on the date hereof or such later date as all of the conditions precedent stated in
Section 5.01 have been satisfied (the "Bridge Note Closing Date"). At the Bridge Note Closing and subject to the satisfaction of the conditions precedent stated in Section 5.01, the Purchaser will deliver the Purchase Price by wire transfer of immediately available funds to the escrow agent in accordance with the terms of the Escrow Agreement.

                  (b) Final Closing. The Final Closing will occur at the offices of Fredrikson & Byron, P.A. in Minneapolis, Minnesota on the date of closing of the Acquisition or such later date as all of the conditions precedent stated in Section 5.02 have been satisfied (the "Final Closing Date"). At the Final Closing and subject to the satisfaction of the conditions precedent stated in Section 5.02, the Purchaser will deliver the Bridge Note to the Company for cancellation in exchange for the Long Term Note, the Preferred Shares and the Warrant. The parties acknowledge that any accrued but unpaid interest on the Bridge Note will be paid to the Purchaser at the Final Closing.

         2.03 Use of Proceeds. The Loan Parties will apply the proceeds of the sale of the Securities (i) first, to the payment of the fees and expenses associated with the transactions contemplated under this Agreement, (ii) second, to the payment of the purchase price under the Acquisition Agreement and (iii) third, to working capital and general corporate purposes.

         2.04 Closing Fee. At the Bridge Note Closing the Loan Parties will pay Bayview Capital Management LLC a closing fee of $45,000 by wire transfer of immediately available funds to an account designated in writing by Bayview. The closing fee will be fully earned and nonrefundable as of the Bridge Note Closing. The parties acknowledge that (i) the Loan Parties have paid $30,000 to Bayview in connection with the execution of the commitment letter dated July 31, 2003 between the Company and Bayview, and (ii) such payment will be applied against the closing fee required to be paid hereunder.

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES

         The Loan Parties, jointly and severally, represent and warrant to the Purchaser as of the date of this Agreement and as of the Bridge Note Closing Date, except as expressly indicated on the Disclosure Schedule which exceptions are deemed to be representations and warranties as if made within this Article 3, as follows:

         3.01 Organization, Standing and Qualification. Each Loan Party is duly organized, validly existing and in good standing under the laws of the state of its organization as set forth on the Disclosure Schedule. Each Loan Party has all requisite power and authority to carry on its business as now being conducted and proposed to be conducted and to own, lease or operate its properties as and in the places where such business is now conducted or proposed to be conducted and such properties are now owned, leased or operated. Each Loan Party is duly qualified and in good standing as a foreign entity authorized to carry on its business in the states where the nature of the activities conducted or proposed to be conducted by it, or the character of the properties owned, leased or operated by it require such qualification except where failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect on any Loan Party.

         3.02 Subsidiaries and Investments. No Loan Party (i) has, or has ever had, any Subsidiary or investment, equity or ownership interest (whether controlling or not) of any kind in any other Person, or (ii) is engaged in any joint venture or partnership with any other Person.

         3.03     Authority and Consents.

                  (a) The execution, delivery and performance of this Agreement and the Ancillary Agreements by each Loan Party have been duly authorized by each Loan Party and do not conflict with, or result in a default, right to accelerate, loss of rights under, or the creation of any Lien pursuant to, any provision of any Loan Party's Organizational Documents, or any agreement, law, rule or regulation, or any order, judgment or decree to which any Loan Party is a party or by which any Loan Party, or its respective properties are bound or affected (except for any Lien created under this Agreement or the Ancillary Agreements).

                  (b) Each Loan Party has full power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and to carry out the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered on behalf of each Loan Party and constitutes, and the Ancillary Agreements when executed and delivered will constitute, valid and binding obligations of each Loan Party enforceable in accordance with their respective terms, except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and subject to general equitable principles which may limit the right to obtain equitable remedies.

                  (c) No consent is required to be obtained or made by any Loan Party in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements by each Loan Party.

                  (d) The offer and sale of the Securities to the Purchasers does not require the approval of the Company's stockholders.

                  (e) Except for such consents, approvals, filings, notifications or other actions that have been received, obtained, made or done on or prior to the date hereof, including, without limitation, the approval of a committee of the Company's Board of Directors under and in accordance with Section 302A.673 of the Minnesota Statutes, no consent, approval, filing, notification or other action is required to exempt (i) the issuance and sale of the Securities, (ii) this issuance of the Conversion Stock upon exercise or conversion of the Warrant or Preferred Shares, and (iii) the other transactions contemplated by this Agreement from the provisions of any anti-takeover, business combination or control share acquisition law or statute applicable to the Loan Parties or any provision of any Loan Party's Organizational Documents that is or could become applicable to the Purchasers as a result of such transactions or that may adversely affect the ownership, disposition or voting of the Securities by the Purchasers or the exercise of any right granted to the Purchasers pursuant to this Agreement or any Ancillary Agreement.

         3.04 Financial Statements. Attached to the Disclosure Schedule are the following consolidated and consolidating financial statements: (i) the Company's unaudited balance sheet as of July 31, 2003 (the "Balance Sheet Date") and related statements of income, cash flow, and stockholder's equity for the seven months then ended (the "Interim Period Financial Statements"); (ii) the Company's audited financial statements for the fiscal years ended as of December 31, 2002, December 31, 2001 and December 31, 2000; (iii) the Seller's income statements for the six months ended June 30, 2003 and June 30, 2002, as received by the Company from the Seller; and (iv) the Seller's audited balance sheets as of December 29, 2002 and December 30, 2001 and the related statements of income and cash flows for the twelve months ended December 29, 2002, December 30, 2001 and December 31, 2000, as received by the Company from the Seller. The financial statements described in clauses (i) and (ii) are referred to in this Agreement as the "Financial Statements." All of the Financial Statements have been prepared from the books and records of the Company and its Subsidiaries in accordance with GAAP and fairly present the financial condition of the Company and its Subsidiaries as of their respective dates and the results of operations for the periods covered thereby. The income statements included in the Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and the Financial Statements include all material adjustments, which consist only of normal recurring accruals, necessary for such fair presentation, subject in the case of the unaudited interim period financial statements to normal year-end adjustments.

         3.05     Capitalization.

                  (a) The Disclosure Schedule sets forth the authorized and issued and outstanding capital stock or membership interests of each Loan Party. All outstanding shares of capital stock or membership interests of each Loan Party are validly issued, fully paid and nonassessable. The Conversion Stock has been reserved for issuance and, when issued upon exercise of the Warrants, will be validly issued, fully paid and nonassessable. In addition, the Preferred Shares and the Conversion Stock will be issued by the Company to the Purchaser in transactions exempt from registration and qualification under applicable federal and state securities laws.

                  (b) There are no rights, options or warrants of any kind outstanding to purchase or acquire any capital stock or any other ownership interest in any Loan Party, nor are there other securities, obligations, agreements or rights of any kind outstanding which are exercisable for, convertible into or exchangeable for any capital stock or any other ownership interest in any Loan Party or under the terms of which any Person has the right to purchase or acquire any capital stock or any other ownership interest in the Company. The issuance by the Company of the Preferred Shares and the Conversion Stock is not subject to any preemptive or similar right of any Person pursuant to statute, contract or understanding.

                  (c) No Loan Party nor any Subsidiary is subject to any obligation to repurchase or otherwise acquire or retire any shares of capital stock or other ownership interest. There are no commitments of any Loan Party to distribute to the holders of any class of capital stock or other ownership interest any evidences of indebtedness or assets, or to pay any dividend or make any other distribution in respect thereof.

                  (d) No Person has a contractual right to demand or other right to cause any Loan Party to file any registration statement under the Securities Act relating to any securities of such Loan Party or any right to participate in any offering of such Loan Party's securities. To the knowledge of the Loan Parties, there are no agreements between or among any Loan Party's shareholders or buy-sell agreements of any kind affecting any Loan Party's capital stock or other ownership interests.

                  (e) After giving effect to the transactions contemplated by this Agreement, the Senior Credit Agreement and the Acquisition Agreement, the Warrants will be exercisable for 8% of the Common Stock of the Company, determined on a fully diluted basis, excluding (i) the shares of Conversion Stock issuable upon conversion of the Preferred Shares, (ii) the shares of Series A Convertible Preferred Stock that may be issued in connection with the Perkins Investment, and (iii) the options, warrants, convertible securities or other rights to acquire shares of Common Stock which have an exercise or conversion price of $3.00 per share or greater. The securities described in clause (iii) are specifically identified in the Disclosure Schedule.

         3.06 No Material Adverse Change. Since the Balance Sheet Date there has been no event or occurrence which has had or is reasonably likely to have a Material Adverse Effect on any Loan Party.

         3.07 Litigation. There is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment, pending or, to the knowledge of the Loan Parties and only to the extent material, threatened against (i) any Loan Party, (ii) any Loan Party's managers, directors, officers or employees for acts or omissions relating to the such Loan Party, (iii) any Loan Party's properties, assets or business, or (iv) the transactions contemplated by this Agreement. To the knowledge of the Loan Parties, there is no reasonable basis for any of the foregoing.

         3.08 Compliance with Laws and Other Instruments. Each Loan Party is in material compliance, and has complied in all material respects, with all laws, rules, regulations, ordinances, orders, judgments and decrees applicable to its business, properties or operations. Neither the ownership nor use of any Loan Party's properties nor the conduct or currently proposed conduct of its business (i) conflicts with the rights of any other Person or (ii) violates or (with or without the giving of notice or the passage of time, or both) will violate, conflict with, or result in a default, right to accelerate, or loss of rights under, any Loan Party's Organizational

Documents, or any Lien, lease, license, agreement, understanding, law, ordinance, rule, regulation, zoning regulation, order, judgment or decree to which any Loan Party is a party or by which it or its assets may be bound or affected.

         3.09     Title to and Liens on Assets.

                  (a) No Loan Party owns any real property. The Disclosure Schedule contains a complete and accurate street address of each parcel of real property where any tangible properties or assets of any Loan Party are located.

                  (b) Each Loan Party has good, marketable and insurable title (which is of record as to any real estate) to, or, in the case of leased or licensed property, has the right to possess and use, all the properties and assets which it owns or uses in its business or purports to own, including without limitation those properties and assets reflected in the Pro Forma Balance Sheet. None of such properties and assets are subject to any Lien, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except:
(i) Permitted Liens, (ii) those specifically identified on the Disclosure Schedule, and (iii) those imperfections of title and encumbrances, if any, which
(A) are not substantial in character, amount, or extent and do not so materially detract from the value of the properties and assets subject thereto so as to render them unmarketable, (B) do not interfere with either the present and continued use of such property or asset or the conduct of normal operations, and
(C) have arisen only in the ordinary course of business.

         3.10 Solvency. After giving effect to the transactions contemplated by this Agreement and the Ancillary Agreements, (i) the fair market value of the assets of each Loan Party will be in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); (ii) the present fair saleable value of the assets of each Loan Party will be greater than its probable liability on its existing debts as such debts become absolute and matured; (iii) each Loan Party will be able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and (iv) each Loan Party will have capital sufficient to carry on its business as presently conducted and as proposed to be conducted.

         3.11 Permits and Licenses. Except as set forth on the Disclosure Schedule, each Loan Party has all federal, state and local licenses and permits required to be maintained in connection with and material to the operation of its business, and all such licenses and permits are valid and fully effective.

         3.12 Taxes. Each Loan Party has timely filed with the appropriate federal, state, local and foreign taxing authorities all tax returns required to be filed by or with respect to it, and such tax returns are true, correct and complete in all material respects. Each Loan Party has timely paid all taxes that have become due pursuant to such tax returns and all other taxes and assessments levied upon such Loan Party, or its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent. No issue has been raised by any federal, state, local or foreign taxing authority which could reasonably be expected to result in a proposed deficiency against any Loan Party for any period. There is no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect on any Loan Party.

         3.13 Margin Securities. No Loan Party is engaged in the business of extending credit for the purpose of buying or carrying margin securities, and no part of the proceeds realized from the sale of the Securities will be used to buy or carry any margin securities or be used in a manner inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         3.14 Not an Investment Company. No Loan Party is an "investment company," or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         3.15 Securities Laws. The Loan Parties have complied with or are exempt from the registration and qualification requirements of all federal and state securities laws applicable to the issuance and sale of the Securities. No Loan Party nor any Person authorized or employed by any Loan Party as agent, broker, dealer or otherwise, has offered or will offer the Securities for sale to, or solicited any offers to buy the Securities from, any Persons other than the Purchasers. No Loan Party nor any Person acting on any Loan Party's behalf has taken or will take any action which might subject the offering, issuance or sale of the Securities to registration under the Securities Act or violate the provisions of any securities or blue sky law of any applicable jurisdiction.

         3.16     Environmental Matters.

                  (a) Except as set forth in the Disclosure Schedule, each Loan Party has obtained all material permits, licenses and other authorizations which are required under federal, state and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, hazardous or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws").

                  (b) Except as set forth in the Disclosure Schedule, each Loan Party is in material compliance with all terms and conditions of such required permits, licenses and authorizations and is also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws or contained in any plan, order, decree, judgment or notice from any governmental authority. Except as set forth in the Disclosure Schedule, no Loan Party has knowledge of, nor has any Loan Party received notice from any governmental authority or other Person of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which interfere or prevent continued compliance with any Environmental Law by any Loan Party or which may give rise to any liability under any Environmental Law.

         3.17 Customer, Client, and Agent Relations. There exists no actual or, to the knowledge of any Loan Party, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship with any customer, client, or agent, or any group of customers, clients, or agents, whose business individually or in the aggregate represents more than 5% of the Loan Parties' consolidated revenue. To the knowledge of the Loan Parties, there exists no present condition or state of facts or circumstances that would materially adversely affect any Loan Party or prevent any Loan Party from conducting such business relationships or such business with any such customer, client, provider group or agent, or any such group of customers, clients, or agents in the same manner as previously conducted by the Loan Parties.

         3.18 Insurance. Set forth on the Disclosure Schedule is a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of and/or providing insurance coverage to each Loan Party, its assets and properties, or any of its managers, directors, officers, salespersons, agents or employees. Each Loan Party has been and is insured by financially sound and reputable insurers with respect to its properties and the conduct of its business in such amounts and against such risks as is sufficient for its business and compliance with law. All policies of insurance are currently in full force and effect and no notice of cancellation or termination has been received by any Loan Party with respect to any such policies. All premiums due and payable on such policies have been paid.

         3.19 Employment or Severance Agreements. No Loan Party is a party to or bound by (i) any collective bargaining agreement, (ii) any agreement providing for a term of employment or for any severance payment to any officer or employee, or (iii) any agreement providing any deferred compensation, bonus or profit sharing payment to any officer or employee. To the knowledge of the Loan Parties, none of the employees, officers, or directors of any Loan Party or any Subsidiary is a party to any oral or written contract or agreement prohibiting any of them from freely competing with other parties or engaging in such Loan Party's or Subsidiary's business.

         3.20     Intellectual Property Rights.

                  (a) The Disclosure Schedule lists (i) the federal registration number and the date of registration of all patents, trademarks, service marks and copyrights owned by each Loan Party or used in the conduct of its business, (ii) the federal application number and the date of submission for all applications for patents, trademarks, service marks or copyrights by each Loan Party, and (iii) all other marks, trade names, brand names or other trade rights used by each Loan Party in the conduct of its business and whether such use is or will be pursuant to license, sub-license, agreement or permission. The Loan Parties have delivered to the Purchasers complete and accurate copies of each agreement, registration and other document relating to the Intellectual Property set forth on the Disclosure Schedule.

                  (b) Each Loan Party owns or possesses adequate and enforceable licenses or other rights to use (i) all Intellectual Property rights listed on the Disclosure Schedule and (ii) all other patents, trademarks, service marks, brand names and trade names, all applications for any of the foregoing, all other trade secrets, designs, plans, specifications and other rights of every kind related to all Intellectual Property material to the conduct of such Loan Party's business. Entry into this Agreement and consummation of the transactions contemplated hereby will not impair any Loan Party's ownership or use of such Intellectual Property.

                  (c) No Person has a right to receive a royalty or similar payment in respect of any item of Intellectual Property pursuant to any contractual arrangements entered into by any Loan Party. No Loan Party has granted any license, sub-license or other similar agreement relating in whole or in part to any Intellectual Property. No Loan Party has received any notice that its or any third party's use of any item of Intellectual Property is interfering with, infringing upon or otherwise violating the rights of such Loan Party, or any third party in or to such Intellectual Property. No proceedings have been instituted against or notices received by any Loan Party alleging that the use or proposed use of any item of Intellectual Property by such Loan Party or any third party infringes upon or otherwise violates any rights of such Loan Party or a third party in or to such Intellectual Property, and there is no basis for such claim or proceeding. To the knowledge of the Loan Parties, no third party is interfering with, infringing upon, or otherwise violating the rights of any Loan Party in any Intellectual Property.

         3.21 Software and Information Systems. The software and information systems (including all management information and accounting systems) currently used or proposed to be used by each Loan Party are functioning properly and are adequate for such Loan Party's business as currently conducted or proposed to be conducted.

         3.22     Material Contracts.

                  (a) The Disclosure Schedule contains a true and complete list of each of the following written or oral contracts, agreements or other arrangements to which each Loan Party or any Subsidiary is a party or by which any of their assets and properties is bound (and, to the extent oral, accurately describes the terms of such contracts, agreements and arrangements) (the "Scheduled Contracts"):

                           (i) all collective bargaining or similar labor agreements;

                           (ii) all contracts for the employment of any officer, employee or other person or entity on a full time, part time, consulting or other basis (except for the "at will" employment of an employee in the ordinary course of business with no post-termination benefits beyond that required by applicable law or such Loan Party's employment policies);

                           (iii) all loan agreements, indentures, debentures, notes or letters of credit relating to the borrowing of money or mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of any Loan Party or any Subsidiary;

                           (iv)     all guarantees of any obligation;

                           (v) all leases or agreements under which any Loan Party or any Subsidiary is lessee or lessor of, or holds, or operates, any property, real or personal, except for any lease under which the aggregate annual rental payments do not exceed $100,000;

                           (vi) all commitments, contracts, sales contracts, purchase orders or groups of related agreements with the same party or any group of affiliated parties which require or may in the future require payment of aggregate consideration to or by any Loan Party or any Subsidiary in excess of $100,000;

                           (vii) all contracts or commitments that in any way restrict any Loan Party or any Subsidiary from carrying on its business anywhere in the world;

                           (viii)   all fitness center management contracts; and

                           (ix) all other contracts and agreements that (A) involve the payment or potential payment, pursuant to the terms of any such contract or agreement, by any Loan Party or any Subsidiary of more than $100,000, and (B) cannot be terminated within 30 days after giving notice of termination without resulting in any cost or penalty to any Loan Party or any Subsidiary.

                  (b) Each Scheduled Contract is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto. Each Loan Party and each Subsidiary has performed all of its required obligations under, and is not in material violation or breach of or default under, any Scheduled Contract. To the knowledge of the Loan Parties, the other parties to any such contract, agreement or arrangement are not in material violation or breach of or default under any Scheduled Contract.

                  (c) The Loan Parties have provided to the Purchasers a true and correct copy of each written Scheduled Contract, and a true and correct written description of each oral Scheduled Contract, which have been requested by the Purchasers.

         3.23     Liability to Clients and Customers.

                  (a) To the knowledge of the Loan Parties, all products sold, licensed, leased or delivered by the Loan Parties to any customers and all services provided by the Loan Parties to customers conform in all material respects to applicable contractual commitments, express and implied warranties, product or service specifications and product or service documentation and to any representations provided to such customers. No Loan Party has any material liability (and to the knowledge of the Loan Parties there are no facts that would form a basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any Loan Party giving rise to any liability that could have a Material Adverse Effect on any Loan Party) for replacement, repair or other damages in connection therewith in excess of any reserves therefor reflected on the Pro Forma Balance Sheet.

                  (b) No Loan Party has committed any act, and there has been no omission, which may result in, and there has been no occurrence that may give rise to, any material liability in connection with, arising out of, resulting from or incident to any personal injury or property damage or adverse health effect or claim of any personal injury or property damage or adverse health effect by a third party arising out of the ownership, use, possession or physical contact with any product manufactured, sold, leased or delivered or any services rendered by any Loan Party.

         3.24 Use of Proceeds; Restrictions under the SBIA. No portion of the proceeds from the sale of the Securities (i) will be used to provide capital to an SBIC, (ii) will be used outside the United States (except (A) to acquire materials and industrial property rights abroad for a domestic operation or (B) as may be transferred to a controlled foreign subsidiary, so long as at least 51% of the assets, employees and activities of the Loan Parties and their Subsidiaries will remain within the United States), or (iii) will be used for any purpose "contrary to the public interest (including but not limited to activities which are in violation of law) or inconsistent with free competitive enterprise," within the meaning of 13 CFR Section 107.720. No Loan Party's primary business activity involves, directly or indirectly, providing funds to others, purchasing or discounting debt obligations, factoring or long-term leasing of equipment with no provision for maintenance or repair, and no Loan Party is classified under Major Group 65 (Real Estate) of the Standard Industrial Classification Manual prepared by the Office of Management and Budget.

         3.25 Small Business Concern. Each Loan Party acknowledges that the Purchaser is an SBIC and is subject to regulations promulgated by the SBA relating to the small business investment company program. Although such regulations are not incorporated into this Agreement, each Loan Party acknowledges that it has been provided with an opportunity to review such regulations. The Company, together with its affiliates (as defined in 13 CFR
Section 121.103) is a "small business concern" within the meaning of the SBIA. The information set forth in the SBA Forms regarding the Loan Parties is accurate and complete. No Loan Party presently engages in, and will not engage in, any activities, and will not use directly or indirectly the proceeds from the sale of the Securities for any purposes for which an SBIC is prohibited from providing funds by the SBIA.

         3.26 Location of Employees and Assets. At least 51% of the employees (based on total workforce) and assets (based on the stated value of all tangible assets reflected on its financial statements) of the Company, together with its affiliates (as defined in 13 CFR Section 121.103), are located within the United States.

         3.27 No Payments Outside the Ordinary Course. Since June 30, 2003, no Loan Party has made any payment to any Person other than in the ordinary course of business, consistent with past practices.

         3.28 Related Party Transactions. Except as set forth in the Disclosure Schedule (i) no Loan Party's directors, officers, managers, employees, agents, or Affiliates (each a "Related Person") has any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to any Loan Party's business; (ii) no Related Person owns, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any

Person that (A) has business dealings or a material financial interest in any transaction with any Loan Party, or (B) engages in competition with any Loan Party; (iii) no Related Person is a party to any contract or agreement with any Loan Party, including, without limitation, any management or consulting agreement; and (iv) no Related Party has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, any Loan Party, except for claims in the ordinary course of business such as for salary, wages or accrued benefits under employee benefit plans.

         3.29 Certain Business Practices. No Loan Party nor any of its respective officers, directors, managerial employees or agents has (i) made or agreed to make any contribution, payment or gift to any customer, supplier, governmental official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under any law, (ii) established or maintained any unrecorded fund or asset of any Loan Party for any improper purpose or made any false entries on its books and records for any reason, or
(iii) made or agreed to make, in violation of any law, any contribution, or reimbursed any political gift or contribution made by any other person, to any governmental official, governmental employee or candidate for federal, state or local public office.

         3.30 Brokers. No Loan Party has engaged or employed any broker, finder or investment banker in connection with the transactions under this Agreement, and no such Person is entitled to any brokerage, finder's or other fee or commission in connection with such transactions.

         3.31 Acquisition Documents. The Loan Parties have provided to the Purchasers a true, complete and correct copy of the Acquisition Documents. The Acquisition Documents have not been amended, supplemented or modified, and they constitute the complete understanding among the parties thereto in respect of the matters and transactions contemplated therein. The Acquisition Documents are the legal, valid and binding obligations of each Loan Party, enforceable in accordance with their terms (except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and subject to general equitable principles which may limit the right to obtain equitable remedies), and there are no oral agreements or understandings or other agreements modifying or waiving any of the provisions thereof. The representations and warranties of each Loan Party and each of the other parties thereto contained in the Acquisition Documents are true and correct in all material respects and may be relied upon by the Purchasers.

         3.32 Disclosure. No representation or warranty by any Loan Party in this Agreement or any of the Ancillary Agreements contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the facts stated therein not misleading.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         The Purchaser represents and warrants to the Loan Parties that:

         4.01 Partnership Existence and Power. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Delaware and has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to purchase the Securities as provided in this Agreement.

         4.02 Authorization. All proceedings or partnership action required to be taken by the Purchaser relating to the execution, delivery and performance of this Agreement have been taken at or prior to the Bridge Note Closing. This Agreement has been duly executed and delivered on behalf of the Purchaser and constitutes, and the Ancillary Agreements to which it is a party, when executed and delivered, will constitute, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms, except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and subject to general equitable principles which may limit the right to obtain equitable remedies.

         4.03 Litigation. There is no legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the knowledge of the Purchaser threatened, against or relating to the Purchaser, in connection with or relating to the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party.

         4.04 Investment Intent. The Purchaser is an "accredited investor," as defined under Rule 501(a) of Regulation D of the Securities Act. The Securities are being purchased for the Purchaser's own account and not with a view to, or for resale in connection with, any distribution or public offering within the meaning of the Securities Act. The Purchaser understands that the Securities have not been registered under the Securities Act by reason of its contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, that the reliance of the Loan Parties upon this exemption is predicated in part upon this representation and warranty by the Purchaser, and that the Purchaser has made no agreement with others regarding any of the Securities, and that the Purchaser's financial condition is such that it is not likely that it will be necessary for the Purchaser to dispose of any of the Securities in the foreseeable future. The Purchaser is aware that (i) in the view of the Securities and Exchange Commission, a purchase of securities with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the liquidation or settlement of any loan obtained for the acquisition of any of the Securities and for which the Securities were or may be pledged as security would represent an intent inconsistent with the investment representations set forth above and (ii) a legend will be placed on the certificate(s) representing the Securities containing substantially the following language:

                  "The securities represented by this certificate have not been registered under either the Securities Act of 1933 or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise distributed for value unless there is an effective registration statement under such Act and such laws covering such securities, or the Company receives an opinion of counsel acceptable to the Company stating that such sale, transfer, assignment, offer, pledge or other distribution for value is exempt from the registration and prospectus delivery requirements of such Act and such laws."

         The Purchaser further represents and agrees that if, contrary to the Purchaser's foregoing intentions, the Purchaser should later desire to dispose of or transfer any of the Securities in any manner (excluding the exchange of the Bridge Note as contemplated by this Agreement), the Purchaser shall not do so without first obtaining (i) an opinion of counsel satisfactory to the Company that such proposed disposition or transfer may be made lawfully without the registration of such Securities pursuant to the Act and applicable state laws, or (ii) registration of such Securities (it being expressly understood that the Company shall not have any obligation to register such Securities except as expressly provided in this Agreement or the Ancillary Agreements).

         4.05 Investigation. The Purchaser acknowledges that a purchase of the Securities represents a speculative investment involving a high degree of risk and that the Purchaser has been given access to full and complete information regarding the Company and full opportunity to meet with representatives of the Company for the purpose of obtaining such information as the Purchaser has desired in connection with the transactions contemplated herein.

                                    ARTICLE V
                               CLOSING CONDITIONS

         5.01 Conditions to the Bridge Note Closing. The Purchaser's obligations to purchase and pay for the Bridge Note are subject to the following conditions, any of which may be waived in whole or in part by the Purchaser in writing:

                  (a) Representations and Warranties True. The representations and warranties of the Loan Parties in this Agreement are true and correct on and as of the Bridge Note Closing Date.

                  (b) Compliance with Agreement. Each Loan Party has performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by it prior to or as of the Bridge Note Closing Date.

                  (c) No Event of Default. At the time of the Bridge Note Closing no condition or event exists or has occurred which would constitute an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default.

                  (d) Documents Required for the Bridge Note Closing. Each Loan Party, or other appropriate Person at the direction or request of the Loan Parties, has delivered to the Purchasers the following, duly executed as appropriate:

                           (i)      this Agreement;

                           (ii)     the Bridge Note;

                           (iii)    the Security Agreement;

                           (iv)     the Guaranties;

                           (v) a certificate dated as of the Bridge Note Closing Date, signed by an officer of each Loan Party, in form and substance satisfactory to the Purchaser certifying that the conditions specified in Sections 5.01(a)-(c) are true and correct;

                           (vi) a certificate from each Loan Party dated as of the Bridge Note Closing Date, signed by such Loan Party's Secretary or other appropriate officer, in form and substance satisfactory to the Purchasers certifying (A) that resolutions have been duly adopted by such Loan Party's Board of Directors (and to the extent necessary, its stockholders) authorizing the execution of this Agreement and the Ancillary Agreements, the issuance of the Securities, and all of the other transactions to be consummated pursuant hereto, (B) the names and incumbency of its officers who are empowered to execute the foregoing documents for and on behalf of such Loan Party, (C) the authenticity of attached copies of such Loan Party's Organizational Documents, and (D) the continued good standing of such Loan Party in its jurisdiction of organization, as evidenced by a reasonably current certificate of good standing;

                           (vii) a favorable opinion of the Loan Parties' legal counsel as to matters set forth in Exhibit H and in form reasonably acceptable to the Purchaser;

                           (viii) a reasonably current search with respect to each Loan Party for (A) Liens of record in its state of organization and in each state where it maintains its principal executive office or owns material assets, and (B) judgments of record in the state and federal courts sitting in the county where it maintains its principal executive office;

                           (ix)     documents, in form and substance
         satisfactory to the Purchaser, evidencing the obtaining of all necessary releases, consents or approvals for the transactions contemplated by this Agreement;

                           (x)      receipt by the Purchaser and by the
         Purchaser's counsel of payment of the fees referred to in Section 2.04 and the expenses referred to in Section 10.02;

                           (xi) a copy, certified by each Loan Party as true and correct, of the Acquisition Agreement and the exhibits and schedules thereto;

                           (xii) a copy, certified by each Loan Party as true and correct, of the Senior Credit Agreement and the closing documents related thereto; and

                           (xiii)   such other documents, certificates,
         instruments or opinions as each Purchaser or its legal counsel may reasonably request, in form reasonably satisfactory to each Purchaser.

                  (e) Proceedings Satisfactory. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident to such transactions are satisfactory in form and substance to each Purchaser and its counsel.

         5.02 Conditions to the Final Closing. The Purchaser's obligation to exchange the Bridge Note for the Long Term Note, the Preferred Shares and the Warrant are subject to the following conditions, any of which may be waived in whole or in part by the Purchaser in writing:

                  (a) Representations and Warranties True. The representations and warranties of the Loan Parties in this Agreement are true and correct on and as of the Final Closing Date.

                  (b) Compliance with Agreement. Each Loan Party has performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by it prior to or as of the Final Closing Date.

                  (c) No Event of Default. As of the Final Closing Date, no condition or event exists or has occurred which would constitute an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default.

                  (d) Documents Required for the Final Closing. Each Loan Party, or other appropriate Person at the direction or request of the Loan Parties, has delivered to the Purchasers the following, duly executed as appropriate:

                           (i)      the Long Term Note;

                           (ii)     the Preferred Shares;

                           (iii)    the Warrant;

                           (iv) a certificate dated as of the Final Closing Date, signed by an officer of each Loan Party, in form and substance satisfactory to the Purchaser certifying that (A) the conditions specified in Sections 5.02(a)-(c) are true and correct, (B) all conditions to the Company's obligations to consummate the Acquisition in accordance with the Acquisition Agreement have been satisfied (and not merely waived) and (C) attached thereto is an updated Disclosure Schedule dated as of the Final Closing Date and reflecting the transactions contemplated by this Agreement, the Acquisition and the Senior Lender Agreement;

                           (v) a certificate dated as of the Final Closing Date, signed by each Loan Party's Chief Financial Officer or other appropriate officer, in form and substance satisfactory to the Purchaser certifying that the proceeds from the sale of the Securities have been applied in the manner specified in a complete and accurate summary of the sources and uses (including a description in reasonable detail of the transaction fees and expenses to be paid by the Company) of all debt and equity funds provided to the Loan Parties at the Final Closing as attached to such certificate;

                           (vi) a certificate dated as of the Final Closing Date, signed by each Loan Party's Chief Financial Officer or other appropriate officer, in form and substance satisfactory to the Purchaser certifying that:

                                    (A)      attached to such certificate is a
                  pro forma consolidated and consolidating balance sheet (the "Pro Forma Balance Sheet") of the Company as of the end of the month immediately preceding the Final Closing Date, giving effect to the transactions contemplated by this Agreement, the Senior Credit Agreement and the Acquisition; that the Pro Forma Balance Sheet fairly presents, in all material respects, a reasonable forecast on a pro forma basis of the financial condition of the Loan Parties as of the Final Closing Date and giving effect to such transactions; and, to the knowledge of the Loan Parties, there are no material liabilities, contingent or otherwise, which are not referred to in the Pro Forma Balance Sheet other than liabilities not required to be disclosed in accordance with GAAP; and

                                    (B)      attached to such certificate are
                  the forecasted consolidated and consolidating balance sheets, income statements, and statements of cash flow of the Company (the "Projections") reflecting projections on a monthly basis from the Final Closing through December 31, 2004 and on an annual basis for the four year period beginning on January 1, 2005; that the Projections are based upon the estimates and assumptions stated therein, all of which the Loan Parties believe in good faith to be reasonable and fair in light of the current conditions and facts known to the Loan Parties; and that the Projections reflect the Loan Parties' good faith and reasonable estimate of the future financial performance of the Loan Parties as of the Final Closing Date.

                           (vii) a favorable opinion of the Loan Parties' legal counsel as to matters and in form reasonably acceptable to the Purchaser;

                           (viii) a reasonably current search of appropriate filing offices showing that no state or federal tax liens or financing statements have been filed and remain in effect against the Seller with respect to the assets being acquired by the Company under the Acquisition;

                           (ix) a copy, certified by each Loan Party as true and correct, of the Acquisition Agreement, the Senior Credit Agreement and the closing documents related thereto;

                           (x) confirmation from the Senior Lender that all conditions to the release of the funds attributable to the Senior Lender from the Escrow Agreement have been satisfied or waived, in form and substance satisfactory to the Purchaser;

                           (xi)     receipt by the Purchaser and by the
         Purchaser's counsel of payment of the expenses referred to in Section 10.02; and

                           (xii)    such other documents, certificates,
         instruments or opinions as each Purchaser or its legal counsel may reasonably request, in form reasonably satisfactory to each Purchaser.

                  (e) Preferred Stock Designation. The Series A Preferred Stock Designation shall have been duly filed with the Minnesota Secretary of State and be in full force and effect.

                  (f) Financial Covenants. The Loan Parties have agreed to amend the Financial Covenants Rider to adopt a new set of financial covenants that are acceptable to the Purchaser, in its sole discretion, including fixed charge coverage, cash flow leverage, EBITDA and capital expenditures covenants.

                  (g) Proceedings Satisfactory. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident to such transactions are satisfactory in form and substance to each Purchaser and its counsel.

                                   ARTICLE VI
                    AFFIRMATIVE COVENANTS OF THE LOAN PARTIES

         Each Loan Party, jointly and severally, covenants and agrees that from and after the Bridge Note Closing, so long as the Bridge Note, the Long Term Note or at least 10% of the Preferred Shares remain outstanding, unless the Purchaser otherwise consents in writing:

         6.01 Payment of Notes. The Loan Parties will pay the principal of and interest on the Note at the time and place and in the manner specified in the Note.

         6.02 Reporting. The Loan Parties will furnish to each Purchaser the financial statements, other reports, and other information set forth in the Reporting Rider attached to this Agreement.

         6.03     Books and Records; Inspection and Examination.

                  (a) Each Loan Party will keep, and will cause each Subsidiary to keep, accurate books of record and account for itself in which true and complete entries will be made in accordance with GAAP and, upon request of any Purchaser, will give any representative of any Purchaser access to, and permit such representative to examine, audit, copy or make extracts from, any and all books, records and documents in each Loan Party's and each Subsidiary's possession, to inspect each Loan Party's and each Subsidiary's properties and to discuss each Loan Party's and each Subsidiary's affairs, finances and accounts with their principal officers or independent accountants, all at such times during normal business hours and as often as any Purchaser may reasonably request. The Loan Parties will reimburse each Purchaser for the reasonable out-of-pocket fees and expenses incurred in connection with any such inspection or audit.

                  (b) Any information or document obtained by any Purchaser in any examination, audit, inspection or discussion pursuant to this Section
6.03 will be kept in strict confidence and will be used by the Purchaser only for those purposes the Purchaser believes to be appropriate to protect its interests under this Agreement and the Ancillary Agreements or in obtaining payment of amounts owed pursuant to the Notes, provided that the foregoing will not limit any Purchaser's use of such information or document (i) if such information or document has become generally available to the public through no fault of the Purchaser, (ii) if use of such information or document is required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over the Purchaser, (iii) if use of such information or document may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (iv) if such information or document is disclosed or given to the Purchaser in good faith by a third party who had independent rights to such information or document, (v) if use of such information or document is believed by the Purchaser to be appropriate in order to comply with any law, order, regulation or ruling applicable to the Purchaser, or (vi) if such information or document is disclosed or given to a prospective transferee in connection with any contemplated transfer of any of the Securities; provided that such transferee will first execute a confidentiality agreement containing substantially the same restrictions as set forth herein. Except for disclosures required to comply with the SBIA, the Purchaser will give the Company reasonable notice of any possible disclosure pursuant to subparts (ii), (iii), or (v) herein and will use its commercially reasonable efforts to provide the Company with an opportunity to request confidential treatment in any proceeding pursuant to which such disclosure may occur.

         6.04 Compliance with Laws. Each Loan Party will comply, and will cause each Subsidiary to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, foreign countries, states and municipalities and of any governmental department, commission, board, regulatory authority, bureau, agency, and instrumentality of the foregoing, and of any court, arbitrator or grand jury, in respect of the conduct of its business and the ownership of its properties, except such as are being contested in good faith by appropriate proceedings or could not reasonably be expected to have a Material Adverse Effect on any Loan Party.

         6.05 Maintenance of Properties. Each Loan Party will keep and maintain, and will cause each Subsidiary to keep and maintain, its properties in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make, or cause to be made, all repairs and renewals and replacements which are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times. Each Loan Party will maintain, and will cause each Subsidiary to maintain, or cause to be maintained, back-up copies of all valuable papers and software.

         6.06 Insurance. Each Loan Party will obtain insurance, for itself and each Subsidiary, against loss or damage of the kinds customarily insured against by Persons similarly situated, with reputable insurers, in such amounts, with such deductibles and by such methods as are adequate, and in any event in amounts and coverages (i) not less than amounts and coverages generally maintained by other Persons engaged in similar businesses and (ii) not less than the amounts and coverages maintained as of the Bridge Note Closing Date. Each Loan Party will promptly provide to each Purchaser copies of all material notices received from or sent to any of its insurers together with copies of all material correspondence related to such insurance.

         6.07 Payment of Taxes and Claims. Each Loan Party will, and will cause each Subsidiary to, duly pay and discharge, as they become due and payable, all taxes, assessments and governmental and other charges, levies or claims levied or imposed, which are, or which if unpaid might become, a Lien upon the properties, assets, earnings or business of any Loan Party or any Subsidiary; provided, however, that nothing contained in this Section will require any Loan Party or any Subsidiary to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge, levy or claim so long as such party in good faith contests the validity thereof and sets aside on its books adequate reserves with respect thereto. In the event any Loan Party or any Subsidiary fails to satisfy its obligations under this Section, any Purchaser may (but is not obligated to) satisfy such obligations in whole or in part and any payments made and reasonable expenses incurred in doing so will constitute, to the extent satisfied by the Purchaser, an obligation of the Loan Parties immediately due and payable to the Purchaser, and such obligation will be paid upon the demand of the Purchaser by the Loan Parties with interest at the default rate of interest provided for under the Note.

         6.08 Maintenance of Existence. Each Loan Party will, and will cause each Subsidiary to, at all times do or cause to be done all things necessary to maintain, preserve and renew its charter and existence and its rights, patents and franchises, and comply with all material laws applicable thereto; provided, however, that a Loan Party may dissolve or liquidate (including by merger) any Subsidiary that is wholly-owned by such Loan Party upon a good faith determination by the Company's Board of Directors that such action will not adversely affect the Loan Parties or the Purchasers. Each Loan Party will at all times maintain its principal executive offices at the address set forth in the Disclosure Schedule; provided, however, that a Loan Party may change the location of its principal executive offices upon not less than 30 days prior notice to each Purchaser.

         6.09 Financial Covenants. The Loan Parties will comply with the covenants set forth in the Financial Covenants Rider attached to this Agreement.

         6.10     Board of Directors.

                  (a) The Purchaser has the right, at its option, to designate one director to the Company's Board of Directors. The Company will nominate any person designated by the Purchaser to serve as a member of the Board of Directors and use its best efforts to effectuate such person's election or appointment to the Board of Directors; provided, however, that the Company will not be obligated to so nominate any person (i) that is a director, officer or employee of a direct competitor of the Company, as determined in good faith by the Company, (ii) with respect to whom the Company would be required to make any disclosure under Item 401(f) of Regulation S-K (but excluding Item 401(f)(1)), or (iii) that is prohibited by applicable law from serving on the Board of Directors. The Purchaser's designee on the Company's Board of Directors will receive the same compensation as the Company's other outside directors. The

Company will reimburse the Purchaser's designee for the expenses of attending board and committee meetings in the same manner as the Company's other outside directors.

                  (b) Each Loan Party will use its best efforts to provide each Purchaser with five business days prior notice of all regular and special meetings of such Loan Party's Board of Directors (or equivalent governing body) and any committee thereof (and in any event such notice must be provided not later than the notice provided to the members thereof), and afford any representative designated by each Purchaser the right and opportunity to attend any such meeting. In the case of a live meeting, such attendance will be permitted (at the option of the representative) either by the representative in person or by conference telephone participation. Each Purchaser's representative will be entitled to receive all written materials and other information given to the directors (or their equivalent) of each Loan Party in connection with any such meeting at the time such materials or information are given to such directors. The Loan Parties will reimburse each Purchaser for the expenses incurred by its representative in connection with attending meetings of the Loan Party's Board of Directors (or equivalent governing body) and any committee thereof in the same manner as the Company's other outside directors or committee members.

         6.11 Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Loan Parties of the loss, theft, destruction or mutilation of any certificate or instrument representing the Securities, the Loan Parties will issue new certificates or instruments of like tenor, in lieu of such lost, stolen, destroyed or mutilated certificate or instrument.

         6.12 Retirement Plans. Each Loan Party will cause each retirement plan in which any employee of such Loan Party or any Subsidiary participates that is subject to the provisions of ERISA, and the documents and instruments governing each such plan, to be conformed to, when necessary, and to be administered in a manner consistent with, those provisions of ERISA which may, from time to time, become effective and operative with respect to such plans. If requested by any Purchaser in writing from time to time, each Loan Party will furnish to each Purchaser a copy of any annual report with respect to each such plan that any Loan Party or any Subsidiary files with the Secretary of Labor pursuant to ERISA. Each Loan party will maintain fiduciary liability insurance with respect to its acts as an ERISA fiduciary with respect to each employee benefit pension plan governed by ERISA up to the amount of plan assets.

         6.13 Filing of SEC Documents. Each Loan Party will, from and after such time as it has securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or has securities registered pursuant to the Securities Act, make timely filing of such reports as are required to be filed by it with the Commission so that Rule 144 under the Securities Act or any successor provision thereto will be available to such Loan Party's security holders who are otherwise able to take advantage of the provisions of such rule.

         6.14 Rule 144A. Each Loan Party will, upon the request of any Purchaser or any prospective purchaser of the Securities, promptly provide (but in any case within 15 days of a request) to such Purchaser or potential purchaser the following information: (i) a brief statement of the nature of the business of such Loan Party and any Subsidiaries and the products and services they offer; (ii) such Loan Party's most recent consolidated balance sheets and profit and loss and retained earnings statements, and similar financial statements for such part of the two preceding fiscal years prior to such request as such Loan Party has been in operation (such financial information shall be audited, to the extent reasonably available); and (iii) such other information about such Loan Party, any Subsidiaries, and their business, financial condition and results of operations as the Purchaser or potential purchaser requests in order to comply with Rule 144A promulgated under the Securities Act and the antifraud provisions of the federal and state securities laws. Each Loan Party represents and warrants to each Purchaser and each potential purchaser that the information provided pursuant to this Section will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         6.15     Environmental Matters.

                  (a) Each Loan Party will give notice to each Purchaser immediately upon acquiring knowledge of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by any Loan Party or any Subsidiary or for which any Loan Party or any Subsidiary is, or is claimed to be, responsible, with a full description thereof (provided that such notice will not be required for Hazardous Materials placed or stored on such property in accordance with Environmental Laws in the ordinary course of business).

                  (b) Each Loan Party will, and will cause each Subsidiary to, promptly comply with any Environmental Law requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Material Contamination and, upon request, provide each Purchaser with satisfactory evidence of such compliance.

                  (c) Each Loan Party will provide each Purchaser, within 30 days after a demand by any Purchaser, with a bond, letter of credit or similar financial assurance evidencing to each Purchaser's satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned, operated or controlled by any Loan Party or any Subsidiary or for which any Loan Party or any Subsidiary is, or is claimed to be responsible.

                  (d) Each Loan Party will defend, indemnify and hold harmless each Purchaser and its directors, officers, employees, partners, governors and agents from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by any Loan Party or any Subsidiary for which any Loan Party or any Subsidiary is, or is claimed to be, responsible. Each Loan Party acknowledges and agrees that this indemnification obligation will survive the termination of this Agreement and the payment and performance of all obligations under this Agreement and the Ancillary Agreements.

         6.16 Notice of Event of Default. In addition to any other reporting requirement set forth in this Agreement, each Loan Party will immediately report to each Purchaser the occurrence of any Event of Default and the action which the Loan Parties propose to take with respect thereto.

         6.17     SBIA Information. Each Loan Party will:

                  (a) as soon as reasonably practical, but in any event within 20 days after the request of any Purchaser, furnish to such Purchaser all information necessary in order for the Purchaser to prepare and file the SBA Forms and any other information requested or required by any governmental authority asserting jurisdiction over the Purchaser;

                  (b) as soon as reasonably practical after the written request of any Purchaser, confirm the use of the proceeds as described in
Section 3.24 above; and

                  (c) with reasonable promptness, provide such information as from time to time any Purchaser may request to enable the Purchaser to comply with the SBIA.

         6.18     SBIA Compliance.

                  (a) So long as any Purchaser is an SBIC (i) no Loan Party will use the proceeds from the sale of the Securities for any purpose other than as set forth in Section 3.24 above, (ii) no Loan Party will use the proceeds from the sale of the Securities for any prohibited purposes set forth in Section 3.24, (iii) no Loan Party will change its business activity in any manner which, by reason of such change in business activity, would cause such Loan Party to fall within a different SIC Code and thereby render it ineligible as a "small business concern" under the SBIA, and (iv) each Loan Party will at all times comply with the non-discrimination requirements of 13 CFR Parts 112, 113 and 117.

                  (b) So long as any Purchaser is an SBIC, each Loan Party will at all times permit such Purchaser and, if necessary, a representative of the SBA, access to its records and each Loan Party will provide such information as the Purchaser may request in order to verify compliance with this Section
6.18 including, without limitation, an officer's certificate indicating such compliance.

                  (c) As of the Bridge Note Closing and for at least one year thereafter, at least 51% of the employees (based on total workforce) and assets (based on the stated value of all tangible assets reflected on its financial statements) of the Company, together with its affiliates (as defined in 13 CFR Section 121.103), are and will remain located within the United States.

         6.19 Other Agreements. Each Loan Party will, and will cause each Subsidiary to, faithfully observe, perform and discharge in all material respects all of their respective covenants, agreements, conditions and obligations under any and all material agreements, whether now existing or hereafter created or arising, to which it is a party or under which it has any obligation.

                                   ARTICLE VII
                     NEGATIVE COVENANTS OF THE LOAN PARTIES

         Each Loan Party, jointly and severally, covenants and agrees that from and after the Bridge Note Closing, so long as the Bridge Note, the Long Term Note or at least 10% of the Preferred Shares remain outstanding, unless the Purchaser otherwise consents in writing:

         7.01 Liens. No Loan Party will, and no Loan Party will permit any Subsidiary to, create, incur, assume or suffer to exist any Liens on any of its assets now owned or hereafter acquired, or assign or otherwise convey any right to receive income or give its consent to the subordination of any right or claim of any Loan Party or any Subsidiary to any right or claim of any other Person; excluding, however, the following ("Permitted Liens"):

                  (a) Liens for taxes or assessments or other governmental charges to the extent not required to be paid by Section 6.07;

                  (b) Materialmen's, merchants', carriers', workmen's, repairmen's, or other similar liens arising in the ordinary course of business to the extent not required to be paid by Section 6.07;

                  (c) Pledges or deposits to secure obligations under workers' compensation laws, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds, in each case arising in the ordinary course of business;

                  (d) Zoning restrictions, easements, licensees' restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the operation of the business or the value of such property for the purpose of such business;

                  (e) Subject to Section 7.02, purchase money mortgages, liens, or security interests (which term for purposes of this Section 7.01(e) includes conditional sale agreements or other title retention agreements and leases in the nature of title retention agreements) upon or in property acquired after the date hereof, or mortgages, liens or security interests existing in such property at the time of acquisition thereof, provided that:

                           (i) no such mortgage, lien or security interest extends or will extend to or cover any property of any Loan Party or any Subsidiary, other than the property then being acquired and fixed improvements then or thereafter erected thereon; and

                           (ii)     the aggregate principal amount of
         Indebtedness secured by mortgages, liens and security interests described in this Section 7.01(e) at the time of acquisition of the property subject thereto does not exceed the lesser of (A) 100% of the cost of such property or (B) the then fair market value of such property as reasonably determined in good faith by the Board of Directors of the Company;

                  (f) Liens granted to the Senior Lender under the Senior Credit Agreement to secure the Senior Indebtedness;

                  (g) Liens granted to the Purchaser under this Agreement and the Ancillary Agreements;

                  (h) Liens arising out of a judgment against any Loan Party or any Subsidiary for the payment of money not exceeding $50,000 in the aggregate with respect to which an appeal is being prosecuted and a stay of execution pending such appeal has been secured; and

                  (i) Liens set forth on the Disclosure Schedule and marked with an asterisk to designate them as Permitted Liens hereunder.

         7.02 Indebtedness. The Loan Parties and their Subsidiaries, in the aggregate and on a consolidated basis, will not incur, create, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness evidenced by the Notes and the Guaranties; and

                  (b) the Senior Indebtedness in the amount not exceeding that available under the Senior Credit Agreement, as such Senior Credit Agreement may be amended from time to time in accordance with Section 7.18.

         7.03     Guaranties. Notwithstanding anything to the contrary in
Section 7.02, except for the Guaranties and any guaranty entered into in connection with the Senior Indebtedness, no Loan Party will, and no Loan Party will permit any Subsidiary to, assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any Person, except endorsements of negotiable instruments for deposit or collection in the ordinary course of business.

         7.04 Investments and Loans. No Loan Party will, and no Loan Party will permit any Subsidiary to, purchase or hold beneficially any stock, ownership interests or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, except:

                  (a) (i) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, (ii) commercial paper issued by U.S. corporations rated "A-1" or "A-1+" by Standard & Poors Corporation or "P-1" or "P-1+" by Moody's Investors Service, or (iii) certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000;

                  (b) advances in the ordinary course of business in the form of commercially reasonable security deposits;

                  (c) each Loan Party's existing investment in its Subsidiaries as of the Bridge Note Closing Date; or

                  (d)      Permitted Acquisitions.

         7.05 Dividends and Distributions. Except for the dividends required under the Series A Preferred Stock Designation, no Loan Party will declare or pay any dividends on, or make any other distributions, direct or indirect, on account of, any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or of any warrants, rights, or options to acquire any shares of such stock, either directly or indirectly.

         7.06 Sale of Assets. No Loan Party will, and no Loan Party will permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or in a series of transactions) all or a substantial part of its assets to any Person; provided, however, that the restrictions contained in this Section 7.06 will not apply to or prevent sales or leases by any Loan Party or any Subsidiary of its properties in the ordinary course of business. For purposes of this Section 7.06, the term "substantial part" means assets having a sale price or book value (whichever is greater) equal to or greater than either (i) 10% or more of the book value of such Loan Party's or Subsidiary's assets, determined in accordance with GAAP or (ii) 10% or more of the fair market value of such Loan Party's or Subsidiary's assets.

         7.07 Consolidation and Merger; Acquisitions. No Loan Party will, and no Loan Party will permit any Subsidiary to, consolidate with or merge into any entity or permit any entity to merge into it, or acquire (whether or not in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets or securities of another Person; provided, that (i) upon the good faith determination by the Company's Board of Directors that such action will not adversely affect the Loan Parties or the Purchasers,
(A) any Loan Party may consolidate with or merge into any other Loan Party (including the Company) so long as the Company remains in existence after such merger and (B) any Loan Party may acquire all or substantially all of the assets of any other Loan Party (excluding the Company) and (ii) the Loan Parties and the Subsidiaries may make Permitted Acquisitions to the extent that the aggregate purchase price payable by the Loan Parties and the Subsidiaries with respect to or as a result of such acquisitions does not exceed $500,000.

         7.08 Sale and Leaseback. Except for the sale and leaseback transaction with respect to the two Bell South facilities located in Atlanta, Georgia, no Loan Party will, and no Loan Party will permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any entity whereby it will sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         7.09 Restrictions on Nature of Business. The Loan Parties and any Subsidiaries, viewed as a consolidated entity, will not engage, directly or indirectly, in any line of business materially different from those engaged in as of the Bridge Note Closing Date.

         7.10 Accounting. No Loan Party will, and no Loan Party will permit any Subsidiary to, adopt, permit or consent to any material change in accounting principles other than as required by GAAP, except as permitted by GAAP and expressly concurred with by certified public accountants acceptable to the Purchasers and, in the event of any material change in accounting principles, the Loan Parties will, at the Purchasers' request, provide the financial statements required by the Reporting Rider on a comparative basis showing the financial condition and the results of operations of the Loan Parties under both the prior accounting principle and the accounting principle as changed, and the Loan Parties will comply with the Financial Covenants Rider under the prior principles. No Loan Party will adopt, permit or consent to any change in its fiscal year or file a consolidated tax return with any other Person.

         7.11 Issuances of Capital Stock. The Company will not issue any additional shares of Series A Convertible Preferred Stock except (i) as required by the Series A Preferred Stock Designation and (ii) the Perkins Investment.

         7.12 Conflicts of Interest. Except as provided by this Agreement or the transactions contemplated hereby, no Loan Party will, and no Loan Party will permit any Subsidiary to, conduct its business in such a manner that any director, officer, or employee will have any direct or indirect material equity interest in any entity which does business with any Loan Party or any Subsidiary or in any property, asset or right which is used by any Loan Party or any Subsidiary in the conduct of its business.

         7.13 Transactions with Affiliates. No Loan Party will, and no Loan Party will permit any Subsidiary to, enter into or continue in effect any transaction with any Affiliate or any director, officer or employee thereof except transactions upon fair and reasonable terms no less favorable to such Loan Party or Subsidiary than would arise in a comparable arm's length transaction with a Person not an Affiliate.

         7.14 Inconsistent Agreements. No Loan Party will, and no Loan Party will permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by this Agreement or by the performance by any Loan Party of its obligations hereunder or under any document executed pursuant hereto.

         7.15 Rental Obligations. No Loan Party will, and no Loan Party will permit any Subsidiary to, be or become liable for rentals under any leases of real or personal property (excluding capitalized leases) where the total rents payable by the Loan Parties and the Subsidiaries under such leases exceeds $250,000 for any calendar year.

         7.16 Management. No Loan Party will, except upon the prior approval of a committee of such Loan Party's Board of Directors consisting of disinterested directors, (i) terminate its existing chief executive officer, president, chief financial officer, chief operating officer, or any other Person acting in a similar capacity to such positions, or (ii) offer employment to any Person for any of the foregoing positions.

         7.17 Organizational Documents. No Loan Party will, and no Loan Party will permit any Subsidiary to, amend its Organizational Documents.

         7.18 Modification of Credit Agreements. No Loan Party will, and no Loan Party will permit any Subsidiary to, amend, modify, or supplement any provision of, or waive any other party's compliance with any of the terms of, the Senior Credit Agreement in any manner which (i) is prohibited by the terms of the Senior Subordination Agreement, (ii) increases the interest rate or fees payable with respect to the Senior Indebtedness from that in effect on the Bridge Note Closing Date, (iii) changes the definition of Borrowing Base or any defined term incorporated therein, (iv) extends the maturity date of the Senior Indebtedness, (v) changes the principal payment amortization schedule, (vi) establishes a term loan, (vii) imposes any more stringent financial covenants on the Loan Parties from those in effect on the Bridge Note Closing Date (as amended on the Final Closing Date), or (viii) is materially adverse to the rights and benefits of the Purchasers under this Agreement.

                                  ARTICLE VIII
                                INDEMNIFICATION

         8.01 Indemnification. Each Loan Party, jointly and severally, agrees to defend, indemnify and hold harmless each Purchaser and its directors, officers, employees, partners, agents and representatives from and against any and all claims, causes of action, losses, costs, damages, deficiencies or expenses, including reasonable attorneys' fees (collectively "Damages"), arising from or related to any and all misrepresentations or breach of a representation, warranty or covenant of any Loan Party set forth in this Agreement, any of the Ancillary Agreements, or any certificate, financial statement, document, instrument or other material furnished to any Purchaser in connection with this Agreement. Each Loan Party acknowledges and agrees that this indemnification obligation will survive the termination of this Agreement and the payment and performance of all obligations under this Agreement and the Ancillary Agreements.

         8.02 Notice. Each Purchaser agrees to give the Loan Parties prompt written notice of any event or assertion of which it has knowledge concerning any Damages or other obligation and as to which it may request indemnification hereunder. A failure to give timely notice or to provide copies of documents or to furnish relevant data in connection with any third party claim by a party who suffers Damages will not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in material prejudice to the indemnifying party.

         8.03 Defense. In the event the Loan Parties are obligated to provide indemnification under this Article VIII with respect to any claim, action or proceeding involving any third party, the Loan Parties will be entitled to participate in any investigation of such claim, action or proceeding and, upon written notice to the Purchasers, assume the investigation and defense of such claim, action, or proceeding with counsel of its choice at its expense, provided that such counsel is reasonably acceptable to the Purchasers.

                                   ARTICLE IX
                               EVENTS OF DEFAULT

         9.01 Events of Default. An "Event of Default" means any of the following:

                  (a) Failure to pay principal owed under the Note, or any interest, fees, or expenses or other amounts due under the Note, this Agreement or any of the Ancillary Agreements, when due; or

                  (b) Default by any Loan Party or any Subsidiary in the performance or observance of any covenant set forth in the Financial Covenants Rider; or

                  (c) Default by any Loan Party or any Subsidiary in the performance or observance of any covenant, condition, undertaking or agreement contained in this Agreement or any of the Ancillary Agreements (other than a default of a type specifically dealt with elsewhere in this Section 9.01) and either (i) the failure of the Loan Parties to provide notice of such default to the Purchasers within 10 business days after any Loan Party or any Subsidiary has knowledge of the occurrence thereof, or (ii) the continuance of such default for a period of 10 business days after the Purchasers have given notice to the Loan Parties specifying such default and requiring it to be remedied; or

                  (d) Any warranty, representation or other statement by or on behalf of any Loan Party or any Subsidiary contained in this Agreement or any of the Ancillary Agreements, or in any instrument furnished in compliance with or in reference hereto or thereto, is false or misleading in any material respect at the time made; or

                  (e) Any event of default occurs under the Senior Credit Agreement that results, whether automatically or at the election of the Senior Lender, in the acceleration of the Senior Indebtedness; or

                  (f) Any Loan Party or any Subsidiary: (i) files a petition seeking relief for itself under the United States Bankruptcy Code, as now constituted or hereafter amended, or files an answer consenting to, admitting the material allegations of, or otherwise not controverting, or fails timely to controvert a petition filed against it seeking relief under the United States Bankruptcy Code, as now constituted or hereafter amended; or (ii) files such a petition or answer with respect to relief under the provisions of any other now existing or future applicable bankruptcy, insolvency or similar law of the United States of America or any state thereof providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors; or

                  (g) An order for relief is entered against any Loan Party or any Subsidiary under the United States Bankruptcy Code, as now constituted or hereafter amended, which order is not stayed; or

                  (h) The entry of an order, judgment or decree by operation of law or by any court having jurisdiction in the premises which is not stayed (i) adjudging any Loan Party or any

Subsidiary bankrupt or insolvent under, or ordering relief against any Loan Party or any Subsidiary under, or approving a properly filed petition seeking relief against any Loan Party or any Subsidiary under the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States or any state thereof providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors, (ii) appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of any Loan Party or any Subsidiary, or any substantial part of its property, or (iii) ordering the reorganization, winding-up or liquidation of the affairs of any Loan Party or any Subsidiary; or

                  (i) The expiration of 60 days after the filing of any involuntary petition against any Loan Party or any Subsidiary seeking any of the relief specified in Sections 9.01(f), (g) or (h) hereof without the petition being dismissed prior to that time; or

                  (j) Any Loan Party or any Subsidiary: (i) makes a general assignment for the benefit of creditors; (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, sequestrator, trustee or custodian of all or a substantial part of its property; (iii) admits its insolvency or inability to pay its debts generally as such debts become due;
(iv) fails generally to pay its debts as such debts become due; or (v) takes any action in furtherance of its dissolution or liquidation, except as permitted by
Section 6.08 or Section 7.07; or

                  (k) Default by any Loan Party or any Subsidiary under any covenant, provision or condition contained in any material ($25,000 or more) bond, debenture, note or other evidence of Indebtedness (other than the Note and the Senior Indebtedness) or under any indenture or other instrument under which any such evidence of Indebtedness has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of Indebtedness, indenture or other instrument; provided, however, that if such default under such evidence of Indebtedness, indenture or other instrument is timely cured, or waived by the holder of such Indebtedness, in each case as may be permitted by such evidence of Indebtedness, indenture or other instrument, then the Event of Default hereunder by reason of such default will be deemed likewise to have been thereupon cured or waived; or

                  (l) A judgment for the payment of money in excess of $50,000 is rendered against any Loan Party or any Subsidiary and continues unsatisfied for a period of 30 days without a stay of execution; or

                  (m) Any Reportable Event, which the Purchasers determine in good faith may constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, occurs and continues 30 days after written notice to such effect has been given to the Loan Parties by the Purchasers; or any Plan is terminated, or a trustee is appointed by an appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation institutes proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or

                  (n) Any audit report referred to in Paragraph A.1 of the Reporting Rider contains a qualification as to scope or continuance as a going concern; or

                  (o)      Any Change in Control occurs.

         9.02     Remedies.

                  (a) From and after the occurrence of any Event of Default, upon the written consent of the Purchaser or Purchasers representing greater than 50% of the unpaid principal amount of the Notes at the time outstanding, each Purchaser will be entitled to:

                           (i) declare all indebtedness evidenced by its Note to be immediately due and payable, and upon such acceleration the Note will become due and payable without any presentment, demand, protest or other notice of any kind, all of which are expressly waived;

                           (ii) apply any and all amounts owed to any Loan Party by such Purchaser to the payment of its Note;

                           (iii) exercise and enforce its rights and remedies under this Agreement or any of the Ancillary Agreements; and

                           (iv) proceed to protect and enforce its rights under applicable law;

provided, that upon the occurrence of any Event of Default under Section 9.01(f), (g), (h), (i) or (j), the entire unpaid principal amount of the Notes then outstanding, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement will be immediately due and payable without presentment, demand, protest or notice of any kind.

                  (b) No course of dealing on the part of any Purchaser or any delay or failure on the part of any Purchaser to exercise any right will operate as a waiver of such right or otherwise prejudice any Purchaser's rights, powers and remedies.

                  (c) The Loan Parties will pay to each Purchaser such additional amounts as are sufficient to cover the costs and expenses, including without limitation, reasonable attorneys' fees, incurred by each Purchaser in collecting any sums due on account of the Notes or otherwise in enforcing its rights under this Agreement or the Ancillary Agreements.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.01 Survival of Representations and Warranties. The representations, warranties, covenants and agreements set forth in this Agreement (including the Disclosure Schedule), the Ancillary Agreements, or any writing delivered by or on behalf of a party to this Agreement to another party to this Agreement in connection with this Agreement, will survive the Bridge Note Closing Date, the Final Closing Date and the consummation of the transactions contemplated by this Agreement and will not be affected by any examination or knowledge, or the acceptance of any certificate or opinion.

         10.02    Expenses.

                  (a) At the Bridge Note Closing and the Final Closing, the Loan Parties will pay the reasonable legal, accounting, environmental, travel and other out-of-pocket expenses of each Purchaser relating to the Loan Parties, this Agreement, the Ancillary Agreements and the transactions contemplated hereby. The parties acknowledge that (i) the Loan Parties have paid $25,000 to Bayview in connection with the execution of the proposal letter dated July 3, 2003 between the Company and Bayview, and (ii) such payment will be applied against the expenses required to be paid hereunder. The Loan Parties acknowledge that such payment is in addition to the closing fee required to be paid under
Section 2.04.

                  (b) The Loan Parties will pay all reasonable out-of-pocket expenses incurred by each Purchaser after the Bridge Note Closing in connection with monitoring the Loan Parties, and the administration or enforcement of this Agreement, the Ancillary Agreements or any of the instruments and documents delivered and to be delivered hereunder or thereunder, including all reasonable fees and out-of-pocket expenses of legal counsel retained by each Purchaser with respect thereto. The Loan Parties will promptly reimburse each Purchaser for all costs and expenses, as they are incurred, associated with any amendment, waiver, extension or restructuring of the loans or agreements or covenants contemplated herein.

         10.03 Governing Law. This Agreement and the Ancillary Agreements will be construed and enforced in accordance with the substantive laws of the State of Minnesota without giving effect to the conflicts of laws principles of any jurisdiction.

         10.04 Notices. All notices, consents, requests, instructions, approvals and other communications required by this Agreement will be validly given, made or served if in writing and delivered personally, sent by certified mail (postage prepaid), facsimile transmission, or by a nationally recognized overnight delivery service, addressed as follows (or such other address as is furnished in writing by a party to the other parties):

                  (a)      If to the Purchaser:

                                    Bayview Capital Partners LP
                                    Attn: Cary Musech and Sean A. Epp
                                    641 East Lake Street, Suite 2400
                                    Wayzata, Minnesota 55391
                                    Tel.: 952-345-2035
                                    Fax:  952-345-2001

                           with a copy to:

                                    Lindquist & Vennum P.L.L.P.
                                    Attn: Robert E. Tunheim
                                    4200 IDS Center
                                    80 South 8th Street

                                    Minneapolis, Minnesota 55402
                                    Tel.: 612-371-3915
                                    Fax:  612-371-3207

                  (b)      If to any Loan Party, addressed to the Company at:

                                    Health Fitness Corporation
                                    Attn: Chief Financial Officer
                                    3600 West 80th Street, Suite 560
                                    Minneapolis, Minnesota 55431
                                    Tel.: 952-831-6830
                                    Fax:  952-897-5173

                           with a copy to:

                                    Fredrikson & Byron, P.A.
                                    Attn: John A. Satorius
                                    4000 Pillsbury Center
                                    200 South Sixth Street
                                    Minneapolis, Minnesota 55402-1425
                                    Tel.: 612-492-7023
                                    Fax:  612-492-7077

         10.05 Entire Agreement. This Agreement and the Ancillary Agreements, including the other documents referred to herein, contain the entire understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly provided for herein. This Agreement and the Ancillary Agreements supersede all prior agreements and undertakings between the parties with respect to such subject matter.

         10.06 Amendments; Consents; Waivers. The Purchaser or Purchasers representing (i) at least 50% of the unpaid principal amount of the Notes at the time outstanding and (ii) at least 50% of the Preferred Shares at the time outstanding (the "Requisite Purchasers"), may by written agreement with the Loan Parties amend this Agreement. Any consent, notice, request, demand or waiver required or permitted to be given by the Purchasers by any provision hereof will be sufficient and binding on all Purchasers if given in writing by the Requisite Purchasers at the time outstanding except that, without the written consent of all the Purchasers, no amendment to this Agreement will extend the maturity of the Notes, alter the rate of interest or any premium payable with respect to the Notes, affect the amount or timing of any required prepayments, or reduce the proportion of the principal amount of the Notes required with respect to any consent. No waiver of any term or condition of this Agreement, in any one or more instances, will constitute a waiver of the same term or condition of this Agreement on any future occasion.

         10.07 Severability of Invalid Provision. If any one or more covenant or agreement provided in this Agreement is contrary to law, then such covenant or agreement will be null and void and will in no way affect the validity of the other provisions of this Agreement, which will otherwise be fully effective and enforceable.

         10.08 Successors and Assigns. This Agreement and the various instruments and agreements delivered in connection with the consummation of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no Loan Party may assign any of its obligations hereunder without the prior written consent of the Purchasers.

         10.09    Rules of Construction; Disclosure Schedule.

                  (a) Section headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of the provisions hereof. This Agreement and the Ancillary Agreements have been negotiated on behalf of the parties with the advice of legal counsel and no general rule of contract construction requiring an agreement to be more stringently construed against the drafter or proponent of any particular provision will be applied in the construction or interpretation of this Agreement or the Ancillary Agreements.

                  (b) The Loan Parties will include references in the Disclosure Schedule to the particular Section of this Agreement that relates to each disclosure. The disclosures in the Disclosure Schedule relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement except to the extent that it is reasonably apparent from the face of a disclosure that such disclosure relates to such other representation or warranty. In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         10.10 Counterparts. This Agreement may be executed in one or more counterparts, and will become effective when one or more counterparts have been signed by each of the parties.

         10.11 Cumulative Remedies. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive and will be in addition to any and all other rights, remedies, powers and privileges granted by law, rule, regulation or instrument.

         10.12 Press Releases. The Loan Parties agree not to issue any press release or make any general public announcement or statement with respect to the execution of this Agreement or the transactions hereunder unless the same, including the content thereof, are approved by the Purchasers. The Loan Parties agree that each Purchaser may utilize the name, trade names, logos, and trademarks of the Loan Parties in the Purchaser's marketing materials.

         10.13 Time is of the Essence. Time is of the essence as to the payment and performance of all obligations and agreements of the Loan Parties under this Agreement.

         10.14 Consent to Jurisdiction. AT THE OPTION OF THE PURCHASERS, THIS AGREEMENT AND THE ANCILLARY AGREEMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA, AND EACH LOAN PARTY CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT ANY LOAN PARTY COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT OR THE ANCILLARY AGREEMENTS, OR ALLEGING ANY BREACH OF THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS, THE PURCHASERS AT THEIR OPTION ARE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES DESCRIBED ABOVE, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         10.15 Waiver of Jury Trial. EACH LOAN PARTY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION BASED ON OR PERTAINING TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS.

         10.16 Relationship of the Purchasers. No Purchaser nor any of its Affiliates nor any of their officers, directors, employees, agents, or representatives will be liable to any other Purchaser for any action taken or omitted to be taken by it under or in connection with this Agreement or any Ancillary Agreement. No Purchaser makes any warranty or representation to any other Purchaser and will not be responsible to any other Purchaser for any statements, warranties or representations made in or in connection with this Agreement or any Ancillary Agreement. No Purchaser has any duty to any other Purchaser to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Ancillary Agreement. Each Purchaser acknowledges that it has, independently and without reliance upon any other Purchaser and based on such documents and information as it has deemed appropriate, made its own credit and financial analysis of the Loan Parties and its own decision to enter into this Agreement. Each Purchaser also acknowledges that it will, independently and without reliance upon any other Purchaser and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under or in connection with this Agreement. Each Purchaser acknowledges the potential conflict of interest of each other Purchaser as a result of the Purchasers holding disproportionate interests in the Securities, and expressly consents to, and waives any claim based upon, such conflict of interest.

                                    * * * * *

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the day and year first above written.

THE LOAN PARTIES:                           THE PURCHASER:

HEALTH FITNESS CORPORATION                  BAYVIEW CAPITAL PARTNERS LP

                                            By:   Bayview Capital Management LLC
By:   /s/ Wesley W. Winnekins                Its: General Partner
    ----------------------------
 Its: Treasurer

HEALTH FITNESS REHAB, INC.                  By:    /s/ Sean A. Epp
                                                ----------------------------
                                             Its:  Associate Director

By:   /s/ Wesley W. Winnekins
    ----------------------------
 Its: Treasurer

FITNESS CENTERS OF AMERICA

By:   /s/ Wesley W. Winnekins
    ----------------------------

 Its: --------------------------

HEALTH FITNESS CORPORATION OF CANADA,
INC.

By:   /s/ Jerry V. Noyce
    ----------------------------
 Its: President

By:   /s/ Wesley W. Winnekins
    ----------------------------
 Its: Treasurer

                                 REPORTING RIDER
                        TO SECURITIES PURCHASE AGREEMENT

The Loan Parties will furnish to each Purchaser the financial statements, other reports, and other information set forth in this Reporting Rider.

A.       Annual Reporting.

         1. Financials. As soon as available, and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual audit report of the Company and its Subsidiaries, which report is certified by an independent certified public accountant who is selected by the Company and is reasonably acceptable to the Purchasers, without qualification as to scope of audit or opinion. Such annual report will include a consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year then ended, all in reasonable detail and all prepared in accordance with GAAP, together with
                  (i) a report signed by such accountants stating that in making the investigations necessary for their opinion they obtained no knowledge, except as specifically stated, of any Event of Default and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Company is in compliance with the financial covenants set forth in the Financial Covenants Rider attached to the Agreement; (ii) any management letters from such accountants, and (iii) a Compliance Certificate in substantially the form attached to the Financial Covenants Rider signed by the Company's chief financial officer stating that such financial statements have been prepared in accordance with GAAP and whether or not he or she has any knowledge of the occurrence of any Event of Default and, if so, stating in reasonable detail the facts with respect thereto and the computations as to whether the Company is in compliance with the financial covenants set forth in the Financial Covenants Rider.

         2. Budget. At least one month prior to the beginning of each fiscal year of the Company, an annual plan for such year, which includes major operating goals and milestones, monthly balance sheets, profit and loss projections, cash flow statements and monthly capital and operating expense budgets, itemized in such detail as the Purchasers may reasonably request.

         3. Tax Returns. Upon the request of the Purchasers, a true and correct copy of the Company's consolidated federal income tax returns as filed and all schedules thereto.

                         Financial Covenants Rider - 1

B.       Monthly Reporting.

         1. Financials. Within 30 days after the end of each month, a consolidated and consolidating balance sheet, statement of income and statement of cash flows of the Company and its Subsidiaries as of the end of and for such month and for the period year-to-date, each prepared in accordance with GAAP and including a comparison for the corresponding periods of the previous year.

         2. Management Reports. Within 30 days after the end of each month, comparisons of actual results with the budget for such month, the period year-to-date and the actual results of the corresponding periods of the previous year, and management's discussion of variances from budget, all in such detail as the Purchasers may reasonably request.

C. Compliance Certificates. Within 30 days after the end of each fiscal quarter of the Company's fiscal year, a Compliance Certificate in substantially the form attached to the Financial Covenants Rider signed by the Company's chief financial officer as to whether or not he or she has any knowledge of the occurrence of any Event of Default and, if so, stating in reasonable detail the facts with respect thereto and the computations as to whether the Company is in compliance with the financial covenants set forth in the Financial Covenants Rider.

D.       Board of Director and Shareholder Materials.

         1. Meetings. Each Loan Party will use its best efforts to provide each Purchaser with five business days prior notice of all regular and special meetings of such Loan Party's Board of Directors (or equivalent governing body), any committee thereof, shareholders, members or partners (and in any event such notice must be provided not later than the notice provided to the members thereof). Each Loan Party will provide the Purchasers copies of the minutes of all meetings of, and written minutes of action taken by, the Board of Directors (or equivalent governing body), any committee thereof, shareholders, members or partners of each Loan Party, promptly after each such meeting or action is taken.

         2. Shareholder Documents. To the extent not already delivered to the Purchasers, promptly upon their distribution, copies of all financial statements, reports and proxy statements which any Loan Party delivers to its shareholders, members or partners.

         3. Securities Filings. Promptly after the sending or filing thereof, copies of all regular and periodic financial reports which any Loan Party or any Subsidiary files with the Commission or any national securities exchange.

                         Financial Covenants Rider - 2

E.       Other Creditor Materials.

         1. Periodic Reports. Promptly with the sending or filing thereof, copies of all reports and documents that any Loan Party sends or provides to any of its material creditors, whether upon such creditors' request or otherwise, and copies of all reports, audits and work papers, prepared by or for its creditors, or their designees, whether during the course of a periodic audit or otherwise, which examine the loans, collateral, controls, policies or procedures of such Loan Party.

         2. Defaults. Immediately upon the receipt thereof from any creditor, copies of any notices of default or other correspondence or information pertaining to any alleged or actual default or noncompliance with any credit facility maintained by any Loan Party or any Subsidiary with any creditor other than the Purchasers.

F.       Reporting Upon Certain Events.

         1. Litigation. Immediately after any Loan Party learns of the commencement or threatened commencement of any material suit, legal or equitable, or of any material administrative, arbitration or other proceeding against any Loan Party or any Subsidiary, or its business, assets or properties, written notice of the nature and extent of such suit or proceeding.

         2. Material Adverse Events; Events of Default. As promptly as practicable, but in any event not later than five days after a director or officer of any Loan Party obtains knowledge thereof, notice of the occurrence of any of the following, together with a detailed statement by a responsible director or officer of the Company of the steps being taken to cure the effect of such occurrence or event:

                  (a) any materially adverse development in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Loan Parties to the Purchasers;

                  (b)      any event which constitutes an Event of Default; or

                  (c) any condition or event regarding the business, properties, condition or prospects (financial or otherwise) of any Loan Party or any Subsidiary which has or may reasonably be expected to have a Material Adverse Effect on such Loan Party or Subsidiary or result in an Event of Default.

         3. Benefit Plan Reportable Events. As soon as possible and in any event within 30 days after any Loan Party knows or has reason to know that any Reportable Event with respect to any Plan has occurred, a statement of the chief financial officer of the Company setting forth details as to such Reportable Event and the action which the Loan Parties propose to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation.

                         Financial Covenants Rider - 3

G. Other Information. Such other documents and information concerning any Loan Party or Subsidiary which is reasonably requested by the Purchasers from time to time.

                         Financial Covenants Rider - 4

                            FINANCIAL COVENANTS RIDER
                        TO SECURITIES PURCHASE AGREEMENT

A. Senior Cash Flow Leverage. The Company will at all times maintain its Senior Cash Flow Leverage Ratio, determined as of the end of each month during each period described below, at not more than the ratio set forth below opposite such period.

                                                             Maximum Senior Cash
Period                                                       Flow Leverage Ratio
------                                                       -------------------
Bridge Note Closing Date through December 31, 2003                   N/A
December 31, 2003 through February 29, 2004                        2.0 to 1
March 1, 2004 and thereafter                                      1.65 to 1

B. Senior Leverage Ratio. The Company will maintain its Senior Leverage Ratio, determined as of the end of each month during each period described below, at not more than the ratio set forth below opposite such period.

                                                              Maximum Senior
Period                                                        Leverage Ratio
------                                                        --------------
Bridge Note Closing Date through September 29, 2003              3.75 to 1
September 30, 2003 through December 30, 2003                      4.0 to 1
December 31, 2003 through March 31, 2004                         3.75 to 1
April 1, 2004 through December 30, 2004                          3.50 to 1
December 31, 2004 and thereafter                                 2.50 to 1

C. Current Ratio. The Company will maintain its Current Ratio, determined as of the end of each month at not less than 1.5 to 1.0.

D. Capital Expenditures. The Loan Parties (calculated on a consolidated basis) will not make any Capital Expenditures which, in the aggregate, exceed $325,000 in any fiscal year.

E. Defined Terms. For purposes of this Financial Covenants Rider, the following terms have the meanings indicated.

         "Capital Expenditures" of any Person means any expenditure of money for the purchase or construction of fixed assets or for the purchase or construction of any other assets, or

                         Financial Covenants Rider - 1
         for improvements or additions thereto, which are capitalized on such Person's balance sheet.

         "Current Assets" of any Person means the aggregate amount of assets of such Person which in accordance with GAAP may be properly classified as current assets, after deducting adequate reserves where proper, but in no event including any real estate.

         "Current Liabilities" of any Person means (i) all Debt of such Person due on demand or within one year from the date of determination thereof, reduced by the outstanding principal balance of the Escrow Account, and (ii) all other items (including taxes accrued as estimated) which, in accordance with GAAP, may be properly classified as current liabilities of such Person.

         "Current Ratio" means the ratio of the Company's consolidated Current Assets to consolidated Current Liabilities, as determined in accordance with GAAP.

         "Debt" of any Person means (i) all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as at the date as of which Debt is to be determined, (ii) indebtedness secured by any Lien on property owned by such Person, whether or not the indebtedness secured thereby shall have been assumed, (iii) obligations of such Person to pay money under non-compete, consulting or similar agreements, and (iv) guaranties and endorsements (other than for purposes of collection in the ordinary course of business) by such Person and other contingent obligations of such Person in respect of, or to purchase or otherwise acquire, indebtedness of others. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP. Unless otherwise stated, Debt means Debt of the Company and its Subsidiaries.

         "EBITDA" means, as of any date, the sum of (i) pretax earnings from continuing operations, (ii) Interest Expense and (iii) depreciation, depletion, and amortization of tangible and Intangible Assets, before
         (a) special extraordinary gains, (b) minority interests, and (c) miscellaneous gains and losses, in each case for the twelve-month period ending on such date, computed and calculated in accordance with GAAP.

         "Escrow Account" means the account or accounts established under the Escrow Agreement.

         "Intangible Assets" means all intangible assets as determined in accordance with GAAP and including intellectual property rights, goodwill, accounts due from Affiliates or employees, deposits, deferred charges or treasury stock or any securities or Debt of the Company or its Subsidiaries or any other securities unless the same are readily marketable in the United States or entitled to be used as a credit against federal income tax liabilities, non-compete agreements and any other assets designated from time to time by the Senior Lender.

                         Financial Covenants Rider - 2

         "Interest Expense" means, as of any date, the Company's total gross interest expense during the twelve-month period ending on such date (excluding interest income), and shall in any event include (i) interest expensed (whether or not paid) on all Debt, (ii) the amortization of debt discounts, (iii) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense and (iv) the portion of any capitalized lease obligation allocable to interest expense.

         "Net Worth" means the aggregate of capital and retained earnings of the Company and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

         "Senior Cash Flow Leverage Ratio" means, as of any date, the ratio of the Company's Senior Funded Debt as of such date to its EBITDA.

         "Senior Debt" means all Debt of the Company or any Subsidiary other than Subordinated Debt.

         "Senior Funded Debt" means all interest-bearing Debt of the Company or any Subsidiary other than Subordinated Debt.

         "Senior Leverage Ratio" means, as of any date, the ratio of the Company consolidated Senior Debt, reduced by the outstanding principal balance of the portion of the Escrow Account funded by the Senior Lender, to its consolidated Tangible Net Worth plus Subordinated Debt.

         "Subordinated Debt" means Debt of the Company or any Subsidiary which is subordinated in right of payment to all indebtedness of the Company to the Senior Lender, on terms that have been approved in writing by the Senior Lender and that have been noted by appropriate legend on all instruments evidencing the Subordinated Debt.

         "Tangible Net Worth" means the difference between (i) Net Worth and
         (ii) Intangible Assets.

                          Financial Covenants Rider - 3

                           HEALTH FITNESS CORPORATION

                             COMPLIANCE CERTIFICATE

         The undersigned is the Chief Financial Officer of Health Fitness Corporation, a Minnesota corporation (the "Company"). Pursuant to the Securities Purchase Agreement dated as of August ____, 2003 (the "Agreement"), by and among the Company, the other Loan Parties thereto, Bayview Capital Partners LP ("Bayview") and any other Purchasers thereto, the undersigned certifies to each Purchaser that:

         1. The financial statements as of __________________, _____ and for the period then ended which are attached to this certificate are complete and correct in all material respects and fairly present the financial condition of the Loan Parties and their Subsidiaries as of the date of the financial statements and the results of operations for the period covered thereby, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

         2. The undersigned DOES DOES NOT (instruction: circle the correct response) have knowledge of the occurrence of any Event of Default as defined in the Agreement, or of any event, condition or occurrence which with the giving of notice or passage of time or both would constitute an Event of Default (each a "Pending Event of Default"), not previously reported to the Purchasers in a prior Compliance Certificate. If the undersigned does have knowledge of any such Event of Default or Pending Event of Default, the facts related to such Event of Default or Pending Event of Default are set forth below (or attached hereto):

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         3. As of the date and for the period ended on the date of the attached financial statements, the actual and required financial covenants contained in the Financial Covenants Rider are as follows:

FINANCIAL COVENANT                       ACTUAL         REQUIRED
----------------------------------------------------------------
Senior Cash Flow Leverage Ratio
----------------------------------------------------------------
Senior Leverage Ratio
----------------------------------------------------------------
Current Ratio
----------------------------------------------------------------
Capital Expenditures
----------------------------------------------------------------

         4. Attached to this certificate are schedules showing the computation of the actual ratios referred to above.

         IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate this ________________ ____, ________.

HEALTH FITNESS CORPORATION

By:_________________________________
 Its: Chief Financial Officer

                                   EXHIBIT A-1

THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBJECT TO A SUBORDINATION AGREEMENT DATED AS OF AUGUST 25, 2003 (AS THE SAME MAY BE AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME) MADE BY BAYVIEW CAPITAL PARTNERS LP FOR THE BENEFIT OF WELLS FARGO BANK, NATIONAL ASSOCIATION (THE "SUBORDINATION AGREEMENT"). THIS NOTE MAY NOT BE ASSIGNED UNLESS THE ASSIGNEE AGREES IN WRITING TO BE BOUND BY THE TERMS AND PROVISIONS OF THE SUBORDINATION AGREEMENT.

                        SECURED SENIOR SUBORDINATED NOTE
                                  (BRIDGE NOTE)

$3,000,000                                                       August 25, 2003
                                                          Minneapolis, Minnesota

         FOR VALUE RECEIVED, Health Fitness Corporation, a Minnesota corporation (the "Debtor"), promises to pay to the order of Bayview Capital Partners LP, a Delaware limited partnership, or its assigns (the "Holder"), the principal sum of $3,000,000, together with interest, in the manner provided in this Bridge Note (this "Note").

         This Note was issued pursuant to a Securities Purchase Agreement dated the date hereof (the "Agreement") by and among the Debtor, the Holder, and the Loan Parties thereto. This Note is subject to, and the Holder is entitled to, the benefits of the Agreement. Except as to those terms otherwise defined in this Note, all initially-capitalized terms used in this Note have the meanings provided in the Agreement.

         1. Repayment of Principal. All outstanding principal, if not previously paid, will be due and payable on the earliest to occur of (i) the satisfaction of the conditions set forth in Section 5.02 of the Agreement, (ii) the disbursement of funds under Section 4.2 or Section 4.3 of the Escrow Agreement, and (iii) December 1, 2003 (the "Stated Maturity Date").

         2.       Interest.

                  2.1 Interest will accrue on the unpaid principal balance of this Note at an interest rate of 12% per year; provided that (i) after the occurrence and during the continuance of any Event of Default, the unpaid principal balance of this Note will bear interest at 15% per year, and (ii) in no event will the applicable interest rate exceed the highest rate permitted by applicable law. For purposes of this Section, in the event an Event of Default occurs under Section 9.01(b) of the Agreement, such Event of Default will be deemed to have occurred at the beginning of the period to which such Event of Default relates.

                  2.2 The assessment and accrual of interest as provided in this Section 2 will not be tolled by virtue of any payment blockage under any subordination or intercreditor agreement applicable hereto.

                  2.3 All interest will be computed on the basis of a 360-day year containing 12 months, counting the actual number of days in each month, and will compound monthly. Accrued interest will be paid (i) monthly on the last day of each calendar month, commencing on September 30, 2003 and continuing thereafter until the principal amount outstanding under this Note has been repaid, (ii) on the Final Closing Date, and (iii) on the Stated Maturity Date.

         3. Method of Payment for Principal and Interest. All payments with respect to this Note will be made by wire transfer, in immediately available funds, to such account as the Holder may specify in writing, without any presentation of this Note. Each such payment will be applied (i) first, to any fees, expenses or other amounts (other than principal and interest) due under this Note, the Agreement or any Ancillary Agreement, (ii) second, to accrued and unpaid interest, and (iii) third, to outstanding principal in the inverse order of maturity. Whenever any payment to be made under this Note is due on a Saturday, Sunday or holiday for banks under the laws of the State of Minnesota, such payment may be made on the next succeeding bank business day, and such extension of time will in such case be included in the computation of the amount of interest due.

         4. Subordination. This Note is subject in all respect to the Senior Subordination Agreement.

         5. Events of Default. Upon the occurrence and during the continuance of any Event of Default, the Holder will have the rights provided in the Agreement.

         6. Cash Payment Premium. In the event any outstanding principal of this Note is paid in cash and not converted in to the Long Term Note, the Preferred Shares and the Warrant in accordance with the terms of the Agreement, any such principal payment must be accompanied by payment of a 5% premium based on the amount of the principal payment.

         7. Mandatory Prepayment upon Change in Control. All outstanding principal and accrued interest under this Note will become due and payable upon the occurrence of a Change in Control.

         8.       General.

                  8.1 Payment of principal or interest on this Note may only be made to, or upon the order of, the registered Holder. This Note is transferable only by surrender of the Note to the Debtor, duly endorsed or accompanied by a written instrument of transfer executed by the registered Holder, and further accompanied by a written agreement to be bound to the Subordination Agreement. Upon surrender of this Note for transfer as provided above, the Debtor will issue a new Note to, and register such new Note in the name of, the transferee and such new Note must contain the same legend as provided in this Note.

                  8.2      The Debtor:

                           (a) waives diligence, presentment, demand for payment, notice of dishonor, notice of non-payment, protest, notice of protest, and any and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note;

                           (b) agrees that the Holder will have the right, without notice, to grant any extension of time for payment of any indebtedness evidenced by this Note or any other indulgence or forbearance whatsoever;

                           (c) agrees that no failure on the part of the Holder to exercise any power, right or privilege hereunder, or to insist upon prompt compliance with the terms of this Note, will constitute a waiver of that power, right or privilege; and

                           (d) agrees that the acceptance at any time by the Holder of any past due amounts will not be deemed to be a waiver of the requirement to make prompt payment when due of any other amounts then or hereafter due and payable.

                  8.3 Upon receipt of evidence reasonably satisfactory to the Debtor of the loss, theft, destruction or mutilation of this Note, the Debtor will make and deliver a new Note of like tenor in lieu of this Note.

                  8.4 This Note will be construed and enforced in accordance with the substantive laws of the State of Minnesota without giving effect to the conflicts of laws principles of any jurisdiction.

                  8.5 In the event the Debtor fails to timely pay any amount due under this Note, the Debtor will pay all of the Holder's reasonable out-of-pocket collection costs, including without limitation, reasonable attorneys' fees and legal costs, whether or not any suit or enforcement proceeding is commenced.

                  8.6 AT THE OPTION OF THE HOLDER, THIS NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, AND THE DEBTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE DEBTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, OR ALLEGING ANY BREACH OF THIS NOTE, THE HOLDER AT ITS OPTION IS ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES DESCRIBED ABOVE, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

                  8.7 THE DEBTOR WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION BASED ON OR PERTAINING TO THIS NOTE.

         9. Security Interest. All amounts due under this Note are secured pursuant to the terms of the Security Agreement.

                                    * * * * *

         IN WITNESS WHEREOF, the Debtor has caused this Note to be signed by a duly authorized officer and dated as of the date first above written.

                                                  HEALTH FITNESS CORPORATION

                                                  By:___________________________
                                                   Its:_________________________

                                   EXHIBIT A-2

THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBJECT TO A SUBORDINATION AGREEMENT DATED AS OF AUGUST ___, 2003 (AS THE SAME MAY BE AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME) MADE BY BAYVIEW CAPITAL PARTNERS LP FOR THE BENEFIT OF WELLS FARGO BANK, NATIONAL ASSOCIATION (THE "SUBORDINATION AGREEMENT"). THIS NOTE MAY NOT BE ASSIGNED UNLESS THE ASSIGNEE AGREES IN WRITING TO BE BOUND BY THE TERMS AND PROVISIONS OF THE SUBORDINATION AGREEMENT.

                        SECURED SENIOR SUBORDINATED NOTE
                                (LONG TERM NOTE)

$2,000,000                                                    ________ ___, 2003
                                                          Minneapolis, Minnesota

         FOR VALUE RECEIVED, Health Fitness Corporation, a Minnesota corporation (the "Debtor"), promises to pay to the order of Bayview Capital Partners LP, a Delaware limited partnership, or its assigns (the "Holder"), the principal sum of $2,000,000, together with interest, in the manner provided in this Secured Senior Subordinated Note (this "Note").

         This Note was issued pursuant to a Securities Purchase Agreement dated August ____, 2003 (the "Agreement") by and among the Debtor, the Holder, and the Loan Parties thereto. This Note is subject to, and the Holder is entitled to, the benefits of the Agreement. Except as to those terms otherwise defined in this Note, all initially-capitalized terms used in this Note have the meanings provided in the Agreement.

         1. Repayment of Principal. All outstanding principal, if not previously paid, will be due and payable on August ___, 2008 (the "Stated Maturity Date").

         2.       Interest.

                  2.1 Interest will accrue on the unpaid principal balance of this Note at an interest rate of 12% per year; provided that (i) after the occurrence and during the continuance of any Event of Default, the unpaid principal balance of this Note will bear interest at 15% per year, and (ii) in no event will the applicable interest rate exceed the highest rate permitted by applicable law. For purposes of this Section, in the event an Event of Default occurs under Section 9.01(b) of the Agreement, such Event of Default will be deemed to have occurred at the beginning of the period to which such Event of Default relates.

                  2.2 The assessment and accrual of interest as provided in this Section 2 will not be tolled by virtue of any payment blockage under any subordination or intercreditor agreement applicable hereto.

                  2.3 All interest will be computed on the basis of a 360-day year containing 12 months, counting the actual number of days in each month, and will compound monthly. Accrued interest will be paid monthly on the last day of each calendar month, commencing on

_______ __, 2003 and continuing thereafter until the principal amount outstanding under this Note has been repaid, and on the Stated Maturity Date.

         3. Method of Payment for Principal and Interest. All payments with respect to this Note will be made by wire transfer, in immediately available funds, to such account as the Holder may specify in writing, without any presentation of this Note. Each such payment will be applied (i) first, to any fees, expenses or other amounts (other than principal and interest) due under this Note, the Agreement or any Ancillary Agreement, (ii) second, to accrued and unpaid interest, and (iii) third, to outstanding principal in the inverse order of maturity. Whenever any payment to be made under this Note is due on a Saturday, Sunday or holiday for banks under the laws of the State of Minnesota, such payment may be made on the next succeeding bank business day, and such extension of time will in such case be included in the computation of the amount of interest due.

         4. Subordination. This Note is subject in all respect to the Senior Subordination Agreement.

         5. Events of Default. Upon the occurrence and during the continuance of any Event of Default, the Holder will have the rights provided in the Agreement.

         6. Optional Prepayments. The indebtedness evidenced by this Note may be prepaid, in whole or in part, at any time. Any prepayment must be accompanied by payment of a premium based on the amount of the prepayment, as follows:

            Date of Prepayment                                         Premium
            ------------------                                         -------
Before ______ ___, 2004                                                  5.0%
On or after _________ ___, 2004 and before _________ ___, 2005           4.0%
On or after _________ ___, 2005 and before _________ ___, 2006           3.0%
On or after _________ ___, 2006 and before _________ ___, 2007           2.0%
On or after _________ ___, 2007 and before _________ ___, 2008           1.0%
On or after _________ ___, 2008                                          None

         7. Mandatory Prepayments. All outstanding principal and accrued interest under this Note will become due and payable upon (i) the occurrence of a Change in Control or (ii) the exercise by the Company of its redemption rights under Section 4(c) of the Series A Preferred Stock Designation. Any prepayment made under this Section 7 must be accompanied by payment of a premium determined in accordance with Section 6 above.

         8.       General.

                  8.1 Payment of principal or interest on this Note may only be made to, or upon the order of, the registered Holder. This Note is transferable only by surrender of the Note to the Debtor, duly endorsed or accompanied by a written instrument of transfer executed by the registered Holder, and further accompanied by a written agreement to be bound to the Subordination Agreement. Upon surrender of this Note for transfer as provided above, the Debtor will issue a new Note to, and register such new Note in the name of, the transferee and such new Note must contain the same legend as provided in this Note.

                  8.2      The Debtor:

                           (a) waives diligence, presentment, demand for payment, notice of dishonor, notice of non-payment, protest, notice of protest, and any and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note;

                           (b) agrees that the Holder will have the right, without notice, to grant any extension of time for payment of any indebtedness evidenced by this Note or any other indulgence or forbearance whatsoever;

                           (c) agrees that no failure on the part of the Holder to exercise any power, right or privilege hereunder, or to insist upon prompt compliance with the terms of this Note, will constitute a waiver of that power, right or privilege; and

                           (d) agrees that the acceptance at any time by the Holder of any past due amounts will not be deemed to be a waiver of the requirement to make prompt payment when due of any other amounts then or hereafter due and payable.

                  8.3 Upon receipt of evidence reasonably satisfactory to the Debtor of the loss, theft, destruction or mutilation of this Note, the Debtor will make and deliver a new Note of like tenor in lieu of this Note.

                  8.4 This Note will be construed and enforced in accordance with the substantive laws of the State of Minnesota without giving effect to the conflicts of laws principles of any jurisdiction.

                  8.5 In the event the Debtor fails to timely pay any amount due under this Note, the Debtor will pay all of the Holder's reasonable out-of-pocket collection costs, including without limitation, reasonable attorneys' fees and legal costs, whether or not any suit or enforcement proceeding is commenced.

                  8.6 AT THE OPTION OF THE HOLDER, THIS NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, AND THE DEBTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN

SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE DEBTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, OR ALLEGING ANY BREACH OF THIS NOTE, THE HOLDER AT ITS OPTION IS ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES DESCRIBED ABOVE, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

                  8.7 THE DEBTOR WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION BASED ON OR PERTAINING TO THIS NOTE.

         9. Security Interest. All amounts due under this Note are secured pursuant to the terms of the Security Agreement.

                                    * * * * *

         IN WITNESS WHEREOF, the Debtor has caused this Note to be signed by a duly authorized officer and dated as of the date first above written.

                                                  HEALTH FITNESS CORPORATION

                                                  By:___________________________
                                                    Its:________________________

                                    EXHIBIT B

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (1) REGISTRATION IN COMPLIANCE WITH SUCH ACT AND SUCH STATE LAWS OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                                     WARRANT

                           TO PURCHASE COMMON STOCK OF

                           HEALTH FITNESS CORPORATION

                                 _____ ___, 2003

         Health Fitness Corporation, a Minnesota corporation (the "Company"), certifies and agrees that Bayview Capital Partners LP, a Delaware limited partnership or its successors and assigns (the "Holder") is entitled to purchase from the Company _______ shares of the Company's Common Stock (the "Exercise Quantity"), upon the terms and provisions and subject to adjustment as provided in this Warrant (the "Warrant"). The exercise price of the Common Stock for which this Warrant is exercisable is $0.50 per share, subject to adjustment as provided below (the "Exercise Price).

         This Warrant was issued pursuant to a Securities Purchase Agreement dated as of the date hereof (the "Purchase Agreement") by and among the Holder, the Company, and the other Loan Parties thereto. This Warrant is subject to, and the Holder is entitled to, the benefits of the Agreement and the Ancillary Agreements. Except as to those terms otherwise defined in this Warrant, all initially-capitalized terms used in this Warrant have the meanings provided in the Agreement.

         This Warrant is subject to the following provisions, terms and conditions:

         1. Term of Warrant. The term of this Warrant commences as of the date hereof and expires at 5:00 P.M., Minneapolis time, on _____ ___, 2013.

         2.       Exercise.

                  (a) This Warrant may be exercised by the Holder in whole or in part from time to time during the term of this Warrant by (i) providing written notice of exercise to the Company on or before the intended date of exercise, (ii) surrendering the Warrant (properly endorsed if required) at the principal office of the Company, and (iii) paying an amount equal to the Exercise Price multiplied by the number of shares of Common Stock being purchased.

                  (b) At the option of the Holder, payment of the Exercise Price may be made either by (i) check payable to the order of the Company, (ii) surrender of stock certificates then held representing, or deduction from the number of shares issuable upon exercise of this Warrant, that number of shares which has an aggregate current Fair Market Value (as defined below) on the date of exercise equal to the aggregate Exercise Price for all shares to be purchased pursuant to this Warrant, or (iii) any combination of the foregoing methods.

                  (c) Upon the proper exercise of this Warrant, the Company will issue and deliver (or cause to be delivered) to the Holder, stock certificates for that number of shares of Common Stock purchased. In the event of a partial exercise of this Warrant, the Company will also issue and deliver to the Holder a new Warrant at the same time such stock certificates are delivered, which new Warrant will entitle the Holder to purchase the balance of the shares not purchased in that partial exercise and will otherwise be upon the same terms and provisions as this Warrant.

         3. Issuance of Shares. The Company agrees that the shares of Common Stock purchased pursuant to this Warrant will and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant is surrendered and payment is made for such shares as provided in Section 2 above. Certificates for the shares of stock so purchased will be delivered to the Holder within a reasonable time, not exceeding 10 days after the rights represented by this Warrant have been exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant has not been exercised will also be delivered to the Holder within such time.

         4.       Covenants of Company.

                  (a) The Company covenants and agrees that all shares which may be issued upon the exercise of this Warrant will, upon such issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

                  (b) The Company covenants and agrees that it will not declare, make or pay any cash dividend or other cash distribution, with respect to the Company's Common Stock except that cash dividends will be permitted so long as (i) such dividends are not prohibited by any contractual obligation of the Company, and (ii) a cash payment is made to the Holder of the Warrant equal to the product of (A) the amount of cash plus the fair value of any property or securities distributed with respect to each outstanding share of Common Stock, multiplied by (B) the number of shares of Common Stock then issuable upon exercise of the Warrant.

         5.       Anti-dilution Adjustments.

                  (a) General Exercise Quantity Adjustment. Upon any adjustment of the Exercise Price as provided in this Section 5, the Exercise Quantity will be adjusted such that at the Exercise Price resulting from such adjustment, the new Exercise Quantity will be obtained by multiplying the former Exercise Quantity by a fraction (i) the numerator of which is the Exercise Price in effect immediately prior to such adjustment and (ii) the denominator of which is the Exercise Price resulting from such adjustment. Further, the Company will give prompt written notice, no later than three business days, of each adjustment, by first class mail, postage prepaid, addressed to the Holder at the address shown on the books of the Company, which notice will state the Exercise Price and Exercise Quantity resulting from such adjustment and will set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (b) Stock Splits, Dividends and Combinations. If the Company at any time hereafter subdivides or combines the outstanding shares of Common Stock or declares a dividend payable in shares of Common Stock, the Exercise Price in effect immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock will be proportionately increased (in the case of a combination) or decreased (in the case of a subdivision or dividend payable in Common Stock), and the Exercise Quantity will be adjusted in accordance with Section 5(a) above.

                  (c) Issuances Below Fair Market Value. If the Company issues (or, pursuant to Section 5(c)(iii) below, is deemed to issue) any Common Stock except for Excluded Stock (as defined below) for a consideration per share less than the Fair Market Value on the date the Company fixes the purchase price for such Common Stock (excluding stock dividends, subdivisions, split-ups, combinations or recapitalizations which are addressed by Section 5(b) or (e)), the Exercise Price in effect immediately after each such issuance will be reduced, concurrently with such issuance, to a price determined by multiplying the applicable Exercise Price immediately prior to such issuance by a fraction, the numerator of which is the sum of the number of shares of Common Stock Outstanding immediately prior to such issuance (or deemed issuance) plus the number of shares of Common Stock which the aggregate consideration received by the Company for such issuance would purchase at such Fair Market Value per share, and the denominator of which is the number of shares of Common Stock Outstanding immediately after such issuance (or deemed issuance), including the shares of Common Stock, if any, deemed to have been issued pursuant to Section 5(c)(iii) below.

                  For the purposes of any adjustment of the Exercise Price pursuant to this Section 5(c), the following provisions are applicable:

                           (i) In the case of the issuance of Common Stock for cash, the consideration is the amount of cash paid for such Common Stock after deducting any discounts or commissions paid or incurred by the Company in connection with the issuance and sale thereof.

                           (ii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash is the fair value thereof as determined in good faith by the Board of Directors.

                           (iii) In the case of the issuance of (A) options to purchase or rights to subscribe for Common Stock, (B) securities, by their terms, convertible into or exchangeable for Common Stock, (C) options to purchase or rights to subscribe for securities, by their terms, convertible into or exchangeable for Common Stock, or (D) stock appreciation rights, phantom stock, or other stock-based compensation mechanisms ("SARs"):

                                    (1)      the aggregate maximum number of
                  shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock or, in the case of SARs, the number of shares of Common Stock upon which the value of the SARs are based, shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (i) and (ii) above of this Section 5(c)), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                    (2)      the aggregate maximum number of
                  shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (i) and (ii) above of this
                  Section 5(c));

                                    (3)      on any change in the number of
                  shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Exercise Price will be readjusted to such Exercise Price as would have been obtained had the adjustment made upon (a) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change or (b) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                                    (4)      on the expiration of any such
                  options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price will be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

                           (iv) "Fair Market Value" means the fair value of the Common Stock (i) as mutually agreed to by the Holder and the Company, or (ii) if they do not agree to such value within 30 days of the issuance of the applicable shares of Common Stock, as determined by an independent professional appraiser mutually selected by the Holder and the Company. In the event that the Holder and the Company are unable to mutually select an appraiser within 15 days of the end of the 30 day period, then the Holder and the Company will each select an independent professional appraiser who will jointly select a third independent professional appraiser to conduct the appraisal. Each such appraiser must be selected within 15 days of the end of the initial 15 day period, and, if either the Holder of the Company fails to select an appraiser within such time period, then the appraiser selected by the other party will determine the Fair Market Value. In no event will any appraiser apply any discounts for illiquidity, lack of control or other similar factors in determining the Fair Market Value. All costs associated with the appraisal will be borne by the Company. Notwithstanding the foregoing, if the Company's Common Stock is (i) listed and trading on a national securities exchange or on the Nasdaq National Market System, Fair Market Value means, on a per share basis, the average closing sale price per share of the Common Stock for the 20 trading days immediately preceding any date of determination or (ii) is not listed for trading on a national securities exchange or on the Nasdaq National Market System Stock Market, but is traded in the over-the-counter market, including the Nasdaq OTC Bulletin Board, Fair Market Value means, on a per share basis, the average of the high bid and low ask price per share of the Common Stock for each of the 20 trading days immediately preceding any date of determination.

                           (v) "Excluded Stock" means (A) all shares of Common Stock issued upon the exercise or conversion of currently issued and outstanding Common Stock Equivalents in accordance with their terms, (B) all shares of Common Stock or Common Stock Equivalents issued pursuant to the Company's 1995 Employee Stock Purchase Plan, as amended, as in effect on the date hereof, but not in excess of 700,000 shares of Common Stock, (C) all shares of Common Stock or Common Stock Equivalents issued pursuant to the Company's 1995 Stock Option Plan, as amended, as in effect on the date hereof, but not in excess of 2,000,000 shares of Common Stock and Common Stock Equivalents, and (D) all shares of Series A Convertible Preferred Stock issued in connection with the Perkins Investment (as defined in the Purchase Agreement) and all shares of Common Stock issued upon the conversion of such shares in accordance with their terms, and (E) all shares of Series A Convertible Preferred Stock and all Common Stock Equivalents issued pursuant to the Purchase Agreement and all shares of Common Stock issued upon the conversion or exercise, as applicable, of such securities in accordance with their terms.

                           (vi) "Common Stock Outstanding" means, at any time and without duplication, the sum of (i) the shares of Common Stock then outstanding, plus (ii) all shares of Common Stock that are then issuable upon the exchange, conversion or exercise of all Common Stock Equivalents then outstanding.

                  (d) No Fractional Shares. No fractional shares of Common Stock will be issued upon the exercise of the Warrant, but the Company will pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the fair market value per share of Common Stock on the day of exercise as determined in good faith by the Company.

                  (e) Exchange Events. In the event that any capital reorganization or reclassification of the capital stock of the Company, or the consolidation or merger of the Company with another entity, or the sale of all or substantially all of the Company's assets to another entity is effected in such a way that the Company's common stockholders will be entitled to receive stock, securities or assets with respect to or in exchange for their Common Stock (an "Exchange Event"), then, from and after such Exchange Event, the Warrant will be exercisable, upon the terms and conditions specified in this Warrant, for an amount of such stock, securities or assets to which a holder of the number of shares of Common Stock purchasable upon exercise of the Warrant at the time of such Exchange Event would have been entitled to receive upon such Exchange Event. Appropriate provisions will be made with respect to the rights and interests of the Holder to ensure that the provisions of this Warrant (including without limitation the provisions to adjust the Exercise Price and the number of shares purchasable upon the exercise of this Warrant) will be applicable, as nearly as may be, in relation to any such stock, securities or assets deliverable upon the exercise of this Warrant after an Exchange Event. The Company will not effect any Exchange Event unless, prior to the consummation thereof, the successor or purchasing corporation (if other than the Company) with respect to such Exchange Event, assumes by written instrument executed and delivered to the Holder at the address of such Holder as shown on the books of the Company, the obligation to deliver to such Holder such stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

                  (f) Adjustments for Initial Errors. The Company acknowledges that the Exercise Quantity was calculated based upon an intention that the Exercise Quantity would constitute 8% of the Common Stock Outstanding as of the date of issuance of the Warrant, but excluding (i) the shares of Common Stock issuable upon conversion of the Preferred Shares, (ii) the Series A Convertible Preferred Stock issued in connection with the Perkins Investment (as defined in the Purchase Agreement), and (iii) the Common Stock Equivalents the exercise price of which is $3.00 per share or greater. If for any reason it is determined that the calculation of the Exercise Quantity is erroneous, then the Holder may notify the Company of such determination and the Company will promptly reissue the Warrant with an appropriate increase in the Exercise Quantity to be effective as of the Closing Date.

                  (g) Other Adjustments. In the case any event occurs as to which the preceding provisions of this Section 5 are not strictly applicable, but as to which the failure to make an adjustment to this Warrant would not fairly protect the purchase rights or value represented by this Warrant in accordance with the essential intent and principles of this Warrant, then, in each such case, the Holder may appoint an independent investment bank or firm of independent public accountants (in each case acceptable to the Company, such approval not to be unreasonably withheld), which will give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this Warrant, necessary to preserve the purchase rights or value represented by this Warrant. Upon receipt of such opinion, the Company will promptly deliver a copy of such opinion to the Holder and will make the adjustments described in such opinion. The fees and expenses of such investment bank or independent public accountants will be borne by the Company.

         6.       Preemptive Rights.

                  (a) In the event that at any time after the date hereof the Company proposes to issue Common Stock or Common Stock Equivalents (as defined below), the Company will give written notice to the Holder of this Warrant and the holders of any Common Stock issued upon exercise of this Warrant, describing such proposal at least thirty (30) days in advance of such issuance. Each such holder or its affiliates will then have the right, exercisable by written notice given to the Company no later than twenty (20) days after receipt of the Company's notice, to purchase its pro rata share (assuming the conversion of all Common Stock Equivalents to Common Stock) of the Common Stock or Common Stock Equivalents proposed to be issued by the Company on the same price and terms as are proposed by the Company.

                  (b) "Common Stock Equivalents" means all options, warrants (including this Warrant), convertible securities, securities, stock appreciation rights, phantom stock, and other rights to acquire from the Company shares of Common Stock (without regard to whether such options, warrants, convertible securities, securities, stock appreciation rights, phantom stock, and other rights are then exchangeable, exercisable or convertible in full, in part or at all).

                  (c) The rights granted under this Section 6 do not apply to issuances of (i) Excluded Stock or (ii) shares of capital stock of the Company in a public offering underwritten by an underwriter, or group of underwriters which is represented by an underwriter or underwriters, which is a member of the New York Stock Exchange.

         7.       Put Right.

                  (a) Upon the occurrence of a Change in Control or an Event of Default (as defined in the Purchase Agreement), the Requisite Holders shall have the right to have the Company purchase all or any portion of the Warrant and shares of Conversion Stock then outstanding at a per share purchase price equal to the Fair Market Value; provided, however, that with respect to the Warrant, prior to its exercise, the purchase price will be reduced by the

Exercise Price then in effect (the "Put Price"). The Company shall give all holders of the Warrant or Conversion Stock not less than 90 days prior written notice of any Change in Control. In addition, the Company shall promptly provide to the holders such information concerning the terms of such Change in Control and the value of the assets of the Company as may reasonably be requested by the holders in order to assist them in determining whether to make such an election.

                  (b) The Requisite Holders may exercise the put right under Section 7(a) above by giving the Company written notice of the Requisite Holders' intention to exercise the put right. Within 10 days after receipt of such written notice, the Company shall give all other holders of the Warrant and Conversion Stock, if any, written notice of the Company's receipt of such written notice. The Company's notice must specify (i) the date fixed for purchase of the Warrant and Conversion Stock under Section 7(c), (ii) the Put Price, and (iii) the location to which the Warrant and Conversion Stock must be presented and surrendered for purchase. Such other holders of the Warrant or Conversion Stock will then have the right, to be exercised by providing the Company a written notice within 10 days after receipt of the Company's notice, to require the Company to repurchase all or any portion of such holder's Warrant or Conversion Stock on the same terms as the Requisite Holders.

                  (c) The purchase of the Warrant and Conversion Stock pursuant to the put right set forth in Section 7(a) will occur on (i) if a Change in Control is the event giving rise to the put right under Section 7(a), the date on which such Change in Control is consummated (and, notwithstanding anything herein to the contrary, such put right shall be conditioned upon such consummation), or (ii) if an Event of Default is the event giving rise to the put right under Section 7(a), a date selected by the Company that is between 30 and 45 days after receipt of the written notice from the Requisite Holders.

                  (d) On the date of purchase of the Warrant and the Conversion Stock, the Company shall deliver payment, in same-day funds, to each holder in an amount equal to the aggregate Put Price applicable to such holder's Warrant and Conversion Stock being purchased. In the event that the Company defaults in its obligation to deliver all or any portion of the purchase price, in addition to any other rights or remedies of the holder, the unpaid portion of the purchase price will bear interest at the rate of 15% per year, payable monthly in arrears. The Company will, upon request of the Requisite Holders, execute and deliver to the holders a promissory note in form and substance satisfactory to the Requisite Holders evidencing such obligation.

         8. No Voting Rights. This Warrant, as such, does not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

         9. Governing Law. This Warrant will be construed and enforced in accordance with the substantive laws of the State of Minnesota without giving effect to the conflicts of laws principles of any jurisdiction.

         10. Consent to Jurisdiction. AT THE OPTION OF THE HOLDER, THIS WARRANT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE

COURT SITTING IN HENNEPIN COUNTY, AND THE COMPANY CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE COMPANY COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE ARISING OUT OF OR RELATING TO THIS WARRANT, THE HOLDER, AT ITS OPTION, IS ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES DESCRIBED ABOVE, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         11. Waiver of Jury Trial. THE COMPANY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION BASED ON OR PERTAINING TO THIS WARRANT.

                                    * * * * *

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by a duly authorized officer and dated as of the date first above written.

                                              HEALTH FITNESS CORPORATION

                                              By:_______________________________
                                               Its:___________________________

                                    EXHIBIT C

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT, dated as of August 25, 2003, is made by and among Health Fitness Corporation, a Minnesota corporation (the "Borrower"), Bayview Capital Partners LP, a Delaware limited partnership (the "Lender").

                                   BACKGROUND

         A. Health Fitness Corporation, a Minnesota corporation (the "Borrower"), has requested extensions of credit from the Lender pursuant to the terms of a Security Purchase Agreement dated of the date hereof by and among the Borrower, the other Loan Parties thereto and the Lender (as it may be amended, modified, supplemented, increased or restated from time to time, the "Purchase Agreement").

         B. The Lender is willing to extend such credit to the Loan Parties on the condition that the Borrower grant the Lender a security interest in certain assets of the Borrower.

         NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Definitions. As used in this Agreement, the capitalized terms set forth in this Section 1 have the meanings indicated in this Section 1. Further, all terms defined in the UCC and used in this Agreement have the same definitions in this Agreement as specified in the UCC.

                  1.1 "Copyright Security Agreement" means, if any, each Copyright Security Agreement executed and delivered by the Borrower to the Lender, as the same may be amended and in effect from time to time.

                  1.2 "Copyrights" means any copyrights, copyright registrations and copyright applications, and all renewals, extensions and continuations of any of the foregoing.

                  1.3 "Event of Default" means the occurrence of an Event of Default under the Purchase Agreement.

                  1.4 "Intellectual Property" means, collectively, all Copyrights, Patents and Trademarks.

                  1.5 "Lien" has the meaning given such term in the Purchase Agreement.

                  1.6 "Notes" has the meaning given such term in the Purchase Agreement.

                  1.7 "Obligations" means all of the indebtedness, obligations and liabilities of the Borrower to the Lender, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of the Notes, the Purchase Agreement, any other instruments or agreements executed and delivered pursuant thereto or in connection therewith, or this Agreement.

                  1.8 "Patent Security Agreement" means, if any, each Patent Security Agreement executed and delivered by the Borrower to the Lender, as the same may be amended and in effect from time to time.

                  1.9 "Patents" means any patents, patent registrations and patent applications and all renewals, extensions and continuations of any of the foregoing.

                  1.10 "Permitted Liens" has the meaning given such term in the Purchase Agreement.

                  1.11 "Trademark Security Agreement" means, if any, each Trademark Security Agreement executed and delivered by the Borrower to the Lender, as the same may be amended and in effect from time to time.

                  1.12 "Trademarks" means any trademarks, trademark registrations, and trademark applications, all renewals, extensions and continuations of any of the foregoing and all goodwill attributable to any of the foregoing.

                  1.13 "UCC" means the Uniform Commercial Code of the State of Minnesota.

         2. Grant of Security Interest. The Borrower grants to the Lender, to secure the payment and performance in full of all of the Obligations, a security interest in the following properties, assets and rights of the Borrower, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"): all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles including, without limitation, all payment intangibles, Patents, Trademarks, trade names, Copyrights, software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Borrower possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Borrower, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics; provided, however, that, to the extent the grant by the Borrower of a security interest pursuant to this Agreement in any Intellectual Property licensed by the Borrower is prohibited by the terms of such license, then a security interest in such licensed Intellectual Property will not be granted pursuant to this Agreement; and provided, further, that any such licensed Intellectual Property will automatically become subject to the security interest granted under this Agreement immediately upon the acquisition of all necessary consents to such grant. The Lender acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to the Borrower's compliance with Section 4.6.

         3. Authorization to File Financing Statements. The Borrower irrevocably authorizes the Lender at any time and from time to time to file in any jurisdiction any initial financing statements and amendments thereto that
(i) indicate the Collateral (A) as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of such jurisdiction, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Article 9 of the UCC. The Borrower agrees to furnish any such information to the Lender promptly upon request. The Borrower also ratifies its authorization for the Lender to have filed in any jurisdiction any similar initial financing statements or amendments thereto if filed prior to the date hereof.

         4. Other Actions. To further insure the attachment, perfection and priority of, and the ability of the Lender to enforce, the Lender's security interest in the Collateral, the Borrower agrees, in each case at the Borrower's own expense, to take the following actions with respect to the following Collateral, but subject to the terms of the Senior Subordination Agreement (as defined in the Purchase Agreement):

                  4.1 Promissory Notes and Tangible Chattel Paper. If the Borrower at any time holds or acquires any promissory notes or tangible chattel paper, the Borrower will promptly endorse, assign and deliver the same to the Lender, accompanied by such instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify.

                  4.2 Deposit Accounts. For each deposit account that the Borrower at any time opens or maintains, the Borrower will, at the Lender's request and option, pursuant to an agreement in form and substance satisfactory to the Lender, during the existence of an Event of Default, cause the depositary bank to agree to comply at any time with instructions from the Lender to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the Borrower.

                  4.3      Investment Property.

                           (a) If the Borrower at any time holds or acquires any certificated securities, the Borrower will promptly endorse, assign and deliver the securities to the Lender, accompanied by such instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify.

                           (b) If any securities now or hereafter acquired by the Borrower are uncertificated and are issued to the Borrower or its nominee directly by the issuer thereof, the Borrower will immediately notify the Lender thereof and, at the Lender's request and option, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) cause the issuer to agree to comply with instructions from the Lender as to such securities, without further consent of the Borrower or such nominee, or (ii) arrange for the Lender to become the registered owner of the securities.

                           (c) If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Borrower are held by the Borrower or its nominee through a securities intermediary or commodity intermediary, the Borrower will immediately notify the Lender thereof and, at the Lender's request and option, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) cause such securities intermediary or commodity intermediary to agree to comply with entitlement orders or other instructions from the Lender to such securities intermediary as to such securities or other investment property, or to apply any value distributed on account of any commodity contract as directed by the Lender to such commodity intermediary, in each case without further consent of the Borrower or such nominee, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Lender to become the entitlement holder with respect to such investment property, with the Borrower being permitted, only with the consent of the Lender, to exercise rights to withdraw or otherwise deal with such investment property.

                  4.4 Collateral in the Possession of a Bailee. If any goods are at any time in the possession of a bailee, the Borrower will promptly notify the Lender thereof. If requested by the Lender, the Borrower will promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to the Lender, that the bailee holds such Collateral for the benefit of the Lender and that the bailee will act upon the instructions of the Lender, without the further consent of the Borrower.

                  4.4. Electronic Chattel Paper and Transferable Records. The Borrower will promptly notify the Lender if the Borrower at any time holds or acquires an interest in any electronic chattel paper or any "transferable record," as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act (the "Electronic Signatures Act"), or in Section 16 of the Uniform Electronic Transactions Act (the "Electronic Transactions Act") as in effect in any relevant jurisdiction. At the request of the Lender, the Borrower will take such action as the Lender may reasonably request to vest in the Lender control of (i) such electronic chattel paper under
         Section 9-105 of the UCC or (ii) such transferable record under Section 201 of the Electronic Signatures Act or Section 16 of the Electronic Transactions Act, as applicable.

                  4.5 Letter-of-credit Rights. If the Borrower is at any time a beneficiary under a letter of credit now or hereafter issued in favor of the Borrower, the Borrower will promptly notify the Lender thereof and, at the request and option of the Lender, the Borrower will, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Lender of the proceeds of any drawing under the letter of credit or (ii) arrange for the Lender to become the transferee beneficiary of the letter of credit.

                  4.6 Commercial Tort Claims. If the Borrower at any time holds or acquires a commercial tort claim, the Borrower will immediately notify the Lender in a writing signed by the Borrower of the brief details thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Lender.

         4.7      Intellectual Property.

                           (a) The Borrower will concurrently herewith deliver to the Lender each Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement and all other documents, instruments and other items as may be necessary for the Lender to file such agreements with the U.S. Copyright Office and the U.S. Patent and Trademark Office, as applicable.

                           (b) In the event the Borrower acquires or becomes entitled to any new or additional Intellectual Property, or rights thereto, the Borrower will give prompt written notice thereof to the Lender, and will amend (and authorizes the Lender to amend) the schedules to the respective security agreements or enter into new or additional security agreements to include any such new or additional Intellectual Property. The Borrower acknowledges that receipt of a true, correct and complete copy of the Acquisition Agreement (as defined in the Purchase Agreement) will constitute notice under this Section of the Intellectual Property being acquired by the Borrower pursuant to the Acquisition Agreement.

                           (c) The Borrower will preserve and maintain all rights in the Intellectual Property. The Borrower will use commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable the Lender to exercise its remedies with respect any and all Intellectual Property.

                           (d) The Borrower will not abandon any material pending Intellectual Property application or material registered Intellectual Property.

                           (e) The Borrower will not take any action or permit any action to be taken by others subject to its control, including licensees, or fail to take any action which would affect the validity or enforcement of the rights granted to the Lender under this Agreement.

                           (f) The Borrower assigns, transfers and conveys to the Lender all Intellectual Property owned or used by the Borrower to the extent necessary to enable the Lender, effective upon the occurrence of any Event of Default, to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and assignment will inure to the benefit of the Lender and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and assignment is granted free of charge, without requirement that any monetary payment whatsoever including, without limitation, any royalty or license fee, be made to the Borrower or any other Person by the Lender or any other Person.

                  4.8 Other Actions as to any and all Collateral. The Borrower agrees to take any other action reasonably requested by the Lender to insure the attachment, perfection and priority of, and the ability of the Lender to enforce, the Lender's security interest in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, (ii) causing the Lender's names to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender's security interest in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender's security interest in such Collateral, (iv) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on Collateral, (v) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Lender and (vi) taking all actions required by any earlier versions of the UCC or by other law, as applicable in any jurisdiction, or by other law as applicable in any foreign jurisdiction.

         5. Relation to Other Security Documents. The provisions of this Agreement supplement the provisions of any real estate mortgage or deed of trust granted by the Borrower to the Lender and securing the payment or performance of any of the Obligations. Nothing contained in any such real estate mortgage or deed of trust will derogate from any of the rights or remedies of the Lender under this Agreement. In addition, the provisions of this Agreement will be read and construed with the other security documents indicated below in the manner so indicated.

         6. Representations and Warranties Concerning Borrower's Legal Status. The Borrower represents and warrants to the Lender that Schedule 1 sets forth (i) the Borrower's exact legal name, (ii) the type of organization of the Borrower, (iii) the jurisdiction of organization of the Borrower, (iv) the Borrower's organizational identification number, and (iv) the Borrower's place of business or, if more than one, its chief executive office and mailing address.

         7. Covenants Concerning Borrower's Legal Status. The Borrower covenants that (i) without providing at least 30 days prior written notice to the Lender, the Borrower will not change its name, places of business, chief executive office, mailing address or organizational identification number, (ii) if the Borrower does not have an organizational identification number and later obtains one, the Borrower will promptly notify the Lender of such organizational identification number, and (iii) the Borrower will not change its type of organization, jurisdiction of organization or other legal structure.

         8.       Representations and Warranties Concerning Collateral.

                  8.1 General. The Borrower represents and warrants to the Lender that: (i) the Borrower is the owner of the Collateral, free from any Lien except for Permitted Liens, (ii) none of the Collateral constitutes, or is the proceeds of, "farm products" as defined in
         Section 9-102(a)(34) of the UCC, (iii) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority subject to the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral, (iv) the Borrower holds no commercial tort claim except as indicated in Schedule 1, (v) the Borrower has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances and (vi) all other information set forth in Schedule 1 pertaining to the Collateral is accurate and complete.

                  8.2 Intellectual Property. The Copyrights, Patents and Trademarks listed on the respective schedules to each of the Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement constitute all of the federally registered Intellectual Property owned by the Borrower. All Intellectual Property owned by the Borrower is valid, subsisting and enforceable and all filings necessary to maintain the effectiveness of such registrations have been made. Except for Permitted Liens, the Borrower is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to all Intellectual Property purported to be owned by the Borrower, free and clear of any Liens, including without limitation licenses and covenants by the Borrower not to sue third persons. The Borrower has no notice of any suits or actions commenced or threatened with reference to any Intellectual Property owned or used by the Borrower. The execution, delivery and performance of this Agreement by the Borrower will not violate or cause a default under any Intellectual Property owned or used by the Borrower or any agreement in connection therewith.

         9.       Covenants Concerning Collateral. The Borrower covenants that
(i) the Collateral, to the extent not delivered to the Lender pursuant to
Section 4, will be kept at the locations listed on Schedule 1, and the Borrower will not remove the Collateral from such locations, without providing at least 30 days prior written notice to the Lender, (ii) except for the security interest herein granted and Permitted Liens, the Borrower will be the owner of the Collateral free from any Lien, and the Borrower will defend the Collateral against all claims and demands of all persons at any time claiming the Collateral or any interests therein adverse to the Lender, (iii) except for Permitted Liens, the Borrower will not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Lender, (iv) the Borrower will keep the Collateral in good order and repair and will not use the Collateral in violation of law or any policy of insurance thereon, (v) the Borrower will permit the Lender, or any designee, to inspect the Collateral at any reasonable time, wherever located, (vi) the Borrower will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement,
(vii) the Borrower will operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances and (viii) the Borrower will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for sales of obsolete Collateral or sales inventory in the ordinary course of business.

         10. Insurance. The Borrower will maintain insurance in such amounts and coverages as required by the Purchase Agreement. All policies of insurance will be payable to the Lender as loss payee (or, in the case of liability insurance, list the Lender as an additional insured, except where the Lender cannot legally be named as an additional insured) and will provide for at least 30 days prior written cancellation notice to the Lender. In the event of failure by the Borrower to provide and maintain insurance as required by this Section, the Lender may, at its option, provide such insurance and charge the amount thereof to the Borrower. The Borrower will furnish the Lender with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

         11.      Collateral Protection Expenses; Preservation of Collateral.

                  11.1 Expenses Incurred by Lender. In its discretion, the Lender may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees or, if the Borrower fails to do so, insurance premiums. The Borrower agrees to reimburse the Lender on demand for any and all expenditures so made. The Lender will have no obligation to the Borrower to make any such expenditures, nor will the making thereof relieve the Borrower of any default.

                  11.2 Lender's Obligations and Duties. Anything herein to the contrary notwithstanding, the Borrower will remain liable under each contract or agreement included within the Collateral to be observed or performed by the Borrower thereunder. The Lender will not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating to any of the Collateral, nor will the Lender be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement. The Lender will not have any obligation to present or file any claim or to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Lender or to which the Lender may be entitled at any time or times. The Lender's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, will be to deal with such Collateral in the same manner as the Lender deals with similar property for its own account.

         12. Securities and Deposits. The Lender may, at any time following and during the continuance of an Event of Default, at its option, transfer to the Lender or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Lender may, following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which they deem desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Lender to the Borrower may at any time be applied to or set off against any of the Obligations.

         13. Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default occurs and is continuing, the Borrower will, at the request of the Lender, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Lender and that payment thereof is to be made directly to the Lender, and the Lender may, without notice to or demand upon the Borrower, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Borrower will hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Borrower as trustee for the Lender without commingling the same with other funds of the Borrower and will turn the same over to the Lender in the identical form received, together with any necessary endorsements or assignments.

         14.      Power of Attorney.

                  14.1 Appointment and Powers of Secured Party. The Borrower irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Borrower or in the Lender's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do the following:

                           (a)      upon the occurrence and during the
                  continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the UCC and as fully and completely as though the Lender was the absolute owners thereof for all purposes, and to do at the Borrower's expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Borrower might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Borrower, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Lender so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and
                  (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

                           (b)      to the extent that the Borrower's
                  authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without the Borrower's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Lender may deem appropriate and to execute and/or file in the Borrower's name such financing statements and amendments thereto and continuation statements which may require the Borrower's signature.

                  14.2. Ratification by the Borrower. To the extent permitted by law, the Borrower ratifies all that any such attorneys lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

                  14.3. No Duty on Lender. The powers conferred on the Lender hereunder is solely to protect the Lender's interests in the Collateral and do not impose any duty upon the Lender to exercise any such powers. The Lender will be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents will be responsible to the Borrower for any act or failure to act, except for the Lender's own gross negligence or willful misconduct.

         15. Remedies. If an Event of Default occurs and is continuing, the Lender may, without notice to or demand upon the Borrower, declare this Agreement to be in default, and the Lender will thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or the Uniform Commercial Code of any jurisdiction in which the Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Lender may, so far as the Borrower can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Lender may in its discretion require the Borrower to assemble all or any part of the Collateral at such location or locations within the jurisdictions of the Borrower's principal office or at such other locations as the Lender may reasonably designate. Unless the Collateral is perishable or threatens to decline rapidly in value or is of a type customarily sold on a recognized market, the Lender will give to the Borrower at least ten business days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Borrower acknowledges that ten business days prior written notice of such sale or sales is reasonable notice. In addition, the Borrower waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Lender's rights hereunder, including, without limitation, the right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.

         16. Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Lender (i) to fail to incur expenses reasonably deemed significant by the Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. The Borrower acknowledges that the purpose of this
Section is to provide non-exhaustive indications of what actions or omissions by the Lender would not be commercially unreasonable in the Lender's exercise of remedies against the Collateral and that other actions or omissions by the Lender will not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section will be construed to grant any rights to the Borrower or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

         17. No Waiver by Lender. The Lender will not be deemed to have waived any of its rights hereunder unless such waiver is in writing and signed by the Lender or Lenders representing at least 50% of the unpaid principal amount of the Notes at the time outstanding (the "Requisite Lenders"). Any consent, notice, request, demand or waiver required or permitted to be given by the Lender by any provision hereof will be sufficient and binding on all Lenders if given in writing by the Requisite Lenders at the time outstanding. No delay or omission on the part of the Lender in exercising any right will operate as a waiver of such right or any other right. A waiver on any one occasion will not be construed as a waiver of any right on any future occasion. All rights and remedies of the Lender with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, will be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Lender deems expedient.

         18. Suretyship Waivers by the Borrower. The Borrower waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Lender may deem advisable. The Lender will have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 11.2. The Borrower further waives any and all other suretyship defenses.

         19. Marshaling. The Lender will not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment will be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Borrower agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Lender's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Borrower irrevocably waives the benefits of all such laws.

         20. Proceeds of Dispositions; Expenses. The Borrower will pay to the Lender on demand all reasonable expenses, including attorneys' fees and disbursements, incurred or paid by the Lender in protecting, preserving or enforcing the Lender's rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of such expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral will, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Lender may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Section 9-608(a)(1)(C) or 9-615(a)(3) of the UCC, any excess will be returned to the Borrower, and the Borrower will remain liable for any deficiency in the payment of the Obligations.

         21. Overdue Amounts. Until paid, all amounts due and payable by the Borrower hereunder will be a debt secured by the Collateral and will bear, whether before or after judgment, interest at the rate of interest set forth in the Note issued under the Purchase Agreement.

         22. Governing Law. This Agreement will be construed and enforced in accordance with the substantive laws of the State of Minnesota without giving effect to the conflicts of laws principles of any jurisdiction.

         23. Notices. All notices, consents, requests, instructions, approvals and other communications required by this Agreement will be made in accordance with the provisions of the Purchase Agreement.

         24. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly provided for herein. This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter.

         25. Severability of Invalid Provision. If any one or more covenant or agreement provided in this Agreement is contrary to law, then such covenant or agreement will be null and void and will in no way affect the validity of the other provisions of this Agreement, which will otherwise be fully effective and enforceable.

         26. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including one or more future holders of the Notes; provided, however, that the Borrower may not assign any of its obligations hereunder without the prior written consent of the Lender.

         27. Counterparts. This Agreement may be executed in one or more counterparts, and will become effective when one or more counterparts have been signed by each of the parties.

         28. Consent to Jurisdiction. AT THE OPTION OF THE LENDER, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA, AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, OR ALLEGING ANY BREACH OF THIS AGREEMENT, THE LENDER AT ITS OPTION IS ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES DESCRIBED ABOVE, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         29. Waiver of Jury Trial. THE BORROWER WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION BASED ON OR PERTAINING TO THIS AGREEMENT.

         30. Subordination. This Agreement is subject to the Senior Subordination Agreement (as defined in the Purchase Agreement). Until the Senior Indebtedness (as defined in the Purchase Agreement) has been paid in full, to the extent of any conflict between the terms of this Agreement and the Senior Subordination Agreement, the terms of the Senior Subordination Agreement will control.

                                    * * * * *

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the day and year first above written.

THE BORROWER:                            THE LENDER:

HEALTH FITNESS CORPORATION               BAYVIEW CAPITAL PARTNERS LP

                                         By:    Bayview Capital Management LLC
By:___________________________            Its: General Partner
 Its:_______________________
                                         By:___________________________
                                          Its:_________________________

                                  SCHEDULE 1 TO
                               SECURITY AGREEMENT

1.      Borrower's Exact Legal Name:              Health Fitness Corporation

2.      Borrower's Type of Organization:          Corporation

3.      Borrower's State of Organization:         Minnesota

4.      Borrower's Organization                   5N-384
        Identification Number:

5.      Address of Borrower's Chief               3600 West 80th Street, Suite 560
        Executive Office:                         Minneapolis, MN 55431

6.      Addresses of All of Borrower's            See attached list
        Places of Business:

7.      Description of any Commercial             None.
        Tort Claims:

                               PLACES OF BUSINESS

        ADDRESS 1                             ADDRESS 2            CITY              ST         ZIP
        -----------                          -----------           ----             ----        ---
1101 Cherry Blossom Avenue                                      Georgetown           KY        40324
----------------------------------------------------------------------------------------------------
4370 Trillium Lane W                                            Minnetrista          MN        55364
----------------------------------------------------------------------------------------------------
350 Trimble Road                                                San Jose             CA        95131
----------------------------------------------------------------------------------------------------
3175 Bowers Avenue                                              Santa Clara          CA        95054
----------------------------------------------------------------------------------------------------
45 Grand Teton Drive                                            Bear                 DE        19701
----------------------------------------------------------------------------------------------------
6001 Bollinger Canyon Road                                      San Ramon            CA        94583
----------------------------------------------------------------------------------------------------
30509 Sandtrap Drive                                            Agoura Hills         CA        91301
----------------------------------------------------------------------------------------------------
1501 Page Mill Rd                                               Palo Alto            CA        94304
----------------------------------------------------------------------------------------------------
19490 Homestead RD                                              Cupertino            CA        95014
----------------------------------------------------------------------------------------------------
3600 W. 80th St., Suite 95                                      Bloomington          MN        55431
----------------------------------------------------------------------------------------------------
3600 W. 80th Street, #560                      Suite 560        Bloomington          MN        55431
----------------------------------------------------------------------------------------------------
940 Perrelli St                                                 Gilroy               CA        94020
----------------------------------------------------------------------------------------------------
1428 N. Albert St.                                              St. Paul             MN        55108
----------------------------------------------------------------------------------------------------
516 County Road 4010                                            Decatur              TX        76234
----------------------------------------------------------------------------------------------------
938 Bucknam Ave                                                 Campbell             CA        95008
----------------------------------------------------------------------------------------------------
6379 St. John's Drive                                           Eden Prairie         MN        55346
----------------------------------------------------------------------------------------------------
6532 Creek Drive                                                Edina                Mn        55439
----------------------------------------------------------------------------------------------------
2135 Troy Lane N                                                Plymouth             MN        55447
----------------------------------------------------------------------------------------------------
Corporate Square II 200 Prosperity
  Drive                                        Suite 227        Knoxville            TN        37923
----------------------------------------------------------------------------------------------------
2940 43rd Ave. S                                                Minneapolis          MN        55406
----------------------------------------------------------------------------------------------------
1870 Alta Vista Drive                                           Roseville            MN        55113
----------------------------------------------------------------------------------------------------
3602 Lakeview Trail                                             Eagan                Mn        55122
----------------------------------------------------------------------------------------------------
2319 N. Verde Drive                                             Arlington Heights    IL        60004
----------------------------------------------------------------------------------------------------
26526 Badalament Court                                          Farmington Hills     MI        48334
----------------------------------------------------------------------------------------------------
4729 Pebble Beach Way                                           Eagan                MN        55123
----------------------------------------------------------------------------------------------------
900 Lincoln Village Circle                     Ste 235          Larkspur             CA        94939
----------------------------------------------------------------------------------------------------
9853 Lee Dr.                                                    Eden Prairie         MN        55347
----------------------------------------------------------------------------------------------------
1309 Thistle Lane                                               Shakopee             MN        55379
----------------------------------------------------------------------------------------------------
1824 Portsmouth St.                                             Houston              TX        77098
----------------------------------------------------------------------------------------------------
402 North View Terrace                                          Alexandria           VA        22301
----------------------------------------------------------------------------------------------------
120 Vassar Street W35                                           Cambridge            MA        02139
----------------------------------------------------------------------------------------------------
23368 Fescue Dr                                                 Golden               CO        80401
----------------------------------------------------------------------------------------------------
1095 Avenue of the Americas                                     New York             NY        10036
----------------------------------------------------------------------------------------------------
725 West Peachtree Street                                       Atlanta              GA        30308
----------------------------------------------------------------------------------------------------
7601 Penn Avenue                                                Richfield            MN        55423
----------------------------------------------------------------------------------------------------
275 Connors Lane                                                Stratford            CT        06614
----------------------------------------------------------------------------------------------------

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT, dated as of August 25, 2003, is made by and among Health Fitness Rehab, Inc., a Minnesota corporation, Fitness Centers of America, a California corporation, Health Fitness Corporation of Canada, Inc., an Alberta, Canada corporation (collectively the "Guarantors" and each individually the "Guarantor"), and Bayview Capital Partners LP, a Delaware limited partnership (the "Lender").

                                   BACKGROUND

         A. Health Fitness Corporation, a Minnesota corporation (the "Borrower"), has requested extensions of credit from the Lender pursuant to the terms of a Security Purchase Agreement dated of the date hereof by and among the Borrower, the other Loan Parties thereto and the Lender (as it may be amended, modified, supplemented, increased or restated from time to time, the "Purchase Agreement").

         B. As a condition to extending credit to the Borrower, the Lender has required the execution and delivery by the Guarantors of the Guaranty dated the date hereof, guaranteeing the payment and performance of all obligations of the Borrower to the Lender (the "Guaranty").

         C. As a further condition to extending credit to the Borrower, the Lender has required that each Guarantor grant the Lender a security interest in certain assets of the Guarantor.

         NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Definitions. As used in this Agreement, the capitalized terms set forth in this Section 1 have the meanings indicated in this Section 1. Further, all terms defined in the UCC and used in this Agreement have the same definitions in this Agreement as specified in the UCC.

                  1.1 "Copyright Security Agreement" means, if any, each Copyright Security Agreement executed and delivered by the Guarantor to the Lender, as the same may be amended and in effect from time to time.

                  1.2 "Copyrights" means any copyrights, copyright registrations and copyright applications, and all renewals, extensions and continuations of any of the foregoing.

                  1.3 "Event of Default" means the occurrence of an Event of Default under the Purchase Agreement.

                  1.4 "Intellectual Property" means, collectively, all Copyrights, Patents and Trademarks.

                  1.5 "Lien" has the meaning given such term in the Purchase Agreement.

                  1.6 "Notes" has the meaning given such term in the Purchase Agreement.

                  1.7 "Obligations" means all of the indebtedness, obligations and liabilities of the Guarantor to the Lender, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of the Guaranty, the Notes, the Purchase Agreement, any other instruments or agreements executed and delivered pursuant thereto or in connection therewith, or this Agreement.

                  1.8 "Patent Security Agreement" means, if any, each Patent Security Agreement executed and delivered by the Guarantor to the Lender, as the same may be amended and in effect from time to time.

                  1.9 "Patents" means any patents, patent registrations and patent applications and all renewals, extensions and continuations of any of the foregoing.

                  1.10 "Permitted Liens" has the meaning given such term in the Purchase Agreement.

                  1.11 "Trademark Security Agreement" means, if any, each Trademark Security Agreement executed and delivered by the Guarantor to the Lender, as the same may be amended and in effect from time to time.

                  1.12 "Trademarks" means any trademarks, trademark registrations, and trademark applications, all renewals, extensions and continuations of any of the foregoing and all goodwill attributable to any of the foregoing.

                  1.13 "UCC" means the Uniform Commercial Code of the State of Minnesota.

         2. Grant of Security Interest. The Guarantor grants to the Lender, to secure the payment and performance in full of all of the Obligations, a security interest in the following properties, assets and rights of the Guarantor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"): all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles including, without limitation, all payment intangibles, Patents, Trademarks, trade names, Copyrights, software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Guarantor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Guarantor, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics; provided, however, that, to the extent the grant by the Guarantor of a security interest pursuant to this Agreement in any Intellectual Property licensed by the Guarantor is prohibited by the terms of such license, then a security interest in such licensed Intellectual Property will not be granted pursuant to this Agreement; and provided, further, that any such licensed Intellectual Property will automatically become subject to the security interest granted under this Agreement immediately upon the acquisition of all necessary consents to such grant. The Lender acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to the Guarantor's compliance with Section 4.6.

         3. Authorization to File Financing Statements. The Guarantor irrevocably authorizes the Lender at any time and from time to time to file in any jurisdiction any initial financing statements and amendments thereto that
(i) indicate the Collateral (A) as all assets of the Guarantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of such jurisdiction, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Article 9 of the UCC. The Guarantor agrees to furnish any such information to the Lender promptly upon request. The Guarantor also ratifies its authorization for the Lender to have filed in any jurisdiction any similar initial financing statements or amendments thereto if filed prior to the date hereof.

         4. Other Actions. To further insure the attachment, perfection and priority of, and the ability of the Lender to enforce, the Lender's security interest in the Collateral, the Guarantor agrees, in each case at the Guarantor's own expense, to take the following actions with respect to the following Collateral, but subject to the terms of the Senior Subordination Agreement (as defined in the Purchase Agreement):

                  4.1 Promissory Notes and Tangible Chattel Paper. If the Guarantor at any time holds or acquires any promissory notes or tangible chattel paper, the Guarantor will promptly endorse, assign and deliver the same to the Lender, accompanied by such instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify.

                  4.2 Deposit Accounts. For each deposit account that the Guarantor at any time opens or maintains, the Guarantor will, at the Lender's request and option, pursuant to an agreement in form and substance satisfactory to the Lender, during the existence of an Event of Default, cause the depositary bank to agree to comply at any time with instructions from the Lender to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the Guarantor.

                  4.3      Investment Property.

                           (a) If the Guarantor at any time holds or acquires any certificated securities, the Guarantor will promptly endorse, assign and deliver the securities to the Lender, accompanied by such instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify.

                           (b) If any securities now or hereafter acquired by the Guarantor are uncertificated and are issued to the Guarantor or its nominee directly by the issuer thereof, the Guarantor will immediately notify the Lender thereof and, at the Lender's request and option, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) cause the issuer to agree to comply with instructions from the Lender as to such securities, without further consent of the Guarantor or such nominee, or (ii) arrange for the Lender to become the registered owner of the securities.

                           (c) If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Guarantor are held by the Guarantor or its nominee through a securities intermediary or commodity intermediary, the Guarantor will immediately notify the Lender thereof and, at the Lender's request and option, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) cause such securities intermediary or commodity intermediary to agree to comply with entitlement orders or other instructions from the Lender to such securities intermediary as to such securities or other investment property, or to apply any value distributed on account of any commodity contract as directed by the Lender to such commodity intermediary, in each case without further consent of the Guarantor or such nominee, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Lender to become the entitlement holder with respect to such investment property, with the Guarantor being permitted, only with the consent of the Lender, to exercise rights to withdraw or otherwise deal with such investment property.

                  4.4 Collateral in the Possession of a Bailee. If any goods are at any time in the possession of a bailee, the Guarantor will promptly notify the Lender thereof. If requested by the Lender, the Guarantor will promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to the Lender, that the bailee holds such Collateral for the benefit of the Lender and that the bailee will act upon the instructions of the Lender, without the further consent of the Guarantor.

                  4.4. Electronic Chattel Paper and Transferable Records. The Guarantor will promptly notify the Lender if the Guarantor at any time holds or acquires an interest in any electronic chattel paper or any "transferable record," as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act (the "Electronic Signatures Act"), or in Section 16 of the Uniform Electronic Transactions Act (the "Electronic Transactions Act") as in effect in any relevant jurisdiction. At the request of the Lender, the Guarantor will take such action as the Lender may reasonably request to vest in the Lender control of (i) such electronic chattel paper under Section 9-105 of the UCC or (ii) such transferable record under Section 201 of the Electronic Signatures Act or Section 16 of the Electronic Transactions Act, as applicable.

                  4.5 Letter-of-credit Rights. If the Guarantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of the Guarantor, the Guarantor will promptly notify the Lender thereof and, at the request and option of the Lender, the Guarantor will, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Lender of the proceeds of any drawing under the letter of credit or (ii) arrange for the Lender to become the transferee beneficiary of the letter of credit.

                  4.6 Commercial Tort Claims. If the Guarantor at any time holds or acquires a commercial tort claim, the Guarantor will immediately notify the Lender in a writing signed by the Guarantor of the brief details thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Lender.

                  4.7      Intellectual Property.

                           (a) The Guarantor will concurrently herewith deliver to the Lender each Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement and all other documents, instruments and other items as may be necessary for the Lender to file such agreements with the U.S. Copyright Office and the U.S. Patent and Trademark Office, as applicable.

                           (b) In the event the Guarantor acquires or becomes entitled to any new or additional Intellectual Property, or rights thereto, the Guarantor will give prompt written notice thereof to the Lender, and will amend (and authorizes the Lender to amend) the schedules to the respective security agreements or enter into new or additional security agreements to include any such new or additional Intellectual Property. The Guarantor acknowledges that receipt of a true, correct and complete copy of the Acquisition Agreement (as defined in the Purchase Agreement) will constitute notice under this Section of the Intellectual Property being acquired by the Guarantor pursuant to the Acquisition Agreement.

                           (c) The Guarantor will preserve and maintain all rights in the Intellectual Property. The Guarantor will use commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable the Lender to exercise its remedies with respect any and all Intellectual Property.

                           (d) The Guarantor will not abandon any material pending Intellectual Property application or material registered Intellectual Property.

                           (e) The Guarantor will not take any action or permit any action to be taken by others subject to its control, including licensees, or fail to take any action which would affect the validity or enforcement of the rights granted to the Lender under this Agreement.

                           (f) The Guarantor assigns, transfers and conveys to the Lender all Intellectual Property owned or used by the Guarantor to the extent necessary to enable the Lender, effective upon the occurrence of any Event of Default, to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and assignment will inure to the benefit of the Lender and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and assignment is granted free of charge, without requirement that any monetary payment whatsoever including, without limitation, any royalty or license fee, be made to the Guarantor or any other Person by the Lender or any other Person.

                  4.8 Other Actions as to any and all Collateral. The Guarantor agrees to take any other action reasonably requested by the Lender to insure the attachment, perfection and priority of, and the ability of the Lender to enforce, the Lender's security interest in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, (ii) causing the Lender's names to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender's security interest in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender's security interest in such Collateral, (iv) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on Collateral, (v) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Lender and (vi) taking all actions required by any earlier versions of the UCC or by other law, as applicable in any jurisdiction, or by other law as applicable in any foreign jurisdiction.

         5. Relation to Other Security Documents. The provisions of this Agreement supplement the provisions of any real estate mortgage or deed of trust granted by the Guarantor to the Lender and securing the payment or performance of any of the Obligations. Nothing contained in any such real estate mortgage or deed of trust will derogate from any of the rights or remedies of the Lender under this Agreement. In addition, the provisions of this Agreement will be read and construed with the other security documents indicated below in the manner so indicated.

         6. Representations and Warranties Concerning Guarantor's Legal Status. The Guarantor represents and warrants to the Lender that Schedule 1 sets forth (i) the Guarantor's exact legal name, (ii) the type of organization of the Guarantor, (iii) the jurisdiction of organization of the Guarantor, (iv) the Guarantor's organizational identification number, and (iv) the Guarantor's place of business or, if more than one, its chief executive office and mailing address.

         7. Covenants Concerning Guarantor's Legal Status. The Guarantor covenants that (i) without providing at least 30 days prior written notice to the Lender, the Guarantor will not change its name, places of business, chief executive office, mailing address or organizational identification number, (ii) if the Guarantor does not have an organizational identification number and later obtains one, the Guarantor will promptly notify the Lender of such organizational identification number, and (iii) the Guarantor will not change its type of organization, jurisdiction of organization or other legal structure.

         8.       Representations and Warranties Concerning Collateral.

                  8.1 General. The Guarantor represents and warrants to the Lender that: (i) the Guarantor is the owner of the Collateral, free from any Lien except for Permitted Liens, (ii) none of the Collateral constitutes, or is the proceeds of, "farm products" as defined in
         Section 9-102(a)(34) of the UCC, (iii) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority subject to the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral, (iv) the Guarantor holds no commercial tort claim except as indicated in Schedule 1, (v) the Guarantor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances and (vi) all other information set forth in Schedule 1 pertaining to the Collateral is accurate and complete.

                  8.2 Intellectual Property. The Copyrights, Patents and Trademarks listed on the respective schedules to each of the Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement constitute all of the federally registered Intellectual Property owned by the Guarantor. All Intellectual Property owned by the Guarantor is valid, subsisting and enforceable and all filings necessary to maintain the effectiveness of such registrations have been made. Except for Permitted Liens, the Guarantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to all Intellectual Property purported to be owned by the Guarantor, free and clear of any Liens, including without limitation licenses and covenants by the Guarantor not to sue third persons. The Guarantor has no notice of any suits or actions commenced or threatened with reference to any Intellectual Property owned or used by the Guarantor. The execution, delivery and performance of this Agreement by the Guarantor will not violate or cause a default under any Intellectual Property owned or used by the Guarantor or any agreement in connection therewith.

         9.       Covenants Concerning Collateral. The Guarantor covenants that
(i) the Collateral, to the extent not delivered to the Lender pursuant to
Section 4, will be kept at the locations listed on Schedule 1, and the Guarantor will not remove the Collateral from such locations, without providing at least 30 days prior written notice to the Lender, (ii) except for the security interest herein granted and Permitted Liens, the Guarantor will be the owner of the Collateral free from any Lien, and the Guarantor will defend the Collateral against all claims and demands of all persons at any time claiming the Collateral or any interests therein adverse to the Lender, (iii) except for Permitted Liens, the Guarantor will not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Lender, (iv) the Guarantor will keep the Collateral in good order and repair and will not use the Collateral in violation of law or any policy of insurance thereon, (v) the Guarantor will permit the Lender, or any designee, to inspect the Collateral at any reasonable time, wherever located, (vi) the Guarantor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement, (vii) the Guarantor will operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances and (viii) the Guarantor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for sales of obsolete Collateral or sales inventory in the ordinary course of business.

         10. Insurance. The Guarantor will maintain insurance in such amounts and coverages as required by the Purchase Agreement. All policies of insurance will be payable to the Lender as loss payee (or, in the case of liability insurance, list the Lender as an additional insured, except where the Lender cannot legally be named as an additional insured) and will provide for at least 30 days prior written cancellation notice to the Lender. In the event of failure by the Guarantor to provide and maintain insurance as required by this Section, the Lender may, at its option, provide such insurance and charge the amount thereof to the Guarantor. The Guarantor will furnish the Lender with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

         11.      Collateral Protection Expenses; Preservation of Collateral.

                  11.1 Expenses Incurred by Lender. In its discretion, the Lender may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees or, if the Guarantor fails to do so, insurance premiums. The Guarantor agrees to reimburse the Lender on demand for any and all expenditures so made. The Lender will have no obligation to the Guarantor to make any such expenditures, nor will the making thereof relieve the Guarantor of any default.

                  11.2 Lender's Obligations and Duties. Anything herein to the contrary notwithstanding, the Guarantor will remain liable under each contract or agreement included within the Collateral to be observed or performed by the Guarantor thereunder. The Lender will not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating to any of the Collateral, nor will the Lender be obligated in any manner to perform any of the obligations of the Guarantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement. The Lender will not have any obligation to present or file any claim or to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Lender or to which the Lender may be entitled at any time or times. The Lender's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under
         Section 9-207 of the UCC or otherwise, will be to deal with such Collateral in the same manner as the Lender deals with similar property for its own account.

         12. Securities and Deposits. The Lender may, at any time following and during the continuance of an Event of Default, at its option, transfer to the Lender or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Lender may, following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which they deem desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Lender to the Guarantor may at any time be applied to or set off against any of the Obligations.

         13. Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default occurs and is continuing, the Guarantor will, at the request of the Lender, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Lender and that payment thereof is to be made directly to the Lender, and the Lender may, without notice to or demand upon the Guarantor, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Guarantor will hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Guarantor as trustee for the Lender without commingling the same with other funds of the Guarantor and will turn the same over to the Lender in the identical form received, together with any necessary endorsements or assignments.

         14.      Power of Attorney.

                  14.1 Appointment and Powers of Secured Party. The Guarantor irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Guarantor or in the Lender's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Guarantor, without notice to or assent by the Guarantor, to do the following:

                           (a)      upon the occurrence and during the
                  continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the UCC and as fully and completely as though the Lender was the absolute owners thereof for all purposes, and to do at the Guarantor's expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Guarantor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Guarantor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Lender so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

                           (b)      to the extent that the Guarantor's
                  authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without the Guarantor's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Lender may deem appropriate and to execute and/or file in the Guarantor's name such financing statements and amendments thereto and continuation statements which may require the Guarantor's signature.

                  14.2. Ratification by the Guarantor. To the extent permitted by law, the Guarantor ratifies all that any such attorneys lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

                  14.3. No Duty on Lender. The powers conferred on the Lender hereunder is solely to protect the Lender's interests in the Collateral and do not impose any duty upon the Lender to exercise any such powers. The Lender will be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents will be responsible to the Guarantor for any act or failure to act, except for the Lender's own gross negligence or willful misconduct.

         15. Remedies. If an Event of Default occurs and is continuing, the Lender may, without notice to or demand upon the Guarantor, declare this Agreement to be in default, and the Lender will thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or the Uniform Commercial Code of any jurisdiction in which the Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Lender may, so far as the Guarantor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Lender may in its discretion require the Guarantor to assemble all or any part of the Collateral at such location or locations within the jurisdictions of the Guarantor's principal office or at such other locations as the Lender may reasonably designate. Unless the Collateral is perishable or threatens to decline rapidly in value or is of a type customarily sold on a recognized market, the Lender will give to the Guarantor at least ten business days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Guarantor acknowledges that ten business days prior written notice of such sale or sales is reasonable notice. In addition, the Guarantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Lender's rights hereunder, including, without limitation, the right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.

         16. Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Guarantor acknowledges and agrees that it is not commercially unreasonable for the Lender (i) to fail to incur expenses reasonably deemed significant by the Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as the Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. The Guarantor acknowledges that the purpose of this
Section is to provide non-exhaustive indications of what actions or omissions by the Lender would not be commercially unreasonable in the Lender's exercise of remedies against the Collateral and that other actions or omissions by the Lender will not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section will be construed to grant any rights to the Guarantor or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

         17. No Waiver by Lender. The Lender will not be deemed to have waived any of its rights hereunder unless such waiver is in writing and signed by the Lender or Lenders representing at least 50% of the unpaid principal amount of the Notes at the time outstanding (the "Requisite Lenders"). Any consent, notice, request, demand or waiver required or permitted to be given by the Lender by any provision hereof will be sufficient and binding on all Lenders if given in writing by the Requisite Lenders at the time outstanding. No delay or omission on the part of the Lender in exercising any right will operate as a waiver of such right or any other right. A waiver on any one occasion will not be construed as a waiver of any right on any future occasion. All rights and remedies of the Lender with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, will be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Lender deems expedient.

         18. Suretyship Waivers by the Guarantor. The Guarantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Guarantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Lender may deem advisable. The Lender will have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 11.2. The Guarantor further waives any and all other suretyship defenses.

         19. Marshaling. The Lender will not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment will be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Guarantor agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Lender's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Guarantor irrevocably waives the benefits of all such laws.

         20. Proceeds of Dispositions; Expenses. The Guarantor will pay to the Lender on demand all reasonable expenses, including attorneys' fees and disbursements, incurred or paid by the Lender in protecting, preserving or enforcing the Lender's rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of such expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral will, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Lender may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Section 9-608(a)(1)(C) or 9-615(a)(3) of the UCC, any excess will be returned to the Guarantor, and the Guarantor will remain liable for any deficiency in the payment of the Obligations.

         21. Overdue Amounts. Until paid, all amounts due and payable by the Guarantor hereunder will be a debt secured by the Collateral and will bear, whether before or after judgment, interest at the rate of interest set forth in the Note issued under the Purchase Agreement.

         22. Governing Law. This Agreement will be construed and enforced in accordance with the substantive laws of the State of Minnesota without giving effect to the conflicts of laws principles of any jurisdiction.

         23. Notices. All notices, consents, requests, instructions, approvals and other communications required by this Agreement will be made in accordance with the provisions of the Purchase Agreement.

         24. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly provided for herein. This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter.

         25. Severability of Invalid Provision. If any one or more covenant or agreement provided in this Agreement is contrary to law, then such covenant or agreement will be null and void and will in no way affect the validity of the other provisions of this Agreement, which will otherwise be fully effective and enforceable.

         26. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including one or more future holders of the Notes; provided, however, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of the Lender.

         27. Counterparts. This Agreement may be executed in one or more counterparts, and will become effective when one or more counterparts have been signed by each of the parties.

         28. Consent to Jurisdiction. AT THE OPTION OF THE LENDER, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA, AND THE GUARANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE GUARANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS

AGREEMENT, OR ALLEGING ANY BREACH OF THIS AGREEMENT, THE LENDER AT ITS OPTION IS ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES DESCRIBED ABOVE, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         29. Waiver of Jury Trial. THE GUARANTOR WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION BASED ON OR PERTAINING TO THIS AGREEMENT.

         30. Subordination. This Agreement is subject to the Senior Subordination Agreement (as defined in the Purchase Agreement). Until the Senior Indebtedness (as defined in the Purchase Agreement) has been paid in full, to the extent of any conflict between the terms of this Agreement and the Senior Subordination Agreement, the terms of the Senior Subordination Agreement will control.

                                    * * * * *

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the day and year first above written.

THE GUARANTORS:                             THE LENDER:

HEALTH FITNESS REHAB, INC.                  BAYVIEW CAPITAL PARTNERS LP

                                            By:   Bayview Capital Management LLC
By: ______________________________           Its: General Partner
 Its: ____________________________

                                   By: ________________________________________
FITNESS CENTERS OF AMERICA          Its: ______________________________________

By: ______________________________
 Its: ____________________________

HEALTH FITNESS CORPORATION OF
CANADA, INC.

By: ______________________________
 Its: ____________________________

By: ______________________________
 Its: ____________________________

                                  SCHEDULE 1 TO

                               SECURITY AGREEMENT

                           Health Fitness Rehab, Inc.

1.       Guarantor's Exact Legal Name:        Health Fitness Rehab, Inc.

2.       Guarantor's Type of Organization:    Corporation

3.       Guarantor's State of Organization:   Minnesota

4.       Guarantor's Organization             9K-538
         Identification Number:

5.       Address of Guarantor's Chief         3600 West 80th Street, Suite 560
         Executive Office:                    Minneapolis, MN 55431

6.       Addresses of All of Guarantor's      None.
         Places of Business:

7.       Description of any Commercial        None.
         Tort Claims:

                           Fitness Centers of America

1.       Guarantor's Exact Legal Name:        Fitness Centers of America

2.       Guarantor's Type of Organization:    Corporation

3.       Guarantor's State of Organization:   California

4.       Guarantor's Organization             C0740985
         Identification Number:

5.       Address of Guarantor's Chief         3600 West 80th Street, Suite 560
         Executive Office:                    Minneapolis, MN 55431

6.       Addresses of All of Guarantor's      None.
         Places of Business:

7.       Description of any Commercial        None.
         Tort Claims:

                   Health Fitness Corporation of Canada, Inc.

1.       Guarantor's Exact Legal Name:        Health Fitness Corporation of
                                              Canada, Inc.

2.       Guarantor's Type of Organization:    Corporation

3.       Guarantor's Province of              Alberta, Canada
         Organization:

4.       Guarantor's Corporate                209067461
         Access Number:

5.       Address of Guarantor's Chief         3600 West 80th Street, Suite 560
         Executive Office:                    Minneapolis, MN 55431

6.       Addresses of All of Guarantor's      None.
         Places of Business:

7.       Description of any Commercial        None.
         Tort Claims:

                                    EXHIBIT D

                                    GUARANTY

         This Guaranty (the "Guaranty") is made as of August 25, 2003 by each of the parties signatory hereto (each individually the "Guarantor" and collectively the "Guarantors") to and for the benefit of Bayview Capital Partners LP, a Delaware limited partnership (the "Beneficiary").

                                   BACKGROUND

         A. The Beneficiary has agreed to purchase a secured senior subordinated note in the aggregate principal amount of $3,000,000 (the "Bridge Note") issued by Health Fitness Corporation, a Minnesota corporation (the "Debtor"), pursuant to a Securities Purchase Agreement dated the date hereof by and among the Debtor, the Beneficiary and the Guarantors (as it may hereafter be amended or otherwise modified from time to time, the "Purchase Agreement"). Pursuant to the terms of the Purchase Agreement, the Bridge Note may be exchanged for the Long Term Note, the Preferred Shares and the Warrant (each as defined in the Purchase Agreement).

         B. The Guarantor, as a direct or an indirect wholly-owned subsidiary of the Debtor, will benefit from the transactions described in the Purchase Agreement.

         C. The Beneficiary is willing to extend such credit to the Debtor on the condition that the Guarantor execute and deliver this Guaranty to the Beneficiary.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

1. The Guarantor hereby absolutely and unconditionally guarantees to the Beneficiary the payment and performance of each and every debt, liability and obligation of every type and description which the Debtor may now or at any time hereafter owe to the Beneficiary, whether such debt, liability, or obligation currently exists or is hereafter created or incurred, and whether such debt, liability, or obligation is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, joint, several, or joint and several (all such debts, liabilities, and obligations are collectively referred to herein as the "Obligations").

2. No act or thing need occur to establish the liability of the Guarantor under this Guaranty, and no act or thing, except full payment and discharge of all Obligations, will in any way exonerate the Guarantor or modify, reduce, limit or release the liability of the Guarantor under this Guaranty.

3. This is an absolute, unconditional and continuing guaranty of payment of and performance of the Obligations and will continue to be in force and be binding upon the Guarantor until all Obligations are paid in full.

4. If the Guarantor or the Debtor dissolves (except as permitted by the Purchase Agreement) or is or becomes insolvent (however defined), then the Beneficiary will have the right to declare immediately due and payable, and the Guarantor will forthwith pay to the Beneficiary, the full amount of all Obligations, whether due and payable or unmatured. If the Guarantor or the Debtor voluntarily commences or there is commenced involuntarily against the Guarantor or the Debtor a case under the United States Bankruptcy Code, the full amount of all Obligations, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof.

5. The Guarantor is liable for all Obligations, without any limitation as to amount, plus accrued interest thereon and all attorneys' fees, collection costs and enforcement expenses referable thereto.

6. Until such time as the Obligations have been indefeasibly paid in full to the Beneficiary, the Guarantor waives and relinquishes any right of subrogation or other right of recourse, contribution or reimbursement from the Debtor and any other right to payment from the Debtor, arising out of or on account of any sums paid or agreed to be paid by the Guarantor under this Guaranty, whether any such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

7. The Guarantor will pay or reimburse the Beneficiary for all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Beneficiary in connection with the protection, defense or enforcement of this Guaranty in any litigation or bankruptcy or insolvency proceedings.

8. Whether or not any existing relationship between the Guarantor and the Debtor has been changed or ended, the Beneficiary may, but is not obligated to, enter into transactions resulting in the continuance of the Obligations, without any consent or approval by the Guarantor and without any notice to the Guarantor. The liability of the Guarantor under this Guaranty will not be affected or impaired by any of the following acts or things (which the Beneficiary is expressly authorized to do, omit or suffer from time to time, without notice to or approval by the Guarantor):

         (a) any acceptance of collateral security, guarantors, accommodation parties, or sureties for any or all Obligations;

         (b) any one or more extensions or renewals of the Obligations (whether or not for longer than the original period) or any modification of the interest rates, maturities or other contractual terms applicable to any Obligations;

         (c) any waiver or indulgence granted to the Debtor, any delay or lack of diligence in the enforcement of the Obligations, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Obligations;

         (d) any full or partial release of, settlement with, or agreement not to sue the Debtor, the Guarantor, or other person liable in respect of any Obligations;

         (e) any discharge of any evidence of the Obligations or the acceptance of any instrument in renewal thereof or substitution therefor;

         (f) any failure to obtain collateral security (including rights of setoff) for the Obligations, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to protect, insure, or enforce any collateral security;

         (g)      any foreclosure or enforcement of any collateral security;

         (h)      any transfer of any Obligations or any evidence thereof;

         (i) any order of application of any payments or credits upon the Obligations; or

         (j) any election by the Beneficiary under Section 1111(b)(2) of the United States Bankruptcy Code.

9. The Guarantor waives any and all defenses, claims and discharges of the Guarantor, or any other obligor, pertaining to the Obligations, except the defense of discharge of payment in full (or the defense of discharge in part with respect to any portion of the Obligations actually paid). Without limiting the generality of the foregoing, the Guarantor will not assert, plead or enforce against the Beneficiary any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality, or unenforceability which may be available to the Guarantor or any other person liable in respect of any Obligations, or any setoff available against any Beneficiary to the Guarantor or any other person, whether or not on account of a related trans-action. The Guarantor expressly agrees that the Guarantor is and will remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Obligations, whether or not the liability of the Guarantor or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

10. The Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing the Obligations. Neither Beneficiary is required to first resort for payment of the Obligations from the Debtor or any other persons or their properties, or first to enforce, realize upon or exhaust any collateral security for the Obligations, before enforcing this Guaranty.

11. If any payment applied by the Beneficiary to the Obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Debtor or any other obligor), the Obligations to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty will be enforceable as to such Obligations as fully as if such application had never been made.

12. The liability of the Guarantor under this Guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantor to the Beneficiary as the Guarantor or otherwise, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

13. This Guaranty shall be enforceable against each party signing this Guaranty, even if only one party signs and regardless of the failure of any other party to sign this Guaranty. If there is more than one signer of this Guaranty, all agreements and promises herein shall be construed to be, and are hereby declared to be, joint and several in each and every particular and shall be fully binding upon and enforceable against each of the Guarantors. This Guaranty shall be effective upon delivery to the Beneficiary, without further act, condition or acceptance by any Beneficiary, shall be binding upon the Guarantor and the successors and assigns of the Guarantor and shall inure to the benefit of each Beneficiary and its participants, successors and assigns. Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and application hereof, and to this end the provisions of this Guaranty are declared to be severable. This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the Guarantor and each Beneficiary. This Guaranty shall be governed by the laws of the State of Minnesota without regard to conflict of law principles of any jurisdiction. The Guarantor waives notice of the Beneficiary's acceptance hereof.

14. AT THE OPTION OF THE BENEFICIARY, THIS GUARANTY MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, AND EACH GUARANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT ANY GUARANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS GUARANTY, OR ALLEGING ANY BREACH OF THIS GUARANTY, THE BENEFICIARY AT ITS OPTION IS ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES DESCRIBED ABOVE, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

15. EACH GUARANTOR WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION BASED ON OR PERTAINING TO THIS GUARANTY.

                                    * * * * *

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be signed by its duly authorized officer and dated as of the date first above written.

                                            HEALTH FITNESS REHAB, INC., a
                                            Minnesota corporation

                                            By: ________________________________
                                             Its: ______________________________

                                            FITNESS CENTERS OF AMERICA, a
                                            California corporation

                                            By: ________________________________
                                             Its: ______________________________

                                            HEALTH FITNESS CORPORATION OF
                                            CANADA, INC., an Alberta, Canada
                                            corporation

                                            By: ________________________________
                                             Its: ______________________________

                                            By: ________________________________
                                             Its: ______________________________

                                    EXHIBIT E

              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       of
                           Health Fitness Corporation

                  Pursuant to Section 302A.401 of the Minnesota
                            Business Corporation Act

         The undersigned, Jerry V. Noyce, Chief Executive Officer and Jeanne Crawford, Secretary, of Health Fitness Corporation, a corporation organized and existing under the Minnesota Business Corporation Act, in accordance with the provisions of Section 302A.401 thereof, DO HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of said Corporation, the Board of Directors on ______ __, 2003 adopted the following resolution creating a series of two million five hundred thousand (2,500,000) shares of preferred stock designated as Series A Convertible Preferred Stock, par value $.01 per share ("Series A Convertible Preferred Stock"):

         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation, a series of preferred stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

         1. Defined Terms. As used in this Certificate of Designation, the following terms have the meanings indicated:

         "Acquisition / Refinancing Transaction" means any of the following: (i) the acquisition by the Corporation of assets or capital stock of any other person (excluding Affiliates of the Corporation) where the purchase price for such acquisition is greater than 25% of the book value of the Corporation's assets immediately prior to such acquisition, or (ii) the incurrence by the Corporation of indebtedness for borrowed money in an amount equal to or greater than the Senior Indebtedness (as defined in the Purchase Agreement) as of the date hereof from any person other than the Senior Lender (as defined in the Purchase Agreement) or an Affiliate of the Corporation.

         "Affiliate" means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

         "Common Stock Equivalents" means all options, warrants, convertible securities, securities, stock appreciation rights, phantom stock, and other rights to acquire from the Corporation shares of Common Stock (without regard to whether such options, warrants, convertible securities, securities, stock appreciation rights, phantom stock, and other rights are then exchangeable, exercisable or convertible in full, in part or at all).

         "Common Stock Outstanding" means, at any time and without duplication, the sum of (i) the shares of Common Stock then outstanding, plus (ii) all shares of Common Stock that are then issuable upon the exchange, conversion or exercise of all Common Stock Equivalents then outstanding.

         "Conversion Date" has the meaning set forth in Section 6(c)(i).

         "Conversion Price" shall mean the price at which a share of Series A Convertible Preferred Stock converts to a shares of Common Stock, which shall initially be $.50, subject to adjustment as is elsewhere provided in this Certificate of Designation.

         "Conversion Rights" has the meaning set forth in Section 6.

         "Excluded Stock" means (A) all shares of Common Stock issued upon the exercise or conversion of currently issued and outstanding Common Stock Equivalents in accordance with their terms, (B) all shares of Common Stock or Common Stock Equivalents issued pursuant to the Corporation's 1995 Employee Stock Purchase Plan, as amended, as in effect on the date hereof, but not in excess of 700,000 shares of Common Stock, (C) all shares of Common Stock or Common Stock Equivalents issued pursuant to the Corporation's 1995 Stock Option Plan, as amended, as in effect on the date hereof, but not in excess of 2,000,000 shares of Common Stock and Common Stock Equivalents, (D) all shares of Series A Convertible Preferred Stock issued in connection with the Perkins Investment (as defined in the Purchase Agreement) and all shares of Common Stock issued upon the conversion of such shares in accordance with their terms, and
(E) all shares of Series A Convertible Preferred Stock and all Common Stock Equivalents issued pursuant to the Purchase Agreement and all shares of Common Stock issued upon the conversion or exercise, as applicable, of such securities in accordance with their terms.

         "Fair Market Value" means the fair value of the Common Stock (i) as mutually agreed to by the Requisite Holders and the Corporation, or (ii) if they do not agree to such value within 30 days of the issuance of the applicable shares of Common Stock, as determined by an independent professional appraiser mutually selected by the Requisite Holders and the Corporation. In the event that the Requisite Holders and the Corporation are unable to mutually select an appraiser within 15 days of the end of the 30 day period, then the Requisite Holders and the Corporation will each select an independent professional appraiser who will jointly select a third independent professional appraiser to conduct the appraisal. Each such appraiser must be selected within 15 days of the end of the initial 15 day period, and, if either the Requisite Holders or the Corporation fails to select an appraiser within such time period, then the appraiser selected by the other party will determine the Fair Market Value. In no event will any appraiser apply any discounts for illiquidity, lack of control or other similar factors in determining the Fair Market Value. All costs associated with the appraisal will be borne by the Corporation. Notwithstanding the foregoing, if the Corporation's Common Stock is (i) listed and trading on a national securities exchange or on the Nasdaq National Market System, Fair Market Value means, on a per share basis, the average closing sale price per share of the Common Stock for the

20 trading days immediately preceding any date of determination or (ii) is not listed for trading on a national securities exchange or on the Nasdaq National Market System Stock Market, but is traded in the over-the-counter market, including the Nasdaq OTC Bulletin Board, Fair Market Value means, on a per share basis, the average of the high bid and low ask price per share of the Common Stock for each of the 20 trading days immediately preceding any date of determination.

         "Impasse" means the situation where (i) the Board of Directors of the Corporation (excluding any representative of the Lender Holders) unanimously approves an Acquisition / Refinancing Transaction, (ii) each such member of the Board of Directors of the Corporation certifies to the Lender Holders that the Acquisition / Refinancing Transaction is in the best interest of the Corporation independent of the provisions of Section 4(c) below, (iii) such Acquisition / Refinancing Transaction requires a consent under the Purchase Agreement, and
(iv) the parties to the Purchase Agreement are unwilling to provide such consent after the Corporation has provided them with such information concerning the Acquisition / Refinancing Transaction as may be requested.

         "Junior Stock" has the meaning set forth in Section 2(b).

         "Lender Holders" means the holders of Series A Convertible Preferred Stock who are also designated as Purchasers under the Purchase Agreement.

         "Liquidation Preference" has the meaning set forth in Section 3(a).

         "Original Issue Date" means the date on which a share of Series A Convertible Preferred Stock was first issued.

         "Original Issue Price" means $1.00 per share of Series A Convertible Preferred Stock.

         "Purchase Agreement" means the Securities Purchase Agreement between the Corporation, the other Loan Parties thereto, and Bayview Capital Partners LP dated as of , 2003, as it may be amended, restated, modified, or supplemented from time to time.

         "Redemption Price" means the greater of (i) the Liquidation Preference and (ii) the Fair Market Value of the shares of Series A Preferred Stock on an as-if converted basis.

         "Requisite Holders" means the holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock.

         "Requisite Lender Holders" means the holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock held by the Lender Holders.

         "SARs" has the meaning set forth in Section 6(d)(iii).

         2.       Dividends.

                  (a) The holders of Series A Convertible Preferred Stock shall be entitled to receive dividends out of funds legally available therefore at the dividend rate of 6% per year multiplied by the Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) multiplied by the number of shares of Series A Convertible Preferred Stock held by such holders. Dividends on the Series A Convertible Preferred Stock shall be cumulative from the date of issuance. The Corporation shall pay the dividends on the Series A Convertible Preferred by the issuance and delivery, to the holders entitled to receive such dividends, of that number of newly issued fully paid and nonassessable shares of Series A Convertible Preferred Stock determined by dividing the amount of the dividend due to each such holder by the Conversion Price then in effect.

                  (b) The Corporation shall not declare or pay any distributions (as defined below) on shares of Common Stock and other stock (being collectively referred to as "Junior Stock") until the holders of the Series A Convertible Preferred Stock then outstanding shall have first received a distribution at the rate specified in
         Section 1(a).

                  (c) For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property with respect to outstanding shares of stock of any class issued by the Corporation, without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

         3.       Liquidation, Dissolution or Winding Up.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Stock, by reason of their ownership thereof, an amount equal to the greater of (the "Liquidation Preference"):

                           (i) the Original Issue Price per share plus (A) any accrued but unpaid dividend and plus (B) the following premium per share (as a percentage of the Original Issue Price) based upon the date of the liquidation, dissolution or winding up of the Corporation:

 Date                                                                      Premium
 ----                                                                      -------
Before ______ ___, 2004                                                      5.0%
On or after ______ ___, 2004 and before ______ ___, 2005                     4.0%
On or after ______ ___, 2005 and before ______ ___, 2006                     3.0%

 Date                                                                      Premium
 ----                                                                      -------
On or after ______ ___, 2006 and before ______ ___, 2007                     2.0%
On or after ______ ___, 2007 and before ______ ___, 2008                     1.0%
On or after ______ ___, 2008                                                 None

                  (all such amounts (other than the premium percentage) subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), or

                           (ii) such amount per share as would have been payable had each such share been converted into Common Stock pursuant to Section 5 immediately prior to such liquidation, dissolution or winding up.

                  If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Convertible Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Convertible Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                  (b) After the payment of all preferential amounts required to be paid to the holders Series A Convertible Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of Common Stock, and holders of any other class or series of stock entitled to participate in liquidation distributions (but excluding the Series A Convertible Preferred Stock), then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders in accordance with their respective terms.

         4.       Redemption Rights.

                  (a)      Redemption Right of the Holders Upon a Change in
         Control.

                           (i) Upon the occurrence of a Change in Control (as defined in the Purchase Agreement), the Requisite Holders shall have the right to have the Corporation redeem all of the shares of Series A Convertible Preferred Stock at a per share purchase price equal to the Redemption Price. The Corporation shall give all holders of Series A Convertible Preferred Stock not less than 90 days prior written notice of any Change in Control. In addition, the Corporation shall promptly provide to the holders of shares of Series A Convertible Preferred Stock such information concerning the terms of such Change in Control and the value of the assets of the Corporation as may reasonably be requested by the holders of Series A Convertible Preferred Stock in order to assist them in determining whether to make such an election. If the Requisite Holders do not exercise the redemption right permitted by this Section 4(a), the provisions of Section 6(h) shall apply.

                           (ii) The Requisite Holders may exercise the redemption right under Section 4(a)(i) above by giving the Corporation written notice of the Requisite Holders' intention to exercise the redemption right. Within 10 days after receipt of such written notice, the Corporation shall give all other holders of shares of Series A Convertible Preferred Stock, if any, written notice of the Corporation's receipt of such written notice. The Corporation's notice must specify (A) the expected date fixed for redemption of the shares under Section 4(a)(iii), (B) the Redemption Price, and (C) the location to which the shares of Series A Convertible Preferred Stock must be presented and surrendered for redemption.

                           (iii) The date for the redemption of the Series A Convertible Preferred Stock under this Section 4(a) shall be the date on which the Change in Control giving rise to the redemption right under this Section 4(a) is consummated. Notwithstanding anything herein to the contrary, such redemption right shall be conditioned upon the consummation of such Change in Control.

                           (iv) On the date of redemption of the shares, the Corporation shall deliver payment, in same-day funds, to each holder of Series A Convertible Preferred Stock in an amount equal to the aggregate Redemption Price applicable to such holder's shares of Series A Convertible Preferred Stock being redeemed. In the event that the Corporation defaults in its obligation to deliver all or any portion of the Redemption Price, in addition to any other rights or remedies of the holder of shares of Series A Preferred Convertible Stock, the unpaid portion of the Redemption Price will bear interest at the rate of 15% per year, payable monthly in arrears. The Corporation will, upon request of the Requisite Holders, execute and deliver to the holders a promissory note in form and substance satisfactory to the Requisite Holders evidencing such obligation.

                  (b) Redemption Right of the Lender Holders Upon an Event of Default.

                           (i) Upon the occurrence of an Event of Default (as defined in the Purchase Agreement), the Requisite Lender Holders shall have the right to have the Corporation redeem all of the shares of Series A Convertible Preferred Stock held by the Lender Holders at a per share purchase price equal to the Redemption Price.

                           (ii) The Requisite Lender Holders may exercise the redemption right under Section 4(b)(i) above by giving the Corporation written notice of the Requisite Lender Holders' intention to exercise the redemption right. Within 10 days after receipt of such written notice, the Corporation shall give all other Lender Holders, if any, written notice of the Corporation's receipt of such written notice. The Corporation's notice must specify (A) the date fixed for redemption of the shares under Section 4(b)(iii), (B) the Redemption Price, and (C) the location to which the shares of Series A Convertible Preferred Stock must be presented and surrendered for redemption.

                           (iii) The Corporation shall fix a date for the redemption of the Series A Convertible Preferred Stock under this Section 4(b), which date must be between 30 and 45 days after receipt of the written notice from the Requisite Lender Holders.

                           (iv) On the date fixed for redemption of the shares, the Corporation shall deliver payment, in same-day funds, to each Lender Holder in an amount equal to the aggregate Redemption Price applicable to such Lender Holder's shares of Series A Convertible Preferred Stock being redeemed. In the event that the Corporation defaults in its obligation to deliver all or any portion of the Redemption Price, in addition to any other rights or remedies of the holder of shares of Series A Preferred Convertible Stock, the unpaid portion of the Redemption Price will bear interest at the rate of 15% per year, payable monthly in arrears. The Corporation will, upon request of the Requisite Lender Holders, execute and deliver to the Lender holders a promissory note in form and substance satisfactory to the Requisite Lender Holders evidencing such obligation.

                  (c)      Redemption Right of the Corporation Upon an Impasse.

                           (i) Upon the occurrence, and subject to the satisfaction, of all of the following conditions: (A) an Impasse, (B) the closing of the Acquisition / Refinancing Transaction the subject of the Impasse, (C) the complete satisfaction by the Corporation of the Notes under the Purchase Agreement, (D) the making by the Corporation of an irrevocable offer to the Lender Holders to redeem all, and not less than all, of the Warrants and any Conversion Stock then outstanding (each as defined in the Purchase Agreement) at a per share purchase price equal to the Fair Market Value and
                  (E) to the extent such offer is accepted by a Lender Holder, the purchase of such Lender Holder's Warrants and Conversion Stock on the redemption date, the Corporation shall have the right to redeem all but not less than all of the shares of Series A Convertible Preferred Stock then held by the Lender Holders at a per share purchase price equal to the Redemption Price.

                           (ii)     Notwithstanding anything to the contrary in
                  Section 4(c)(i), any Lender Holder may (A) refuse the offer made by the Corporation under Section 4(c)(i)(D) above, and
                  (B) elect to convert all or any portion of such Lender Holder's shares of Series A Convertible Preferred Stock into shares of Common Stock pursuant to Section 6 below at any time prior to the consummation of the redemption; in which case such Lender Holder's Warrant and Conversion Stock shall not be subject to the redemption under this Section 4(c).

                           (iii) The Corporation may exercise the redemption right under Section 4(c)(i) above by giving all Lender Holders written notice of the Corporation's intention to exercise the redemption right. The Corporation's notice must specify (A) the date fixed for redemption of the shares under Section 4(c)(iv), (B) the Redemption Price, and
                  (C) the location to which the shares of Series A Convertible Preferred Stock must be presented and surrendered for redemption.

                           (iv) The date for the redemption of the Series A Convertible Preferred Stock under this Section 4(c) shall be the date on which the Acquisition / Refinancing Transaction giving rise to the redemption right under this Section 4(c) is consummated.

                           (v) On the date of redemption of the shares, the Corporation shall deliver payment, in same-day funds, to each Lender Holder in an amount equal to the aggregate Redemption Price applicable to such Lender Holder's shares of Series A Convertible Preferred Stock being redeemed. In the event that the Corporation defaults in its obligation to deliver all or any portion of the Redemption Price or all or any portion of the purchase price for the Warrant and Conversion Stock being redeemed in connection therewith, in addition to any other rights or remedies of the Lender Holders, the unpaid portion of the Redemption Price and such purchase price will bear interest at the rate of 15% per year, payable monthly in arrears. The Corporation will, upon request of such Requisite Lender Holders, execute and deliver to the Lender Holders a promissory note in form and substance satisfactory to the Requisite Lender Holders evidencing such obligation.

                  (d) Effect of Redemption. Any Series A Convertible Preferred Stock redeemed pursuant to this Section 4 will be cancelled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Convertible Preferred Stock accordingly.

         5.       Voting.

                  (a) Each holder of outstanding shares of Series A Convertible Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Convertible Preferred Stock held by such holder are then convertible (as adjusted from time to time pursuant to Section 6 hereof), at each meeting of shareholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Section 5(b) or 5(c) below, holders of Series A Convertible Preferred Stock shall vote together with the holders of Common Stock as a single class.

                  (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series A Convertible Preferred Stock so as to affect adversely the Series A Convertible Preferred Stock, without the written consent or affirmative vote of the Requisite Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization of any shares of capital stock with preference or priority over the Series A Convertible Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Convertible Preferred Stock, and the authorization of any shares of capital stock on a parity with the Series A Convertible Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall also be deemed to affect adversely the Series A Convertible Preferred Stock.

                  (c) In addition to any other rights provided by law, so long any shares of Series A Convertible Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the Requisite Holders:

                           (i) Amend or repeal any provision of, or add any provision to, the Corporation's Articles of Incorporation or By-laws, if such action would adversely affect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, Series A Convertible Preferred Stock;

                           (ii) Authorize or issue any new or existing class or classes or series of capital stock having any preference, priority or parity as to dividends or assets superior to or on parity with any such preference or priority of the Series A Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having rights to purchase, any shares of stock of the Corporation having any preference, priority or parity as to dividends or assets superior to any such preference or priority of the Series A Convertible Preferred Stock;

                           (iii) Reclassify any Common Stock or Junior Stock into shares having any preference, priority or on parity as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Convertible Preferred Stock; or

                           (iv) Pay or declare any dividend or distribution on any shares of its capital stock (except dividends payable solely in shares of Common Stock on account of a stock split), or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of its capital stock.

         6. Optional Conversion. The holders of the Series A Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 by the Conversion Price in effect at the time of conversion.

                  (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

                  (c)      Mechanics of Conversion.

                           (i)      In order for a holder of Series A
                  Convertible Preferred Stock to convert shares of Series A Convertible Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Convertible Preferred Stock, at the office of the transfer agent for the Series A Convertible Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Convertible Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Convertible Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                           (ii) The Corporation shall at all times when the Series A Convertible Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Convertible Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                           (iii) All shares of Series A Convertible Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any accrued but unpaid dividends. Any shares of Series A Convertible Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Convertible Preferred Stock accordingly.

                           (iv) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Convertible Preferred Stock pursuant to this Section 5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Convertible Preferred Stock so converted were registered.

                  (d) Adjustment of Conversion Price Upon Issuances Below Fair Market Value. If the Corporation issues (or, pursuant to Section 6(d)(iii) below, is deemed to issue) any Common Stock except for Excluded Stock for a consideration per share less than the Fair Market Value on the date the Corporation fixes the purchase price for such Common Stock (excluding stock dividends, subdivisions, split-ups, combinations or recapitalizations which are addressed by Sections 6(e)-(i)), the Conversion Price in effect immediately after each such issuance will be reduced, concurrently with such issuance, to a price determined by multiplying the applicable Conversion Price immediately prior to such issuance by a fraction, the numerator of which is the sum of the number of shares of Common Stock Outstanding immediately prior to such issuance (or deemed issuance) plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for such issuance would purchase at such Fair Market Value per share, and the denominator of which is the number of shares of Common Stock Outstanding immediately after such issuance (or deemed issuance), including the shares of Common Stock, if any, deemed to have been issued pursuant to Section 6(d)(iii) below.

                  For the purposes of any adjustment of the Conversion Price pursuant to this Section 6(d), the following provisions are applicable:

                           (i) In the case of the issuance of Common Stock for cash, the consideration is the amount of cash paid for such Common Stock after deducting any discounts or commissions paid or incurred by the Corporation in connection with the issuance and sale thereof.

                           (ii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash is the fair value thereof as determined in good faith by the Board of Directors.

                           (iii) In the case of the issuance of (A) options to purchase or rights to subscribe for Common Stock, (B) securities, by their terms, convertible into or exchangeable for Common Stock, (C) options to purchase or rights to subscribe for securities, by their terms, convertible into or exchangeable for Common Stock, or (D) stock appreciation rights, phantom stock, or other stock-based compensation mechanisms ("SARs"):

                                    (1)      the aggregate maximum number of
                           shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock or, in the case of SARs, the number of shares of Common Stock upon which the value of the SARs are based, shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions
                           (i) and (ii) above of this Section 6(d)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                    (2)      the aggregate maximum number of
                           shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (i) and (ii) above of this Section 6(d));

                                    (3)      on any change in the number of
                           shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Conversion Price will be readjusted to such Conversion Price as would have been obtained had the adjustment made upon (a) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change or (b) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                                    (4)      on the expiration of any such
                           options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price will be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

                  (e) Adjustment for Stock Splits, Dividends and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock or declare a dividend payable in shares of Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 6(e) shall become effective at the close of business on the date the subdivision, dividend or combination becomes effective.

                  (f) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date for the Series A Convertible Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series A Convertible Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Series A Convertible Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 6(f) with respect to the rights of the holders of the Series A Convertible Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Series A Convertible Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series A Convertible Preferred Stock had been converted into Common Stock on the date of such event.

                  (g) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series A Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                  (h) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is covered by Section 4(a)), each share of Series A Convertible Preferred Stock shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Convertible Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 6 set forth with respect to the rights and interest thereafter of the holders of the Series A Convertible Preferred Stock, to the end that the provisions set forth in this
         Section 6 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Convertible Preferred Stock.

                  (i) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Convertible Preferred Stock against impairment.

                  (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Convertible Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Convertible Preferred Stock.

                  (k)      Notice of Record Date. In the event:

                           (A) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                           (B) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                           (C) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                           (D) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

         then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Convertible Preferred Stock, and shall cause to be mailed to the holders of the Series A Convertible Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating:

                           (A)      the record date of such dividend,
                  distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution. subdivision or combination are to be determined, or

                           (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

         7.       Preemptive Rights.

                  (a) In the event that at any time after the Original Issue Date the Corporation proposes to issue Common Stock or Common Stock Equivalents, the Corporation will give written notice to each holder of the Series A Convertible Preferred Stock, describing such proposal at least thirty (30) days in advance of such issuance. Each such holder or its affiliates will then have the right, exercisable by written notice given to the Corporation no later than twenty (20) days after receipt of the Corporation's notice, to purchase its pro rata share (assuming the conversion of all Common Stock Equivalents to Common Stock) of the Common Stock or Common Stock Equivalents proposed to be issued by the Corporation on the same price and terms as are proposed by the Corporation.

                  (b) The rights granted under this Section 7 do not apply to issuances of (i) Excluded Stock or (ii) shares of capital stock of the Corporation in a public offering underwritten by an underwriter, or group of underwriters which is represented by an underwriter or underwriters, which is a member of the New York Stock Exchange.

         8. Rank. The Series A Convertible Preferred Stock shall, with respect to (i) all distributions pursuant to Section 3 and (ii) all dividends payable pursuant to Section 2, rank senior to all classes of Junior Stock and each other class or series of the Corporation's capital stock hereafter created which does not expressly rank pari passu with or senior to the Series A Convertible Preferred Stock.

         9. Amendments, Waivers and Consents. Any term of this Certificate of Designation may be amended and the observance of any term of this Certificate of Designation may be waived or consented to only with the written consent of the Board of Directors, the Requisite Holders and the Lender Holders. Any amendment, waiver or consent effected in accordance with this Section 9 shall be binding upon the Corporation and all the holders of the Series A Convertible Preferred Stock.

         IN WITNESS WHEREOF, we have hereunto set our hands as President and Secretary, respectively, of the Corporation, as of __________ ___, 2003 and we hereby affirm that the foregoing Certificate is our act and deed and the act and deed of the Corporation and the facts stated herein are true.

                                         _______________________________________
                                         Jerry V. Noyce, Chief Executive Officer

                                         _______________________________________
                                         Jeanne Crawford, Secretary

                                    EXHIBIT F

                          REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the "Agreement") is made and entered into as of August ___, 2003 by and among Health Fitness Corporation, a Minnesota corporation (the "Company"), and the "Investor" named in that certain Securities Purchase Agreement by and among the Company, the other Loan Parties thereto, and the Investor (as it may be amended, restated, modified, or supplemented from time to time, the "Purchase Agreement").

The parties hereby agree as follows:

CERTAIN DEFINITIONS.

Unless otherwise defined in this Agreement, all capitalized terms used in this Agreement have the meanings indicated in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

"Affiliate" means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

"Business Day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

"Common Stock" shall mean the Company's common stock, par value $0.01 per share, and any securities into which such shares may hereinafter be reclassified.

"Effectiveness Deadline" shall mean (i) with respect to any Registration Statement filed pursuant to a Registration Request made within 180 days after the date hereof, the date that is 360 days after the date hereof, and (ii) with respect to any Registration Statement filed pursuant to a Registration Request made after 180 days after the date hereof, the date that is 180 days after such Registration Request.

"Event of Default" shall have the meaning ascribed to it in the Purchase Agreement.

"Investor" shall mean the Purchaser identified in the Purchase Agreement and any Affiliate or permitted transferee of any Investor who is a subsequent holder of any Warrants or Registrable Securities.

"Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

"Register," "registered" and "registration" refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

"Registrable Securities" shall mean the shares of Common Stock issuable: (i) upon conversion of the Shares; (ii) upon the exercise of the Warrants issuable pursuant to the Purchase Agreement, if any; (iii) any other shares of Common Stock issuable on account of any stock splits, dividends reclassifications, reorganizations or similar events with respect to the Shares or Warrants; and (iv) with respect to or in exchange for Registrable Securities; provided, that, a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale by the Investors pursuant to Rule 144(k).

"Registration Statement" shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

"SEC" means the U.S. Securities and Exchange Commission.

"Shares" means shares of the Company's Series A Convertible Preferred Stock issued pursuant to the Purchase Agreement, and any shares of Series A Convertible Preferred Stock or Common Stock issued as payment of dividends on such shares of Series A Convertible Preferred Stock.

"1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Warrants" means warrants to purchase shares of Common Stock issued pursuant to the Purchase Agreement.

"Warrant Shares" means the shares of Common Stock issuable upon the exercise of the Warrants.

REGISTRATION.

REGISTRATION STATEMENTS.

At any time after the Final Closing Date (as defined in the Purchase Agreement), Investors owning at least 50% of the Registrable Securities shall be entitled to request that the Company effect a registration with respect to the Registrable Securities in accordance with this Section 2. Any such request for a registration under this Section 2 (a "Registration Request") shall be in writing and delivered to the Company in accordance with the notice provisions hereof. Upon the Company's receipt of a Registration Request, the Company shall promptly notify all Investors (other than the Investors that made the Registration Request) of the Registration Request and shall allow all such Investors to participate in the registration contemplated by this Section 2. Each Investor may elect to participate in such registration by notifying the Company in a writing delivered to the Company in accordance with the notice provisions hereof of such election and the number of Registrable Securities of such Investor to be included in the registration.

Following the Company's receipt of a Registration Request (and at a time consistent with the Company's obligation to cause a Registration Statement to become effective on or before the Effectiveness Deadline), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities, subject to the Investor's consent), covering the resale of the Registrable Securities requested by the Investors to be included in the registration. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends, Common Stock issued or issuable pursuant to anti-dilution provisions and payment of future dividends on the Shares in the form of Common Stock, or similar transactions with respect to the Registrable Securities. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and their counsel prior to its filing or other submission.

EXPENSES. THE COMPANY WILL PAY ALL EXPENSES ASSOCIATED WITH EACH REGISTRATION, INCLUDING BUT NOT LIMITED TO, FILING AND PRINTING FEES, COUNSEL TO THE COMPANY, COUNSEL TO THE INVESTOR, AND ACCOUNTING FEES AND EXPENSES, COSTS ASSOCIATED WITH CLEARING THE REGISTRABLE SECURITIES FOR SALE UNDER APPLICABLE STATE SECURITIES LAWS AND LISTING FEES, AND DISCOUNTS, COMMISSIONS, FEES OF UNDERWRITERS, SELLING BROKERS, DEALER MANAGERS OR SIMILAR SECURITIES INDUSTRY PROFESSIONALS WITH RESPECT TO THE REGISTRABLE SECURITIES BEING SOLD BY THE INVESTOR.

EFFECTIVENESS.

The Company shall cause any Registration Statement filed pursuant to Section 2(a) to be declared effective by the SEC on or before the Effectiveness Deadline. The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Investors with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If (A) any Registration Statement filed pursuant to Section 2(a) is not declared effective by the SEC on or before the Effectiveness Deadline, or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company's failure to update the Registration Statement), but excluding the inability of any Investor to sell the Registrable Securities covered thereby due to market conditions and except as excused pursuant to subparagraph (ii) below, then such failure to have the Registration Statement declared effective by the SEC or the Investor's inability to sell Registrable Securities shall constitute an Event of Default under the Purchase Agreement entitling the Investor to all rights and remedies specified thereunder.

For not more than thirty (30) consecutive days or for a total of not more than sixty (60) days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company, by suspending the use of any

Prospectus included in any registration contemplated by this Section containing such information, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "Allowed Delay"); provided, that the Company shall promptly (a) notify the Investor in writing of the existence of (but in no event, without the prior written consent of the Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, and (b) advise the Investor in writing to cease all sales under the Registration Statement until the end of the Allowed Delay.

UNDERWRITTEN OFFERING. IF ANY OFFERING PURSUANT TO A REGISTRATION STATEMENT PURSUANT TO SECTION 2(a) HEREOF INVOLVES AN UNDERWRITTEN OFFERING, THE COMPANY SHALL HAVE THE RIGHT TO SELECT AN INVESTMENT BANKER AND MANAGER TO ADMINISTER THE OFFERING, WHICH INVESTMENT BANKER OR MANAGER SHALL BE REASONABLY SATISFACTORY TO THE INVESTOR.

COMPANY OBLIGATIONS. THE COMPANY WILL USE COMMERCIALLY REASONABLE EFFORTS TO EFFECT THE REGISTRATION OF THE REGISTRABLE SECURITIES IN ACCORDANCE WITH THE TERMS HEREOF, AND PURSUANT THERETO THE COMPANY WILL, AS EXPEDITIOUSLY AS
POSSIBLE:

USE COMMERCIALLY REASONABLE EFFORTS TO CAUSE SUCH REGISTRATION STATEMENT TO BECOME EFFECTIVE AND TO REMAIN CONTINUOUSLY EFFECTIVE FOR A PERIOD THAT WILL TERMINATE UPON THE EARLIER OF (i) THE DATE ON WHICH ALL REGISTRABLE SECURITIES COVERED BY SUCH REGISTRATION STATEMENT AS AMENDED FROM TIME TO TIME, HAVE BEEN SOLD, AND (ii) WITH RESPECT TO THE INVESTOR, THE DATE ON WHICH ALL REGISTRABLE SECURITIES COVERED BY SUCH REGISTRATION STATEMENT MAY BE SOLD PURSUANT TO RULE 144(k);

PREPARE AND FILE WITH THE SEC SUCH AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THE REGISTRATION STATEMENT AND THE PROSPECTUS AS MAY BE NECESSARY TO KEEP THE REGISTRATION STATEMENT EFFECTIVE FOR THE PERIOD SPECIFIED IN SECTION 3(a) AND TO COMPLY WITH THE PROVISIONS OF THE 1933 ACT AND THE 1934 ACT WITH RESPECT TO THE DISTRIBUTION OF ALL OF THE REGISTRABLE SECURITIES COVERED THEREBY;

PROVIDE COPIES TO AND PERMIT COUNSEL DESIGNATED BY THE INVESTOR TO REVIEW EACH REGISTRATION STATEMENT AND ALL AMENDMENTS AND SUPPLEMENTS THERETO NO FEWER THAN FIVE (5) BUSINESS DAYS PRIOR TO THEIR FILING WITH THE SEC AND NOT FILE ANY DOCUMENT TO WHICH SUCH COUNSEL REASONABLY OBJECTS. AN OBJECTION SHALL BE DEEMED TO BE REASONABLE ONLY IF THE INVESTOR REASONABLY BELIEVES SUCH REGISTRATION STATEMENT, AMENDMENTS OR SUPPLEMENTS CONTAINS (X) AN UNTRUE STATEMENT OF MATERIAL FACT OR OMIT TO STATE ANY MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS THEREIN NOT MISLEADING OR FAILS TO COMPLY WITH THE APPLICABLE REQUIREMENTS OF THE 1933 ACT OR THE RULES PROMULGATED THEREUNDER OR (Y) CONTAINS AN UNTRUE STATEMENT OF FACT REGARDING SUCH INVESTOR OR OMIT TO STATE ANY FACT NECESSARY TO MAKE THE STATEMENT REGARDING SUCH INVESTOR THEREIN NOT MISLEADING,

AND THE INVESTOR PROVIDES WRITTEN NOTICE OF SUCH STATEMENT NECESSARY TO MAKE THE STATEMENTS THEREIN NOT MISLEADING OR NON-COMPLIANT;

FURNISH TO THE INVESTOR AND ITS LEGAL COUNSEL (i) PROMPTLY AFTER THE SAME IS PREPARED AND PUBLICLY DISTRIBUTED, FILED WITH THE SEC, OR RECEIVED BY THE COMPANY (BUT NOT LATER THAN TWO (2) BUSINESS DAYS AFTER THE FILING DATE, RECEIPT DATE OR SENDING DATE, AS THE CASE MAY BE, ONE (1) COPY OF ANY REGISTRATION STATEMENT AND ANY AMENDMENT THERETO, EACH PRELIMINARY PROSPECTUS AND PROSPECTUS AND EACH AMENDMENT OR SUPPLEMENT THERETO, AND (ii) SUCH NUMBER OF COPIES OF A PROSPECTUS, INCLUDING A PRELIMINARY PROSPECTUS, AND ALL AMENDMENTS AND SUPPLEMENTS THERETO AND SUCH OTHER DOCUMENTS AS THE INVESTOR MAY REASONABLY REQUEST IN ORDER TO FACILITATE THE DISPOSITION OF THE REGISTRABLE SECURITIES OWNED BY THE INVESTOR THAT ARE COVERED BY THE RELATED REGISTRATION STATEMENT;

IN THE EVENT THE COMPANY SELECTS AN UNDERWRITER FOR THE OFFERING, THE COMPANY SHALL ENTER INTO AND PERFORM ITS REASONABLE OBLIGATIONS UNDER AN UNDERWRITING AGREEMENT, IN USUAL AND CUSTOMARY FORM, INCLUDING, WITHOUT LIMITATION, CUSTOMARY INDEMNIFICATION AND CONTRIBUTION OBLIGATIONS, WITH THE UNDERWRITER OF SUCH OFFERING;

IF REQUIRED BY THE UNDERWRITER, THE COMPANY SHALL FURNISH, ON THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT (EXCEPT WITH RESPECT TO CLAUSE (i) BELOW) AND ON THE DATE THAT REGISTRABLE SECURITIES ARE DELIVERED TO AN UNDERWRITER, IF ANY, FOR SALE IN CONNECTION WITH THE REGISTRATION STATEMENT, (i) IN THE CASE OF AN UNDERWRITTEN OFFERING, AN OPINION, DATED AS OF THE CLOSING DATE OF THE SALE OF REGISTRABLE SECURITIES TO THE UNDERWRITERS, FROM INDEPENDENT LEGAL COUNSEL REPRESENTING THE COMPANY FOR PURPOSES OF SUCH REGISTRATION STATEMENT, IN FORM, SCOPE AND SUBSTANCE AS IS CUSTOMARILY GIVEN IN AN UNDERWRITTEN PUBLIC OFFERING, ADDRESSED TO THE UNDERWRITERS PARTICIPATING IN SUCH UNDERWRITTEN OFFERING, AND
(ii) A LETTER, DATED AS OF THE EFFECTIVE DATE OF SUCH REGISTRATION STATEMENT AND CONFIRMED AS OF THE APPLICABLE DATES DESCRIBED ABOVE, FROM THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS IN FORM AND SUBSTANCE AS IS CUSTOMARILY GIVEN BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS TO UNDERWRITERS IN AN UNDERWRITTEN PUBLIC OFFERING, ADDRESSED TO THE UNDERWRITERS;

USE COMMERCIALLY REASONABLE EFFORTS TO (i) PREVENT THE ISSUANCE OF ANY STOP ORDER OR OTHER SUSPENSION OF EFFECTIVENESS AND, (ii) IF SUCH ORDER IS ISSUED, OBTAIN THE WITHDRAWAL OF ANY SUCH ORDER AT THE EARLIEST POSSIBLE MOMENT;

PRIOR TO ANY PUBLIC OFFERING OF REGISTRABLE SECURITIES, USE COMMERCIALLY REASONABLE EFFORTS TO REGISTER OR QUALIFY OR COOPERATE WITH THE INVESTOR AND ITS COUNSEL IN CONNECTION WITH THE REGISTRATION OR QUALIFICATION OF SUCH REGISTRABLE SECURITIES FOR OFFER AND SALE UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY AND ALL SUCH JURISDICTIONS AS REQUESTED BY THE INVESTOR AND DO ANY AND ALL OTHER COMMERCIALLY REASONABLE ACTS OR THINGS NECESSARY OR ADVISABLE TO ENABLE THE DISTRIBUTION IN SUCH JURISDICTIONS OF THE REGISTRABLE SECURITIES COVERED BY THE

REGISTRATION STATEMENT; PROVIDED, HOWEVER, THAT THE COMPANY SHALL NOT BE REQUIRED TO MAKE ANY REGISTRATION OR FILING OR TAKE ANY OTHER ACTION IN ANY PARTICULAR JURISDICTION IN WHICH THE COMPANY WOULD BE REQUIRED TO EXECUTE A GENERAL CONSENT TO SERVICE OF PROCESS IN CONNECTION THEREWITH;

USE COMMERCIALLY REASONABLE EFFORTS TO CAUSE ALL REGISTRABLE SECURITIES COVERED BY A REGISTRATION STATEMENT TO BE LISTED ON EACH SECURITIES EXCHANGE, INTERDEALER QUOTATION SYSTEM OR OTHER MARKET ON WHICH SIMILAR SECURITIES ISSUED BY THE COMPANY ARE THEN LISTED;

IMMEDIATELY NOTIFY THE INVESTOR, AT ANY TIME DURING THE PERIOD REFERRED TO IN
SECTION 3(a), UPON DISCOVERY THAT, OR UPON THE HAPPENING OF ANY EVENT AS A RESULT OF WHICH, THE PROSPECTUS INCLUDED IN A REGISTRATION STATEMENT, AS THEN IN EFFECT, INCLUDES AN UNTRUE STATEMENT OF A MATERIAL FACT OR OMITS TO STATE ANY MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY TO MAKE THE STATEMENTS THEREIN NOT MISLEADING IN LIGHT OF THE CIRCUMSTANCES THEN EXISTING, AND AT THE REQUEST OF ANY SUCH HOLDER, PROMPTLY PREPARE AND FURNISH TO SUCH HOLDER A REASONABLE NUMBER OF COPIES OF A SUPPLEMENT TO OR AN AMENDMENT OF SUCH PROSPECTUS AS MAY BE NECESSARY SO THAT, AS THEREAFTER DELIVERED TO THE PURCHASERS OF SUCH REGISTRABLE SECURITIES, SUCH PROSPECTUS SHALL NOT INCLUDE AN UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY TO MAKE THE STATEMENTS THEREIN NOT MISLEADING IN LIGHT OF THE CIRCUMSTANCES THEN EXISTING;

OTHERWISE USE COMMERCIALLY REASONABLE EFFORTS TO COMPLY WITH ALL APPLICABLE RULES AND REGULATIONS OF THE SEC UNDER THE 1933 ACT AND THE 1934 ACT, TAKE SUCH OTHER ACTIONS AS MAY BE REASONABLY NECESSARY TO FACILITATE THE REGISTRATION OF THE REGISTRABLE SECURITIES HEREUNDER; AND MAKE AVAILABLE TO ITS SECURITY HOLDERS, AS SOON AS REASONABLY PRACTICABLE, BUT NOT LATER THAN THE AVAILABILITY DATE (AS DEFINED BELOW), AN EARNINGS STATEMENT COVERING A PERIOD OF AT LEAST TWELVE (12) MONTHS, BEGINNING AFTER THE EFFECTIVE DATE OF EACH REGISTRATION STATEMENT, WHICH EARNINGS STATEMENT SHALL SATISFY THE PROVISIONS OF SECTION 11(a) OF THE 1933 ACT, INCLUDING RULE 158 PROMULGATED THEREUNDER (FOR THE PURPOSE OF THIS SUBSECTION 3(k), "AVAILABILITY DATE" MEANS THE 45TH DAY FOLLOWING THE END OF THE FOURTH FISCAL QUARTER THAT INCLUDES THE EFFECTIVE DATE OF SUCH REGISTRATION STATEMENT, EXCEPT THAT, IF SUCH FOURTH FISCAL QUARTER IS THE LAST QUARTER OF THE COMPANY'S FISCAL YEAR, "AVAILABILITY DATE" MEANS THE 90TH DAY AFTER THE END OF SUCH FOURTH FISCAL QUARTER); ANY EARNINGS STATEMENT CONFORMING TO THE REQUIREMENTS OF THIS SECTION 3(k) AND PUBLICLY AVAILABLE ON THE COMPANY'S WEBSITE FOR A PERIOD OF AT LEAST TWELVE (12) MONTHS OR PUBLICLY AVAILABLE ON EDGAR SHALL BE DEEMED AVAILABLE FOR THE PURPOSES OF THIS SECTION 3(k); AND

WITH A VIEW TO MAKING AVAILABLE TO THE INVESTORS THE BENEFITS OF RULE 144 (OR ITS SUCCESSOR RULE) AND ANY OTHER RULE OR REGULATION OF THE SEC THAT MAY AT ANY TIME PERMIT THE INVESTOR TO SELL SHARES OF COMMON STOCK TO THE PUBLIC WITHOUT REGISTRATION, THE COMPANY COVENANTS AND AGREES TO: (i) MAKE AND KEEP PUBLIC

INFORMATION AVAILABLE, AS THOSE TERMS ARE UNDERSTOOD AND DEFINED IN RULE 144, UNTIL THE EARLIER OF (A) SIX MONTHS AFTER SUCH DATE AS ALL OF THE REGISTRABLE SECURITIES MAY BE RESOLD PURSUANT TO RULE 144(k) OR ANY OTHER RULE OF SIMILAR EFFECT OR (B) SUCH DATE AS ALL OF THE REGISTRABLE SECURITIES SHALL HAVE BEEN RESOLD; AND (ii) FILE WITH THE SEC IN A TIMELY MANNER ALL REPORTS AND OTHER DOCUMENTS REQUIRED OF THE COMPANY UNDER THE 1934 ACT; AND (iii) FURNISH TO THE INVESTOR UPON REQUEST, AS LONG AS SUCH INVESTOR OWNS ANY REGISTRABLE SECURITIES,
(A) A WRITTEN STATEMENT BY THE COMPANY THAT IT HAS COMPLIED WITH THE REPORTING REQUIREMENTS OF THE 1934 ACT, (B) A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K OR QUARTERLY REPORT ON FORM 10-Q, AND (C) SUCH OTHER INFORMATION AS MAY BE REASONABLY REQUESTED IN ORDER TO AVAIL SUCH INVESTOR OF ANY RULE OR REGULATION OF THE SEC THAT PERMITS THE SELLING OF ANY SUCH REGISTRABLE SECURITIES WITHOUT REGISTRATION.

OBLIGATIONS OF THE INVESTOR.

THE INVESTOR SHALL FURNISH IN WRITING TO THE COMPANY SUCH INFORMATION REGARDING ITSELF, THE REGISTRABLE SECURITIES HELD BY IT AND THE INTENDED METHOD OF DISPOSITION OF THE REGISTRABLE SECURITIES HELD BY IT, AS SHALL BE REASONABLY REQUIRED TO EFFECT THE REGISTRATION OF SUCH REGISTRABLE SECURITIES AND SHALL EXECUTE SUCH DOCUMENTS IN CONNECTION WITH SUCH REGISTRATION AS THE COMPANY MAY REASONABLY REQUEST. AT LEAST TWENTY (20) BUSINESS DAYS PRIOR TO THE FIRST ANTICIPATED FILING DATE OF ANY REGISTRATION STATEMENT, THE COMPANY SHALL NOTIFY THE INVESTOR OF THE INFORMATION THE COMPANY REQUIRES FROM SUCH INVESTOR IF SUCH INVESTOR ELECTS TO HAVE ANY OF THE REGISTRABLE SECURITIES INCLUDED IN THE REGISTRATION STATEMENT. THE INVESTOR SHALL PROVIDE SUCH INFORMATION TO THE COMPANY AT LEAST TEN (10) BUSINESS DAYS PRIOR TO THE FIRST ANTICIPATED FILING DATE OF SUCH REGISTRATION STATEMENT IF THE INVESTOR ELECTS TO HAVE ANY OF THE REGISTRABLE SECURITIES INCLUDED IN THE REGISTRATION STATEMENT. ANY INVESTOR WHO FAILS TO PROVIDE SUCH INFORMATION TO THE COMPANY WITHIN THE TIMEFRAMES DESCRIBED IN THIS SECTION 4(a) SHALL WAIVE ANY RIGHTS, DAMAGES OR PENALTIES SUCH INVESTOR HAS PURSUANT TO SECTION 2 OF THIS AGREEMENT.

THE INVESTOR, BY ITS ACCEPTANCE OF THE REGISTRABLE SECURITIES AGREES TO COOPERATE WITH THE COMPANY AS REASONABLY REQUESTED BY THE COMPANY IN CONNECTION WITH THE PREPARATION AND FILING OF A REGISTRATION STATEMENT HEREUNDER, UNLESS SUCH INVESTOR HAS NOTIFIED THE COMPANY IN WRITING OF ITS ELECTION TO EXCLUDE ALL OF ITS REGISTRABLE SECURITIES FROM SUCH REGISTRATION STATEMENT.

IN THE EVENT THE COMPANY, AT THE REQUEST OF THE INVESTOR, DETERMINES TO ENGAGE THE SERVICES OF AN UNDERWRITER, SUCH INVESTOR AGREES TO ENTER INTO AND PERFORM ITS OBLIGATIONS UNDER AN UNDERWRITING AGREEMENT, IN USUAL AND CUSTOMARY FORM FOR A SELLING STOCKHOLDER, INCLUDING, WITHOUT LIMITATION, CUSTOMARY INDEMNIFICATION AND CONTRIBUTION OBLIGATIONS, WITH THE MANAGING UNDERWRITER OF SUCH OFFERING AND TAKE SUCH OTHER ACTIONS AS ARE REASONABLY REQUIRED IN ORDER TO EXPEDITE OR FACILITATE THE DISPOSITIONS OF THE REGISTRABLE SECURITIES.

THE INVESTOR AGREES THAT, UPON RECEIPT OF ANY NOTICE FROM THE COMPANY OF EITHER
(i) THE COMMENCEMENT OF AN ALLOWED DELAY PURSUANT TO SECTION 2(C)(II), OR (II) THE HAPPENING OF AN EVENT PURSUANT TO SECTION 3(J) HEREOF, SUCH INVESTOR WILL IMMEDIATELY DISCONTINUE DISPOSITION OF REGISTRABLE SECURITIES PURSUANT TO THE REGISTRATION STATEMENT COVERING SUCH REGISTRABLE SECURITIES, UNTIL THE INVESTOR'S RECEIPT OF THE COPIES OF THE SUPPLEMENTED OR AMENDED PROSPECTUS FILED WITH THE SEC AND DECLARED EFFECTIVE AND, IF SO DIRECTED BY THE COMPANY, THE INVESTOR SHALL DELIVER TO THE COMPANY (AT THE EXPENSE OF THE COMPANY) OR DESTROY (AND DELIVER TO THE COMPANY A CERTIFICATE OF DESTRUCTION) ALL COPIES IN THE INVESTOR'S POSSESSION OF THE PROSPECTUS COVERING THE REGISTRABLE SECURITIES CURRENT AT THE TIME OF RECEIPT OF SUCH NOTICE.

THE INVESTOR MAY NOT PARTICIPATE IN ANY THIRD PARTY UNDERWRITTEN REGISTRATION HEREUNDER UNLESS IT (i) COMPLETES AND EXECUTES ALL QUESTIONNAIRES, POWERS OF ATTORNEY, INDEMNITIES, UNDERWRITING AGREEMENTS AND OTHER DOCUMENTS REASONABLY REQUIRED UNDER THE TERMS OF SUCH UNDERWRITING ARRANGEMENTS, AND (II) AGREES TO PAY ITS PRO RATA SHARE OF ALL UNDERWRITING DISCOUNTS AND COMMISSIONS. NOTWITHSTANDING THE FOREGOING, THE INVESTOR SHALL NOT BE REQUIRED TO MAKE ANY REPRESENTATIONS TO SUCH UNDERWRITER, OTHER THAN THOSE WITH RESPECT TO ITSELF AND THE REGISTRABLE SECURITIES OWNED BY IT, INCLUDING ITS RIGHT TO SELL THE REGISTRABLE SECURITIES, AND ANY INDEMNIFICATION IN FAVOR OF THE UNDERWRITER BY THE INVESTOR SHALL BE SEVERAL AND NOT JOINT AND LIMITED IN THE CASE OF THE INVESTOR, TO THE PROCEEDS RECEIVED BY SUCH INVESTOR FROM THE SALE OF ITS REGISTRABLE SECURITIES. THE SCOPE OF ANY SUCH INDEMNIFICATION IN FAVOR OF AN UNDERWRITER SHALL BE LIMITED TO THE SAME EXTENT AS THE INDEMNITY PROVIDED IN
SECTION 5(b) HEREOF.

INDEMNIFICATION.

INDEMNIFICATION BY THE COMPANY. THE COMPANY WILL INDEMNIFY AND HOLD HARMLESS THE INVESTOR AND ITS OFFICERS, DIRECTORS, MEMBERS, EMPLOYEES AND AGENTS, SUCCESSORS AND ASSIGNS, AND EACH OTHER PERSON, IF ANY, WHO CONTROLS SUCH INVESTOR WITHIN THE MEANING OF THE 1933 ACT, AGAINST ANY LOSSES, CLAIMS, DAMAGES OR LIABILITIES, JOINT OR SEVERAL, TO WHICH THEY MAY BECOME SUBJECT UNDER THE 1933 ACT OR OTHERWISE, INSOFAR AS SUCH LOSSES, CLAIMS, DAMAGES OR LIABILITIES (OR ACTIONS IN RESPECT THEREOF) ARISE OUT OF OR ARE BASED UPON: (i) ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF ANY MATERIAL FACT CONTAINED IN ANY REGISTRATION STATEMENT, ANY PRELIMINARY PROSPECTUS OR FINAL PROSPECTUS CONTAINED IN, OR ANY AMENDMENT OR SUPPLEMENT THEREOF; (ii) ANY BLUE SKY APPLICATION OR OTHER DOCUMENT EXECUTED BY THE COMPANY SPECIFICALLY FOR THAT PURPOSE OR BASED UPON WRITTEN INFORMATION FURNISHED BY THE COMPANY FILED IN ANY STATE OR OTHER JURISDICTION IN ORDER TO QUALIFY ANY OR ALL OF THE REGISTRABLE SECURITIES UNDER THE SECURITIES LAWS THEREOF (ANY SUCH APPLICATION, DOCUMENT OR INFORMATION HEREIN CALLED A "BLUE SKY APPLICATION"); (iii) THE OMISSION OR ALLEGED OMISSION TO STATE THEREIN A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY TO MAKE THE STATEMENTS THEREIN NOT MISLEADING; (iv) ANY VIOLATION BY THE COMPANY OR ITS AGENTS OF ANY RULE OR REGULATION PROMULGATED UNDER THE 1933 ACT APPLICABLE TO THE

COMPANY OR ITS AGENTS AND RELATING TO ACTION OR INACTION REQUIRED OF THE COMPANY IN CONNECTION WITH SUCH REGISTRATION; OR (v) ANY FAILURE TO REGISTER OR QUALIFY THE REGISTRABLE SECURITIES INCLUDED IN ANY SUCH REGISTRATION IN ANY STATE WHERE THE COMPANY OR ITS AGENTS HAS AFFIRMATIVELY UNDERTAKEN OR AGREED IN WRITING THAT THE COMPANY WILL UNDERTAKE SUCH REGISTRATION OR QUALIFICATION ON THE INVESTOR'S BEHALF (THE UNDERTAKING OF ANY UNDERWRITER CHOSEN BY THE COMPANY BEING ATTRIBUTED TO THE COMPANY) AND WILL REIMBURSE SUCH INVESTOR, AND EACH SUCH OFFICER, DIRECTOR OR MEMBER AND EACH SUCH CONTROLLING PERSON FOR ANY LEGAL OR OTHER EXPENSES REASONABLY INCURRED BY THEM IN CONNECTION WITH INVESTIGATING OR DEFENDING ANY SUCH LOSS, CLAIM, DAMAGE, LIABILITY OR ACTION; PROVIDED, HOWEVER, THAT THE COMPANY WILL NOT BE LIABLE IN ANY SUCH CASE IF AND TO THE EXTENT THAT ANY SUCH LOSS, CLAIM, DAMAGE OR LIABILITY (x) ARISES OUT OF OR IS BASED UPON AN UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION SO MADE IN CONFORMITY WITH INFORMATION FURNISHED BY SUCH INVESTOR OR ANY SUCH CONTROLLING PERSON IN WRITING SPECIFICALLY FOR USE IN SUCH REGISTRATION STATEMENT OR PROSPECTUS, (y) ARISES OUT OF THE FAILURE OF THE INVESTOR TO COMPLY WITH THE PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT, PROVIDED THAT THE COMPANY HAD MET ITS OBLIGATIONS HEREUNDER TO FURNISH THE INVESTOR WITH COPIES OF THE APPLICABLE PROSPECTUS, OR (z) ARISES OUT OF OR IS BASED UPON SALES BY THE INVESTOR PURSUANT TO THE REGISTRATION STATEMENT DURING AN ALLOWED DELAY, PROVIDED THAT THE COMPANY HAD COMPLIED IN ALL RESPECTS WITH THE PROVISIONS OF
SECTION 2(c)(ii) HEREOF.

INDEMNIFICATION BY THE INVESTORS. IN CONNECTION WITH ANY REGISTRATION PURSUANT TO THE TERMS OF THIS AGREEMENT, THE INVESTOR WILL FURNISH TO THE COMPANY IN WRITING SUCH INFORMATION AS THE COMPANY REASONABLY REQUESTS CONCERNING THE HOLDERS OF REGISTRABLE SECURITIES OR THE PROPOSED MANNER OF DISTRIBUTION FOR USE IN CONNECTION WITH ANY REGISTRATION STATEMENT OR PROSPECTUS AND AGREES, SEVERALLY BUT NOT JOINTLY, TO INDEMNIFY AND HOLD HARMLESS, TO THE FULLEST EXTENT PERMITTED BY LAW, THE COMPANY, ITS DIRECTORS, OFFICERS, EMPLOYEES, STOCKHOLDERS AND EACH PERSON WHO CONTROLS THE COMPANY (WITHIN THE MEANING OF THE 1933 ACT) AGAINST ANY LOSSES, CLAIMS, DAMAGES, LIABILITIES AND EXPENSE (INCLUDING REASONABLE ATTORNEY FEES) RESULTING FROM ANY UNTRUE STATEMENT OF A MATERIAL FACT OR ANY OMISSION OF A MATERIAL FACT REQUIRED TO BE STATED IN THE REGISTRATION STATEMENT OR PROSPECTUS OR PRELIMINARY PROSPECTUS OR AMENDMENT OR SUPPLEMENT THERETO OR NECESSARY TO MAKE THE STATEMENTS THEREIN NOT MISLEADING, TO THE EXTENT, BUT ONLY TO THE EXTENT THAT SUCH UNTRUE STATEMENT OR OMISSION IS CONTAINED IN ANY INFORMATION FURNISHED IN WRITING BY SUCH INVESTOR TO THE COMPANY SPECIFICALLY FOR INCLUSION IN SUCH REGISTRATION STATEMENT OR PROSPECTUS OR AMENDMENT OR SUPPLEMENT THERETO. IN NO EVENT SHALL THE LIABILITY OF AN INVESTOR BE GREATER IN AMOUNT THAN THE DOLLAR AMOUNT OF THE PROCEEDS (NET OF ALL EXPENSE PAID BY SUCH INVESTOR IN CONNECTION WITH ANY CLAIM RELATING TO THIS
SECTION 5 AND THE AMOUNT OF ANY DAMAGES SUCH HOLDER HAS OTHERWISE BEEN REQUIRED TO PAY BY REASON OF SUCH UNTRUE STATEMENT OR OMISSION) RECEIVED BY SUCH INVESTOR UPON THE SALE OF THE REGISTRABLE SECURITIES INCLUDED IN THE REGISTRATION STATEMENT GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION.

CONDUCT OF INDEMNIFICATION PROCEEDINGS. ANY PERSON ENTITLED TO INDEMNIFICATION HEREUNDER SHALL (i) GIVE PROMPT NOTICE TO THE INDEMNIFYING PARTY OF ANY CLAIM WITH RESPECT TO WHICH IT SEEKS INDEMNIFICATION AND (ii) PERMIT SUCH INDEMNIFYING PARTY TO ASSUME THE DEFENSE OF SUCH CLAIM WITH COUNSEL REASONABLY SATISFACTORY TO THE INDEMNIFIED PARTY; PROVIDED THAT ANY PERSON ENTITLED TO INDEMNIFICATION HEREUNDER SHALL HAVE THE RIGHT TO EMPLOY SEPARATE COUNSEL AND TO PARTICIPATE IN THE DEFENSE OF SUCH CLAIM, BUT THE FEES AND EXPENSES OF SUCH COUNSEL SHALL BE AT THE EXPENSE OF SUCH PERSON UNLESS (a) THE INDEMNIFYING PARTY HAS AGREED TO PAY SUCH FEES OR EXPENSES, OR (b) THE INDEMNIFYING PARTY SHALL HAVE FAILED TO ASSUME THE DEFENSE OF SUCH CLAIM AND EMPLOY COUNSEL REASONABLY SATISFACTORY TO SUCH PERSON OR (c) IN THE REASONABLE JUDGMENT OF ANY SUCH PERSON, BASED UPON WRITTEN ADVICE OF ITS COUNSEL, A CONFLICT OF INTEREST EXISTS BETWEEN SUCH PERSON AND THE INDEMNIFYING PARTY WITH RESPECT TO SUCH CLAIMS (IN WHICH CASE, IF THE PERSON NOTIFIES THE INDEMNIFYING PARTY IN WRITING THAT SUCH PERSON ELECTS TO EMPLOY SEPARATE COUNSEL AT THE EXPENSE OF THE INDEMNIFYING PARTY, THE INDEMNIFYING PARTY SHALL NOT HAVE THE RIGHT TO ASSUME THE DEFENSE OF SUCH CLAIM ON BEHALF OF SUCH PERSON); AND PROVIDED, FURTHER, THAT THE FAILURE OF ANY INDEMNIFIED PARTY TO GIVE NOTICE AS PROVIDED HEREIN SHALL NOT RELIEVE THE INDEMNIFYING PARTY OF ITS OBLIGATIONS HEREUNDER, EXCEPT TO THE EXTENT THAT SUCH FAILURE TO GIVE NOTICE SHALL MATERIALLY ADVERSELY AFFECT THE INDEMNIFYING PARTY IN THE DEFENSE OF ANY SUCH CLAIM OR LITIGATION. IT IS UNDERSTOOD THAT THE INDEMNIFYING PARTY SHALL NOT, IN CONNECTION WITH ANY PROCEEDING IN THE SAME JURISDICTION, BE LIABLE FOR FEES OR EXPENSES OF MORE THAN ONE SEPARATE FIRM OF ATTORNEYS AT ANY TIME FOR ALL SUCH INDEMNIFIED PARTIES. NO INDEMNIFYING PARTY WILL, EXCEPT WITH THE CONSENT OF THE INDEMNIFIED PARTY, CONSENT TO ENTRY OF ANY JUDGMENT OR ENTER INTO ANY SETTLEMENT THAT DOES NOT INCLUDE AS AN UNCONDITIONAL TERM THEREOF THE GIVING BY THE CLAIMANT OR PLAINTIFF TO SUCH INDEMNIFIED PARTY OF A RELEASE FROM ALL LIABILITY IN RESPECT OF SUCH CLAIM OR LITIGATION.

CONTRIBUTION. IF FOR ANY REASON THE INDEMNIFICATION PROVIDED FOR IN THE PRECEDING PARAGRAPHS (a) AND (b) IS UNAVAILABLE TO AN INDEMNIFIED PARTY OR INSUFFICIENT TO HOLD IT HARMLESS, OTHER THAN AS EXPRESSLY SPECIFIED THEREIN, THEN THE INDEMNIFYING PARTY SHALL CONTRIBUTE TO THE AMOUNT PAID OR PAYABLE BY THE INDEMNIFIED PARTY AS A RESULT OF SUCH LOSS, CLAIM, DAMAGE OR LIABILITY IN SUCH PROPORTION AS IS APPROPRIATE TO REFLECT THE RELATIVE FAULT OF THE INDEMNIFIED PARTY AND THE INDEMNIFYING PARTY, AS WELL AS ANY OTHER RELEVANT EQUITABLE CONSIDERATIONS. NO PERSON GUILTY OF FRAUDULENT MISREPRESENTATION WITHIN THE MEANING OF SECTION 11(f) OF THE 1933 ACT SHALL BE ENTITLED TO CONTRIBUTION FROM ANY PERSON NOT GUILTY OF SUCH FRAUDULENT MISREPRESENTATION. IN NO EVENT SHALL THE CONTRIBUTION OBLIGATION OF A HOLDER OF REGISTRABLE SECURITIES BE GREATER IN AMOUNT THAN THE DOLLAR AMOUNT OF THE PROCEEDS (NET OF ALL EXPENSES PAID BY SUCH HOLDER IN CONNECTION WITH ANY CLAIM RELATING TO THIS SECTION 5 AND THE AMOUNT OF ANY DAMAGES SUCH HOLDER HAS OTHERWISE BEEN REQUIRED TO PAY BY REASON OF SUCH UNTRUE OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION) RECEIVED BY IT UPON THE SALE OF THE REGISTRABLE SECURITIES GIVING RISE TO SUCH CONTRIBUTION OBLIGATION.

MISCELLANEOUS.

AMENDMENTS AND WAIVERS. THIS AGREEMENT MAY BE AMENDED ONLY BY A WRITING SIGNED BY THE COMPANY AND THE INVESTOR. THE COMPANY MAY TAKE ANY ACTION HEREIN PROHIBITED, OR OMIT TO PERFORM ANY ACT HEREIN REQUIRED TO BE PERFORMED BY IT, ONLY IF THE COMPANY SHALL HAVE OBTAINED THE WRITTEN CONSENT TO SUCH AMENDMENT, ACTION OR OMISSION TO ACT, OF THE INVESTOR.

NOTICES. ALL NOTICES AND OTHER COMMUNICATIONS PROVIDED FOR OR PERMITTED HEREUNDER, OTHER THAN NOTICES SET FORTH IN SECTION 2(c)(i), SHALL BE MADE AS SET FORTH IN SECTION 9.4 OF THE PURCHASE AGREEMENT.

NONDISCLOSURE. THE COMPANY SHALL NOT DISCLOSE MATERIAL NONPUBLIC INFORMATION TO THE INVESTOR, OR TO ADVISORS TO OR REPRESENTATIVES OF THE INVESTOR, UNLESS PRIOR TO DISCLOSURE OF SUCH INFORMATION THE COMPANY IDENTIFIES SUCH INFORMATION AS BEING MATERIAL NONPUBLIC INFORMATION AND PROVIDES THE INVESTOR, SUCH ADVISORS AND REPRESENTATIVES WITH THE OPPORTUNITY TO ACCEPT OR REFUSE TO ACCEPT SUCH MATERIAL NONPUBLIC INFORMATION FOR REVIEW AND ANY INVESTOR WISHING TO OBTAIN SUCH INFORMATION ENTERS INTO AN APPROPRIATE CONFIDENTIALITY AND STANDSTILL AGREEMENT WITH THE COMPANY WITH RESPECT THERETO.

ASSIGNMENTS AND TRANSFERS BY INVESTORS. THE PROVISIONS OF THIS AGREEMENT SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE INVESTOR AND ITS RESPECTIVE SUCCESSORS AND ASSIGNS. THE INVESTOR MAY TRANSFER OR ASSIGN, IN WHOLE OR FROM TIME TO TIME IN PART, TO ONE OR MORE PERSONS ITS RIGHTS HEREUNDER IN CONNECTION WITH THE TRANSFER OF REGISTRABLE SECURITIES BY SUCH INVESTOR TO SUCH PERSON, PROVIDED THAT SUCH INVESTOR COMPLIES WITH ALL LAWS APPLICABLE THERETO AND PROVIDES WRITTEN NOTICE OF ASSIGNMENT TO THE COMPANY PROMPTLY AFTER SUCH ASSIGNMENT IS EFFECTED.

ASSIGNMENTS AND TRANSFERS BY THE COMPANY. THIS AGREEMENT MAY NOT BE ASSIGNED BY THE COMPANY (WHETHER BY OPERATION OF LAW OR OTHERWISE) WITHOUT THE PRIOR WRITTEN CONSENT OF THE INVESTOR, PROVIDED, HOWEVER, THAT THE COMPANY MAY ASSIGN ITS RIGHTS AND DELEGATE ITS DUTIES HEREUNDER TO ANY SURVIVING OR SUCCESSOR CORPORATION IN CONNECTION WITH A MERGER OR CONSOLIDATION OF THE COMPANY WITH ANOTHER CORPORATION, OR A SALE, TRANSFER OR OTHER DISPOSITION OF ALL OR SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS TO ANOTHER CORPORATION, WITHOUT THE PRIOR WRITTEN CONSENT OF THE INVESTOR, AFTER NOTICE DULY GIVEN BY THE COMPANY TO EACH INVESTOR.

BENEFITS OF THE AGREEMENT. THE TERMS AND CONDITIONS OF THIS AGREEMENT SHALL INURE TO THE BENEFIT OF AND BE BINDING UPON THE RESPECTIVE PERMITTED SUCCESSORS AND ASSIGNS OF THE PARTIES. NOTHING IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY PARTY OTHER THAN THE PARTIES HERETO OR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS ANY RIGHTS, REMEDIES, OBLIGATIONS, OR LIABILITIES UNDER OR BY REASON OF THIS AGREEMENT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT.

COUNTERPARTS; FAXES. THIS AGREEMENT MAY BE EXECUTED IN TWO OR MORE COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED AN ORIGINAL, BUT ALL OF WHICH TOGETHER SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT. THIS AGREEMENT MAY ALSO BE EXECUTED VIA FACSIMILE, WHICH SHALL BE DEEMED AN ORIGINAL.

TITLES AND SUBTITLES. THE TITLES AND SUBTITLES USED IN THIS AGREEMENT ARE USED FOR CONVENIENCE ONLY AND ARE NOT TO BE CONSIDERED IN CONSTRUING OR INTERPRETING THIS AGREEMENT.

SEVERABILITY. ANY PROVISION OF THIS AGREEMENT THAT IS PROHIBITED OR UNENFORCEABLE IN ANY JURISDICTION SHALL, AS TO SUCH JURISDICTION, BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR UNENFORCEABILITY WITHOUT INVALIDATING THE REMAINING PROVISIONS HEREOF BUT SHALL BE INTERPRETED AS IF IT WERE WRITTEN SO AS TO BE ENFORCEABLE TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND ANY SUCH PROHIBITION OR UNENFORCEABILITY IN ANY JURISDICTION SHALL NOT INVALIDATE OR RENDER UNENFORCEABLE SUCH PROVISION IN ANY OTHER JURISDICTION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE ANY PROVISION OF LAW WHICH RENDERS ANY PROVISIONS HEREOF PROHIBITED OR UNENFORCEABLE IN ANY RESPECT.

FURTHER ASSURANCES. THE PARTIES SHALL EXECUTE AND DELIVER ALL SUCH FURTHER INSTRUMENTS AND DOCUMENTS AND TAKE ALL SUCH OTHER ACTIONS AS MAY REASONABLY BE REQUIRED TO CARRY OUT THE TRANSACTIONS CONTEMPLATED HEREBY AND TO EVIDENCE THE FULFILLMENT OF THE AGREEMENTS HEREIN CONTAINED.

ENTIRE AGREEMENT. THIS AGREEMENT IS INTENDED BY THE PARTIES AS A FINAL EXPRESSION OF THEIR AGREEMENT AND INTENDED TO BE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT AND UNDERSTANDING OF THE PARTIES HERETO IN RESPECT OF THE SUBJECT MATTER CONTAINED HEREIN. THIS AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN THE PARTIES WITH RESPECT TO SUCH SUBJECT MATTER.

GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF MINNESOTA LOCATED IN HENNEPIN COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA FOR THE PURPOSE OF ANY SUIT, ACTION, PROCEEDING OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. SERVICE OF PROCESS IN CONNECTION WITH ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON EACH PARTY HERETO ANYWHERE IN THE WORLD BY THE SAME METHODS AS ARE SPECIFIED FOR THE GIVING OF NOTICES UNDER THIS AGREEMENT. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND TO THE LAYING OF VENUE IN SUCH COURT. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS AND IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                                    * * * * *

         IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

THE COMPANY:                                HEALTH FITNESS CORPORATION

                                            By:   ______________________________
                                            Name: ______________________________
                                            Title ______________________________

THE INVESTOR:                               BAYVIEW CAPITAL PARTNERS LP

                                            By:   Bayview Capital Management LLC
                                             Its: General Partner

                                            By:   ______________________________
                                            Name: ______________________________

                                    EXHIBIT G

                                ESCROW AGREEMENT

         This ESCROW AGREEMENT (this "Escrow Agreement"), is dated as of August ___, 2003 by and among Johnson & Johnson Health Care Systems Inc., a New Jersey corporation ("J&J Health"), Bayview Capital Partners LP, a Delaware limited partnership ("Bayview"), Wells Fargo Bank, National Association, as lender ("Lender"), and Wells Fargo Bank Minnesota, National Association, as escrow agent (the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, Health Fitness Corporation, a Minnesota corporation ("HFC"), and J&J Health are parties to that certain Asset Purchase Agreement, dated as of the date hereof (the "Asset Purchase Agreement"), pursuant to which HFC will acquire certain assets (the "Acquired Assets") of the Health & Fitness Services division of J&J Health;

         WHEREAS, to induce J&J Health to enter into the Asset Purchase Agreement, Section 7(a) of the Asset Purchase Agreement provides that, in connection with the purchase of the Acquired Assets, the sum of Five Million Two Hundred Fifty Thousand Dollars ($5,250,000.00) (the "Escrow Contribution") shall be deposited with the Escrow Agent and held by the Escrow Agent in an escrow account established pursuant to this Escrow Agreement, and subsequently disbursed in accordance with the terms of this Escrow Agreement;

         WHEREAS, the Lender will deposit Two Million Two Hundred and Fifty Thousand Dollars ($2,250,000) of the Escrow Contribution with the Escrow Agent and Bayview will deposit Three Million Dollars ($3,000,000) of the Escrow Contribution with the Escrow Agent; and

         WHEREAS, the Escrow Agent has agreed to hold the Escrow Fund (as defined herein) pursuant to the terms of this Escrow Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS

         1.1)     Defined Terms. Capitalized terms used and not otherwise
defined in this Agreement shall have the meanings assigned to them in the Asset Purchase Agreement.

         1.2)     Additional Definitions. The following terms shall have the following meanings:

         "Closing Distribution Notice" means as defined in Section 4.1.

         "Escrow Fund" means the Escrow Contribution deposited with the Escrow Agent pursuant to Section 7(a) of the Asset Purchase Agreement, together with interest and other earnings and profits upon or in respect of such amount, minus amounts paid or distributed pursuant to this Agreement.

         "Permitted Investments" means as defined in Section 3.1.

         "Post-Closing Distribution Notice" means as defined in Section 4.1.

                                   ARTICLE II
                                     ESCROW

         2.1)     Funds Placed in Escrow. On the date hereof, Lender and Bayview have deposited the Escrow Contribution with the Escrow Agent. The Escrow Agent hereby acknowledges receipt of such deposits and accepts delivery of the Escrow Contribution. The Escrow Agent agrees to hold the Escrow Fund in an escrow account, subject to the terms and conditions of this Agreement. The escrow account shall be a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party to this Agreement.

         2.2)     Repayment; Reimbursement. The Escrow Fund shall be utilized to pay to J&J Health the Purchase Price at the Closing for the Acquired Assets and to pay J&J Health any adjusted Purchase Price after the Closing, all as provided in Section 7(a) of the Asset Purchase Agreement.

         2.3)     Escrow Taxes. Unless otherwise required by law, J&J Health will include in its income, for federal, state, local and foreign tax purposes, that portion of income and gains realized by the Escrow Fund that is disbursed to J&J Health, and shall pay all income taxes due with respect thereto. HFC will include in its income, for federal, state, local and foreign tax purposes, that portion of income and gains realized by the Escrow Fund that is disbursed other than to J&J Health. As soon as practicable after December 31 of each calendar year (but in no event later than required by applicable law), the Escrow Agent shall report, as required by applicable law, income and gains realized by the Escrow Fund in a manner consistent with this section.

                                   ARTICLE III
                               INVESTMENT OF FUND

         3.1)     Permitted Investments; Interest. From the date hereof until the final disbursement from the Escrow Fund pursuant to Article 4 of this Escrow Agreement, the Escrow Agent is authorized and directed to invest and reinvest the Escrow Fund in the Wells Fargo Treasury Plus Money Market Fund (the "Permitted Investments"). The Escrow Agent hereby represents that the Wells Fargo Treasury Plus Money Market Fund is a money market fund that is rated AAA or Aaa by Standard & Poor's or Moody's, respectively, and that provides daily liquidity without penalty. The Permitted Investments and interest accruing on, and any profit resulting from, such investments shall be added to, and become a part of, the Escrow Fund pursuant to this Escrow Agreement. For purposes of this Escrow Agreement, "interest" on the Escrow Fund shall include all proceeds thereof and investment earnings with respect thereto. The Permitted Investments shall be registered in the name of the Escrow Agent. The Escrow Agent shall have full power and authority to sell any and all of the Permitted Investments held by it under this Escrow Agreement as necessary to make disbursements under this Escrow Agreement, and may use its bond department to effect such sales. The Escrow Agent shall not be responsible for any unrealized profit or realized loss realized on such investments.

                                   ARTICLE IV
                            RELEASE OF ESCROW ACCOUNT

         4.1)     Closing of the Asset Purchase Agreement. In connection with the consummation of the Closing under the Asset Purchase Agreement, J&J Health and HFC shall deliver to the Escrow Agent, with a copy to Bayview and the Lender, a notice jointly executed by J&J Health and HFC stating that all conditions precedent to the Closing of the Asset Purchase Agreement, with the exception of delivery of the Purchase Price, have been satisfied and not waived (provided that J&J Health may, in its sole and absolute discretion, waive any one or more conditions precedent to J&J Health's obligation to consummate the Closing set forth in Section 11(d)(ii) of the Asset Purchase Agreement), and setting forth the amount of the Purchase Price to be distributed to J&J Health in accordance with Section 7(a) of the Asset Purchase Agreement (the "Closing Distribution Notice"), and the Escrow Agent thereupon shall promptly make a disbursement to J&J Health from the Escrow Fund in the amount set forth in the Closing Distribution Notice. Thereafter, at the end of each of the six calendar months following the month in which the Closing occurs, the Escrow Agent shall disburse to J&J Health an amount equal to the amount, if any, by which the Purchase Price as recalculated in accordance with Section 7(a) of the Asset Purchase Agreement at such month-end exceeds the total Purchase Price theretofore paid to J&J Health upon the receipt of a notice, with a copy to Bayview and the Lender, jointly executed by J&J Health and HFC setting forth and directing the disbursement of any such amount (each a "Post-Closing Distribution Notice"). Promptly following full payment of all amounts set forth in the Closing Distribution Notice and all amounts set forth in the Post-Closing Distribution Notices, any amounts remaining in the Escrow Fund shall be disbursed to Lender.

         4.2)     Termination of the Asset Purchase Agreement. On receipt of a notice jointly executed by J&J Health and HFC stating that the Asset Purchase Agreement has been terminated (the "Termination Distribution Notice"), the Escrow Agent shall promptly disburse all amounts in the Escrow Fund to Lender and to Bayview pro rata based on the percentage of the Escrow Contribution contributed by each.

         4.3)     No Closing or Termination. If the Escrow Agent has not
received the Closing Distribution Notice or Termination Distribution Notice on or before November 30, 2003, the Escrow Agent shall promptly disburse all amounts in the Escrow Fund to Lender and to Bayview pro rata based on the percentage of the Escrow Contribution contributed by each.

                                    ARTICLE V

                   LIABILITY AND COMPENSATION OF ESCROW AGENT

         5.1)     No Implied Duties. The duties and obligations of the Escrow
Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement, and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall, in determining its duties hereunder, be under no obligation to refer to any other documents between or among the parties related in any way to this Escrow Agreement (except to the extent that this Escrow Agreement specifically refers to or incorporates by reference provisions of any other document).

         5.2)     Indemnification of Escrow Agent. HFC and the Escrow Agent have entered into a separate letter agreement dated the date hereof relating to indemnification of the Escrow Agent for certain liability and expense which may arise out of actions taken or omitted by the Escrow Agent in accordance with this Escrow Agreement (except such liability and expense as may result from the gross negligence or willful misconduct of the Escrow Agent).

         5.3)     Standard of Care; Reliance. The Escrow Agent shall not be
liable to any person by reason of any error of judgment or for any act done or step taken or omitted by it, or for any mistake of fact or law or anything which it may do or refrain from doing in connection herewith unless caused by or arising out of its own gross negligence or willful misconduct. The Escrow Agent shall be entitled to rely in good faith on, and shall be protected in acting in reliance in good faith upon, any instructions or directions furnished to it in writing jointly executed by J&J Health and HFC or by Lender and Bayview, as applicable, pursuant to any provision of this Escrow Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it by J&J Health and HFC or by Lender and Bayview, and reasonably believed by the Escrow Agent to be genuine and to have been signed and presented by the proper party or parties. In performing its obligations hereunder, the Escrow Agent may consult with counsel to the Escrow Agent and shall be entitled to rely in good faith on, and shall be protected in acting in reliance in good faith upon, the advice or opinion of such counsel.

         5.4)     Compensation of Escrow Agent. The Escrow Agent shall be
entitled to its customary fee for the performance of services by the Escrow Agent hereunder for each year or portion thereof that any portion of the Escrow Fund remains in escrow and shall be reimbursed for reasonable costs and expenses incurred by it in connection with the performance of such services (such fees, costs and expenses are hereinafter referred to as the "Escrow Agent's Compensation"). The Escrow Agent's Compensation shall be paid by HFC pursuant to the terms of a separate letter agreement between the Escrow Agent and HFC dated the date hereof.

         5.5)     Resignation and Successor. The Escrow Agent may resign at any time by giving sixty (60) days written notice to Lender, Bayview and J&J Health; provided, that such resignation shall not be effective unless and until a successor Escrow Agent has been appointed and accepts such position pursuant to the terms of this Section 5.5. In such event, Lender, Bayview and J&J Health shall jointly appoint a successor Escrow Agent. If a successor Escrow Agent is not appointed within the 30-day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor Escrow Agent. Such appointment shall be effective on the effective date of the aforesaid resignation (the "Escrow

Transfer Date"). On the Escrow Transfer Date, all right title and interest to the Escrow Fund, including interest thereon, shall be transferred to the successor Escrow Agent and this Escrow Agreement shall be assigned by the Escrow Agent to such successor Escrow Agent, and thereafter, the resigning Escrow Agent shall be released from any further obligations hereunder. The Escrow Agent shall continue to serve until its successor is appointed, assumes this Escrow Agreement and receives the transferred Escrow Fund.

         5.6)     Disputes. It is understood and agreed that in the event any adverse claims or demands are made in connection with the Escrow Fund, or in the event the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall retain the Escrow Fund until the Escrow Agent shall have received (i) an enforceable final order of a court or arbitrator of competent jurisdiction which is not subject to further appeal directing delivery of the Escrow Fund or (ii) a written statement jointly executed by J&J Health and HFC, on the one hand, and Lender and Bayview, on the other hand, directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court or arbitrator order referred to in clause (i) immediately above shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court or arbitrator order or judgment is final and enforceable and is not subject to further appeal. The Escrow Agent shall act on such court or arbitrator order and legal opinion without further question.

         5.7)     Limitation on Damages. In no event shall the Escrow Agent be liable in connection with this Escrow Agreement for any special, indirect or consequential loss or damage of any kind whatsoever, even if the Escrow Agent has been previously advised of such loss or damage.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         6.1)     Representations by Escrow Agent. The Escrow Agent represents and warrants to each of the other parties hereto that it is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation; that it has the power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder; that the execution, delivery and performance of this Escrow Agreement by it has been duly authorized and approved by all necessary action; that this Escrow Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and that the execution, delivery and performance of this Escrow Agreement by it will not result in a breach of or loss of rights under or constitute a default under or a violation of any trust (constructive or other), agreement, judgment, decree, order or other instrument to which it is a party or by which it or its properties or assets may be bound.

         6.2)     Representations by J&J Health, Bayview and Lender. J&J Health,
Bayview and Lender each represents to each of the other parties hereto that it is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation; that it has the power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder; that the execution, delivery and performance of this Escrow Agreement by it has been duly authorized and approved by all necessary action; that this Escrow Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and that the execution, delivery and performance of this Escrow Agreement by it will not result in a breach of or loss of rights under or constitute a default under or a violation of any trust (constructive or other), agreement, judgment, decree, order or other instrument to which it is a party or by which it or its properties or assets may be bound.

                                   ARTICLE VII
                                   TERMINATION

         7.1)     Termination. This Agreement shall terminate on the date all amounts in the Escrow Fund have been disbursed as provided herein.

                                  ARTICLE VIII
                                     GENERAL

         8.1)     Other Agreements. Nothing in this Agreement is intended to limit any of the rights of HFC or J&J Health, or any obligation of HFC or J&J Health, under the Asset Purchase Agreement (or any agreement entered into in connection with the transactions contemplated by the Asset Purchase Agreement).

         8.2)     Governing Law. This Agreement shall be governed by the laws of the State of Minnesota (regardless of the laws that might otherwise govern under applicable Minnesota principles of conflicts of law).

         8.3)     Arbitration.

                  (i) The parties hereby agree that any dispute shall be resolved by arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then pertaining (available by www.adr.org), except where those rules conflict with this provision, in which case this provision controls. Any court with jurisdiction shall enforce this clause and enter judgment on any award. The arbitrator shall be selected within twenty business days from commencement of the arbitration from the AAA's National Roster of Arbitrators pursuant to agreement or through selection procedures administered by the AAA. Within 45 days of initiation of arbitration, the parties shall reach agreement upon and thereafter follow procedures, including limits on discovery, assuring that the arbitration will be concluded and the award rendered within no more than eight months from the selection of the arbitrator, or, failing agreement, procedures meeting such time limits will be designed by the AAA and adhered to by the parties. The arbitration shall be held in Minneapolis, Minnesota and the arbitrator shall apply the substantive law of Minnesota, except that the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act. Prior to commencement of arbitration, emergency relief is available from any court to avoid irreparable harm. THE ARBITRATOR SHALL NOT AWARD EITHER

                           PARTY PUNITIVE, EXEMPLARY, MULTIPLIED OR
                           CONSEQUENTIAL DAMAGES, OR ATTORNEYS' FEES OR COSTS.

                  (ii) Prior to the commencement of arbitration, the parties must attempt to mediate their dispute using a professional mediator from AAA, the CPR Institute for Dispute Resolution, or like organization selected by agreement or, absent agreement, through selection procedures administered by the AAA. Within a period of 45 days after the request for mediation, the parties agree to convene with the mediator, with business representatives present, for at least one session to attempt to resolve the matter. In no event will mediation delay commencement of the arbitration for more than 45 days absent agreement of the parties or interfere with the availability of emergency relief.

         8.4) Benefit; Successor and Assigns. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but shall not be assignable by any party hereto without the written consent of all of the other parties hereto. The parties acknowledge that HFC is an intended third-party beneficiary of this Escrow Agreement and that this Escrow Agreement will not be amended without the consent of HFC. This Escrow Agreement is not intended to confer on any person not a party hereto, other than HFC pursuant to the immediately preceding sentence, any rights or remedies hereunder.

         8.5)     Severability. If any provision of this Agreement, or the
application of such a provision, is for any reason and to any extent invalid or unenforceable, the remainder of this Agreement and application of such provision to other circumstances shall be interpreted so as reasonably to effect the intent of the parties to this Agreement. The parties shall replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

         8.6)     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of it, individually or taken together, whether delivered via facsimile or otherwise, bear the signatures of all the parties reflected hereon as signatories.

         8.7)     Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. Except with respect to HFC pursuant to Section 8.4, notwithstanding any rights that may be created in any third party under the terms of this Agreement, no such amendment or waiver shall require the consent of such third party to be effective. The waiver by a party of any breach of this Agreement or default in the performance of any obligations under this Agreement shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

         8.8)     Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally by commercial courier service or otherwise, or by telecopier, or by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to J&J Health:
         Johnson & Johnson Health Care Systems Inc.
         425 Hoes Lane
         Piscataway, NJ  08855
         FAX:  (732) 562-3121
         Attention:  David P. Carberry

         If to Escrow Agent:
         Wells Fargo Bank Minnesota, N.A.
         Corporate Trust Services
         MAC N9303-110
         Sixth and Marquette
         Minneapolis, MN 55479
         FAX: 612-667-2160
         Attention: Steven R. Gubrud

         If to Lender:
         Wells Fargo Bank, N.A.
         7900 Xerxes Avenue South
         MAC N9307-013
         Bloomington, MN 55431
         FAX: (612) 316-1621
         Attention: Kent A. Paulson

         If to Bayview:
         Bayview Capital Partners LP
         641 East Lake Street, Suite 2400
         Wayzata, MN 55391
         FAX: (952) 345-2001
         Attention: Cary Musech and Sean A. Epp

Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail).

         8.9)     Construction of Agreement. This Escrow Agreement has been
negotiated by the respective parties hereto and their attorneys and the language of this Agreement shall not be construed for or against any party. A reference to a Section shall mean a Section in this Agreement unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.

         8.10)    Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described in this Escrow Agreement and contemplated by it and to carry into effect the intents and purposes of this Escrow Agreement.

         8.11)    Absence of Third Party Beneficiary Rights. No provisions of this Escrow Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder or partner of any party to this Escrow Agreement or any other person or entity unless specifically provided otherwise in it, and, except as so provided, all provisions of this Escrow Agreement shall be personal solely among the parties to this Escrow Agreement.

         8.12)    Entire Agreement. This Escrow Agreement and the Asset Purchase
Agreement and the exhibits and schedules to this Escrow Agreement and to the Asset Purchase Agreement constitute the entire understanding and agreement of the parties to this Escrow Agreement with respect to the subject matter of this Agreement and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms of this Escrow Agreement control and supersede any course of performance or usage of trade inconsistent with any of the terms of this Escrow Agreement.

         IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first above written.

JOHNSON & JOHNSON HEALTH CARE SYSTEMS       WELLS FARGO BANK MINNESOTA, NATIONAL
INC.                                        ASSOCIATION, AS ESCROW AGENT


By:  _________________________________      By:  _______________________________
Name: ________________________________      Name: ______________________________
Title: _______________________________      Title: _____________________________


WELLS FARGO BANK, NATIONAL ASSOCIATION,     BAYVIEW CAPITAL PARTNERS LP
AS LENDER
                                            BY:  BAYVIEW CAPITAL MANAGEMENT LLC
                                            ITS: GENERAL PARTNER

By:  _________________________________      By:  _______________________________
Name: ________________________________      Name: ______________________________
Title: _______________________________      Title: _____________________________

                                    EXHIBIT H

                            Fredrikson & Byron, P.A.
                              4000 Pillsbury Center
                             200 South Second Avenue
                          Minneapolis, Minnesota 55402
                             Telephone: 612-492-7000
                                Fax: 612-492-7077

August 25, 2003

Bayview Capital Partners LP
641 East Lake Street, Suite 2400
Wayzata, MN 55391
Attn: Cary Musech and Sean A. Epp

Ladies and Gentlemen:

         We have acted as counsel to Health Fitness Corporation, a Minnesota corporation ("HFC"), in connection with the transactions contemplated by that certain Securities Purchase Agreement between HFC and the Active Guarantors (as defined below), on the one hand, and you ("Bayview"), on the other hand, dated the date hereof (the "Purchase Agreement"). This opinion is given at the request of HFC pursuant to Section 5.01(d)(vii) of the Purchase Agreement. Capitalized terms not otherwise defined in this opinion have the same meanings as in the Purchase Agreement.

         We have examined the following documents, each dated the date hereof:

         a.       the Purchase Agreement;

         b.       the Bridge Note;

         c. the Security Agreement between Bayview and HFC and the Security Agreement between Bayview and each of Fitness Centers of America, a California corporation ("FCA"), Health Fitness Rehab, Inc., a Minnesota corporation ("HF Rehab"), and Health Fitness Corporation of Canada, Inc., an Alberta corporation ("HFC Canada" and together with FCA and HF Rehab, the "Active Guarantors"); and

         d. the Guaranties (the "Guaranties") given in Bayview's favor by each Active Guarantor.

All of the foregoing are sometimes collectively referred to herein as the "Transaction Documents."

         We have also examined HFC's Articles of Incorporation and Bylaws and officer's and secretary's certificates certifying to the adoption of certain corporate resolutions by HFC's board of directors and committees thereof in connection with the execution of the Transaction Documents. We have also examined the Active Guarantors' Articles of Incorporation and Bylaws and officer's and secretary's certificates certifying to the adoption of certain corporate resolutions by the Active Guarantors' boards of directors in connection with the execution of the Transaction Documents.

         As to various matters of fact material to this opinion we have relied upon factual representations made by HFC and the Active Guarantors in the Transaction Documents and upon certificates of officers and public officials. We have also examined the originals or copies of such corporate documents and records and other certificates, opinions and instruments and have made such other investigation as we have deemed necessary in connection with the opinions hereinafter set forth.

         We have assumed the genuineness of all signatures (other than signatures of persons signing on behalf of HFC or the Active Guarantors) and authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. In examining documents executed by parties other than HFC or the Active Guarantors, we have assumed that such parties have all necessary power to enter into and perform all of their obligations thereunder and have also assumed the due authorization by all requisite action of the execution, delivery and performance of such documents by such parties and that such documents are legal, valid and binding on such parties in accordance with their respective terms. We have also assumed that each natural person executing any Transaction Document has the capacity and is legally competent to do so.

         Our opinion set forth in Paragraph 2 is based solely upon certificates of good standing (or similar certificates) from the Secretaries of State (or other appropriate office) of California (dated August 21, 2003), with respect to FCA; of Minnesota (dated August 21, 2003) with respect to HF Rehab; and Alberta (dated July 17, 2003) with respect to HFC Canada; and all such opinions are rendered as of the date of such certificate with respect to such party in such jurisdiction.

         Our opinions expressed below are limited to the law of the State of Minnesota (excluding its conflict of laws principles), the corporate laws of the State of California as reported by Aspen Law & Business, a Division of Aspen Publishers, Inc., in its Corporation Statutes (without examination of any judicial decisions applicable to the corporate laws of the State of California), and the substantive law of the United States of America. We express no opinion as to the laws of any other state or jurisdiction. We express no opinion on any matter of county, municipal, or special political subdivision law.

         References in this opinion to "our knowledge" or the like, mean that in the course of our representation of HFC no information has come to the attention of the lawyers working on the transaction contemplated by the Transaction Documents that gives us current conscious awareness that any such opinions are not accurate. Except as otherwise expressly stated herein, we have undertaken no independent investigation or verification of such matters.

         Based upon the foregoing, it is our opinion as of this date that:

         1. HFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota.

         2. Each of the Active Guarantors is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

         3. Each of HFC, HF Rehab and FCA has the corporate power and authority (a) to own its properties and conduct its business as presently conducted and (b) to execute and deliver, and to perform its obligations under, the Transaction Documents to which it is a party.

         4. Each of the Transaction Documents to which it is a party has been duly executed and delivered on behalf of each of HFC and the Active Guarantors, and constitutes the legal, valid and binding obligation of HFC and such Active Guarantors, enforceable against HFC and such Active Guarantors in accordance with its terms.

         5. The execution and delivery by HFC, HF Rehab and FCA of the Transaction Documents to which each is a party, and the performance by HFC, HF Rehab and FCA of their respective obligations thereunder: (a) have been duly authorized by all necessary corporate action of HFC, HF Rehab and FCA, as the case may be; (b) do not conflict with or result in the violation of HFC's, HF Rehab's or FCA's Articles of Incorporation or Bylaws, as the case may be; (c) do not result in a breach or other violation by HFC, HF Rehab or FCA, as the case may be, of any law or regulation applicable to HFC, HF Rehab or FCA, as the case may be; (d) to our knowledge, do not conflict with or result in the material violation of any material agreement to which HFC, HF Rehab or FCA is a party, as the case may be; and (e) to our knowledge, do not result in the creation or imposition of any Lien upon any assets of HFC, HF Rehab or FCA other than any Liens granted pursuant to the Transaction Documents.

         6. The execution and delivery by HFC Canada of the Transaction Documents to which it is a party, and the performance by HFC Canada of its obligations thereunder: (a) do not conflict with or result in the violation of HFC Canada's Articles of Incorporation or Bylaws; (b) to our knowledge, do not conflict with or result in the material violation of any material agreement to which HFC Canada is a party; and (c) to our knowledge, do not result in the creation or imposition of any Lien upon any assets of HFC Canada, other than any Liens granted pursuant to the Transaction Documents.

         7. To our knowledge, except as set forth in the Purchase Agreement, there is no pending or overtly threatened action, suit or proceeding against HFC or any Active Guarantor, which, if adversely determined, would have a Material Adverse Effect on HFC or any Active Guarantor.

         8. No order, consent, approval, license, authorization or registration with, or exemption by, any governmental body or governmental authority is necessary for any Loan Party to authorize, execute and deliver the Transaction Documents to which such Loan Party is a party or to perform all of the obligations of such Loan Party thereunder to be performed by such Loan

Party at the Bridge Note Closing, including, in the case of HFC, the obligation to issue the Bridge Note, except for the filing of appropriate financing statements in the appropriate filing offices.

         9. In addition to and not in limitation of the opinions set forth in paragraph 5 above, the execution and delivery by HFC of the Transaction Documents to which it is a party, and the performance by HFC of its obligations thereunder, including, without limitation, the issuance of the Securities to Bayview, (a) have been duly approved by a committee of the board of directors of HFC in accordance with Section 302A.673 of the Minnesota Statutes (the "Business Combination Act"), and (b) such committee has been formed in accordance with the Business Combination Act and each member of such committee is, to our knowledge, "disinterested", as defined in the Business Combination Act.

         The foregoing opinions are subject to the following qualifications:

         a. The opinions expressed above are qualified to the extent that the legality, validity or enforceability of any provisions of the Transaction Documents or of any rights granted to Bayview pursuant to any of those agreements or instruments may be subject to and affected by applicable bankruptcy (including but not limited to the avoidance provisions thereof), insolvency, reorganization, fraudulent transfer or conveyance, equitable subordination, moratorium or similar laws affecting the rights of creditors generally.

         b. The enforceability of HFC's and the Active Guarantors' obligations under the Transaction Documents is subject to general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding in equity or at law).

         c. Certain provisions of the Transaction Documents may be unenforceable, but the inclusion of such provisions therein does not affect the validity of any such document as a whole and such documents contain provisions generally considered adequate for (i) enforcing payment of HFC's and the Active Guarantors' obligations thereunder and (ii) exercising rights and remedies customarily available to a secured lender.

         d.       We express no opinion regarding the title to any property.

         e. We express no opinion as to the enforceability of any default rate of interest or late charge provided for under the Transaction Documents to the extent held by any court to be a penalty imposed for the breach of contract.

         f. We express no opinion regarding the creation, attachment, perfection, or priority of any security interest.

         g. We have assumed with your permission that Bayview has not been and will not become (i) an "interested shareholder" (as defined in the Minnesota Business Corporation Act) of HFC other than pursuant to the Purchase Agreement and the transactions contemplated thereby or (ii) an "associate" or "affiliate" (each as defined in the Minnesota Business Corporation Act) of an interested shareholder of HFC at any time.

         h. We express no opinion as to the Company's or any other entity's or person's compliance with federal, state or foreign securities laws, or exemptions therefrom, in connection with the offer, issuance, transfer, distribution or other disposition of any securities involved in the transactions contemplated by the Purchase Agreement.

         i. We express no opinion as to the enforceability of any provisions indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts, or where indemnification or contribution is contrary to public policy or prohibited by law.

         This opinion is being delivered to you alone and is solely for your benefit and the benefit of your participants, successors and assigns and may not be relied upon by any other person or entity. This opinion is rendered as of the date first written above, and we assume no obligation to advise you at any time of facts, circumstances, events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

                                            Very truly yours,

                                            FREDRIKSON & BYRON, P.A.

                                            By:________________________________
                                               Its: Vice President